UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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TEVA PHARMACEUTICAL INDUSTRIES LIMITED

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2019
Notice of Annual Meeting of Shareholders and Proxy Statement

teva

From Our Chairman of the Board

Dear Shareholder,
Dr. Sol J. Barer

This year we achieved some important milestones in our journey to stabilize our business and build a solid future for Teva. In December 2017, we began a two-year restructuring plan to significantly reduce our cost base, unify and simplify the organization, and improve business performance, profitability, cash flow generation and productivity. The plan was chiefly designed to address the expected decline in our revenues and profits, while servicing our debt, and includes reducing our headcount, closing, consolidating or divesting manufacturing and other facilities, and optimizing our product portfolio and pipeline. As a result, we have reduced our net debt during 2018 by 14% to $27.1 billion and are on track to reduce our cost base by $3 billion by the end of 2019.

During 2018, we successfully launched our novel biologic migraine drug AJOVY® in the U.S. Biologics are an increasingly important part of our strategy. We are seeing increased sales of AUSTEDO® for Huntington’s disease and other movement disorders, have maintained the market share of our leading MS therapy COPAXONE® in the face of increased competition, and have stabilized our U.S. generics business after a long period of significant deterioration, while launching a long list of generics.

In summarizing the year, we achieved our financial targets in 2018 and we are on track to achieve our restructuring goals. The business challenges we faced in 2018 will continue into 2019, and our forecast for 2019 reflects contraction in our top and bottom lines. We will continue executing the second year of our restructuring plan.

Our commitment to good corporate governance, from the Board of Directors and its committees through all levels of the organization, together with our strong culture of compliance, help ensure that we execute our strategy and do business the right way.

Our President and CEO, Kåre Schultz, together with his entire management team, have been doing an excellent job leading Teva and positioning it for the turnaround that we need. The initiatives introduced under Kåre are allowing Teva to become a more stable, less leveraged, leading pharmaceutical company.

I am personally very cognizant of the many dedicated employees who work tirelessly for Teva’s success around the world and I believe they are one of our greatest assets. We thank them all for their contribution to Teva.

As always, at the heart of everything we do, we are keenly focused on the needs of patients around the world, providing them with quality medicines to improve their lives. We do this by continuing to develop new and innovative medicines and expanding access in markets to our high quality generic medicines.

Teva strongly believes in the importance of being a good corporate citizen. We focus our social responsibility efforts on contributing to healthy communities and leading a responsible business. We listen to our stakeholders and understand the important issues facing our society, from the increase in drug prices to the serious impact of the opioid epidemic. We share these concerns and are eager to identify collaborative solutions that will benefit and improve the lives of people everywhere. Particularly with regard to the opioid epidemic, our Board has been regularly and actively overseeing Teva’s efforts to address this important issue and, in response to feedback from our shareholders, we will release an independent directors’ report outlining these efforts by the end of the year.

This year we engaged in a productive shareholder outreach effort to deepen our relationship with our shareholders, to hear what they think about our corporate governance and executive compensation programs and to solicit important shareholder feedback. These meetings were very productive and are impacting how we think about issues that matter to our investors, many of which are leading to immediate action at this year’s meeting of shareholders. We hope to continue to build upon these relationships in years to come to better understand our shareholders’ concerns.

On behalf of the Board of Directors and the management team, we thank you, our shareholders, for your faith and belief in Teva. We would not be able to execute on our important mission without your continuing support.

Sincerely, Dr. Sol J. Barer Chairman of the Board of Directors April 16, 2019

                                Notice of 2019 Annual Meeting of Shareholders

DATE AND TIME:	Tuesday, June 11, 2019, at 9:00 a.m., local time

PLACE:	Teva’s executive offices at 5 Basel Street Petach Tikva, 4951033 Israel

ITEMS OF BUSINESS:

Proposal 1: To appoint the following persons: Amir Elstein, Roberto A. Mignone and Dr. Perry D. Nisen to serve on the Board of Directors until our 2022 annual meeting of shareholders.

Proposal 2: To approve, on a non-binding advisory basis, the compensation for Teva’s named executive officers.

Proposal 3: To approve an amended Compensation Policy with respect to the terms of office and employment of Teva’s Executive Officers and Directors, substantially in the form attached as Appendix A to this Proxy Statement.

Proposal 4: Director Compensation:

(a)   To approve the compensation to be provided to Teva’s non-employee directors; and

(b)   To approve the compensation to be provided to Teva’s non-executive Chairman of the Board.

Proposal 5: To appoint Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., as Teva’s independent registered public accounting firm until Teva’s 2020 annual meeting of shareholders.

In addition, shareholders will consider Teva’s annual consolidated financial statements for the year ended December 31, 2018.

The Board of Directors recommends that you vote FOR all proposals.

Teva urges all of its shareholders to review its annual report (“Annual Report”) on Form 10-K for the year ended December 31, 2018.

RECORD DATE:	Only holders of ordinary shares (or American Depositary Shares representing such ordinary shares) of record at the close of business on May 2, 2019 will be entitled to vote at the Annual Meeting. Two holders of ordinary shares who are present at the Annual Meeting, in person or by proxy or represented by their authorized persons, and who hold in the aggregate twenty-five percent or more of such ordinary shares, shall constitute a legal quorum. Should no legal quorum be present one-half hour after the scheduled time, the Annual Meeting shall be adjourned to one week from that day, at the same time and place.

By Order of the Board of Directors,

Dov Bergwerk

Senior Vice President,

Company Secretary

April 16, 2019

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 11, 2019

The accompanying Proxy Statement and our Annual Report are available at www.tevapharm.com/2019proxymaterials. We expect the proxy materials to be mailed and/or made available on or before April 18, 2019.

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Questions and Answers About the Annual Meeting

The Meeting

When and where will the Annual Meeting be held?

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Teva Pharmaceutical Industries Limited (“we,” “us,” “our” or “Teva”) will be held at Teva’s executive offices at 5 Basel Street, Petach Tikva, 4951033 Israel, on Tuesday, June 11, 2019, at 9:00 a.m., local time.

Who may attend the Annual Meeting?

Attendance at the Annual Meeting, including any adjournments or postponements thereof, will be limited to holders of record as of the close of business on May 2, 2019 (the “Record Date”) who hold ordinary shares or American Depositary Shares (“ADSs”), directly in their own name, and beneficial owners who hold ordinary shares or ADSs through a broker, bank or other nominee rather than directly in their own name, and each of their legal proxy holders or their authorized persons. To gain admission to the Annual Meeting, one must have a form of government-issued photograph identification and proof of ownership as of the Record Date. Legal proxy holders and authorized persons will also need to submit a document of appointment, in accordance with Teva’s Articles of Association.

What is a quorum for the Annual Meeting?

A minimum of two holders of ordinary shares (or ADSs representing such ordinary shares) who are present at the Annual Meeting, in person or by proxy or represented by their authorized persons, and who hold in the aggregate twenty-five percent or more of such ordinary shares (or ADSs representing such ordinary shares), will constitute a legal quorum. At the close of business on March 31, 2019, 1,091,598,003 ordinary shares were outstanding and entitled to vote. Ordinary shares held in treasury will not be included in the calculation to determine if a quorum is present. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. Should no legal quorum be present one half hour after the scheduled time, the Annual Meeting will be adjourned to one week from that day, at the same time and place. Should such legal quorum not be present one half hour after the time set for the Annual Meeting, as adjourned, any two holders of ordinary shares present, in person or by proxy, who jointly hold twenty percent or more of such ordinary shares (or ADSs representing ordinary shares) will then constitute a legal quorum.

Who may vote at the Annual Meeting?

Ordinary Shares

Holders of record of ordinary shares as of the Record Date may vote at the Annual Meeting.

Beneficial owners who hold ordinary shares through a broker, bank or other nominee rather than directly in their own name have the right to direct their broker, bank or other nominee how to vote using the instructions provided by the broker, bank or nominee, but may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy giving them the right to vote their shares at the Annual Meeting from the broker, bank or other nominee holding their shares in street name.

ADSs

As an ADS holder, you will not be entitled to vote in person at the Annual Meeting. To the extent you provide the Depositary (as defined below) or your broker, bank or other nominee, as applicable, with voting instructions, the Depositary has advised us that it will vote the ordinary shares underlying your ADSs in accordance with your instructions.

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Questions and Answers About the Annual Meeting

You also may exercise the right to vote the ordinary shares underlying your ADSs by surrendering your ADSs to Citibank, N.A., as depositary for the ADSs (the “Depositary”) for cancellation and withdrawal of the corresponding ordinary shares pursuant to the terms described in the Second Amended and Restated Deposit Agreement (the “Deposit Agreement”), dated as of December 4, 2018, by and among the Company, the Depositary, and the holders and beneficial owners of ADSs. In order to be able to attend, and vote at the Meeting, you must complete the ADS cancellation process and become a holder of the corresponding ordinary shares by the Record Date. However, it is possible that you may not have sufficient time to withdraw your ordinary shares and vote them at the upcoming Annual Meeting as a holder of record of ordinary shares as of the Record Date. Holders of ADSs may incur additional costs associated with the ADS cancellation process.

Voting

How can I vote my ordinary shares or ADSs?

Your vote is very important and we encourage you to vote your shares and submit your proxy regardless of whether or not you plan to attend the Annual Meeting in person. Each issued and outstanding ordinary share (or ADS representing an ordinary share) shall entitle its holder to one vote on each matter properly submitted at the Annual Meeting. Ordinary shares held in treasury by Teva do not entitle Teva to vote in respect thereof at the Annual Meeting.

Ordinary Shares

Record holders of ordinary shares: If you are the record holder of ordinary shares as of the Record Date, you have the right to (i) vote in person at the Annual Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy to an authorized person, or (iv) if you are a Non-Registered Holder (as defined below), vote by submitting your proxy card and proof of ownership by mail or by submitting your voting instructions through the electronic voting system of the Israeli Securities Authority.

If you choose to submit your proxy card by mail, mark the enclosed proxy card in accordance with the instructions, date, sign and return it to Teva. To be taken into account, your proxy card must be received by Teva by 9:00 a.m., Israel time, on June 7, 2019, unless determined otherwise by the chairman of the Annual Meeting.

If you appoint another person to act as your authorized proxy, such proxy must be written and made known to Teva by 9:00 a.m., Israel time, on June 7, 2019, unless determined otherwise by the chairman of the Annual Meeting.

Non-registered holders of ordinary shares: If you held ordinary shares as of the Record Date pursuant to Section 177(1) of the Israeli Companies Law, 5759-1999, as amended (the “Israeli Companies Law”), whose shares are held through a nominee company (a “Non-Registered Holder”), you may submit your vote (i) by submitting your proxy card by mail, together with a proof of share ownership as of the Record Date, by 9:00 a.m., Israel time, on June 7, 2019, unless determined otherwise by the chairman of the Annual Meeting; or (ii) through the electronic voting system of the Israeli Securities Authority. In order to vote through such electronic voting system, you will need to identify yourself with a personal access code obtained from a member of the Tel Aviv Stock Exchange (“TASE”), which is usually the bank where you held your ordinary shares as of the Record Date. To be taken into account, your vote must be submitted at least six hours prior to the Annual Meeting (i.e., before 3:00 a.m., Israel time, on June 11, 2019). You can access the voting system at https//:votes.isa.gov.il, or through the hyperlink included in Teva’s filing with respect to this Annual Meeting as publicized on MAGNA, the Israeli Securities Authority’s electronic filing system, at www.magna.isa.gov.il, or on the TASE’s website, at www.maya.tase.co.il. A Non-Registered Holder may contact the TASE member holding the shares for instructions on how to vote the ordinary shares and should carefully follow the voting procedures provided.

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Questions and Answers About the Annual Meeting

ADSs

The Deposit Agreement sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each ADS represents the right to receive one ordinary share deposited with Citibank Tel Aviv, as custodian for the Depositary under the Deposit Agreement or any successor custodian.

Record holders of ADSs: If you are a record holder of ADSs as of the Record Date, you will receive instructions from the Depositary for the ordinary shares underlying your ADSs to be voted. If you held ADSs directly as of the Record Date, you have the right to instruct the Depositary how to vote. So long as the Depositary receives your voting instructions by 10:00 a.m., Eastern time, on June 7, 2019, it will, to the extent practicable and subject to Israeli law and the terms of the Deposit Agreement, vote the underlying ordinary shares as you instruct.

Beneficial owners of ADSs that are registered in the name of a broker, bank or other agent: If you beneficially own ADSs as of the Record Date through a broker, bank or other nominee, such intermediary will provide you instructions on how you may vote the ordinary shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

How will my ordinary shares or ADSs be voted if I do not vote?

Ordinary Shares

If you hold ordinary shares and do not (i) vote in person at the Annual Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy to an authorized person or (iv) as a Non-Registered Holder, vote by submitting your proxy card and proof of ownership by mail or through the electronic voting system of the Israeli Securities Authority, your ordinary shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

ADSs

If you are a record holder of ADSs and do not instruct the Depositary how to vote the ordinary shares underlying your ADSs, the ordinary shares underlying your ADSs will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

If you are a beneficial owner whose ADSs are held of record by a broker, your broker has “discretionary voting” authority under the New York Stock Exchange (“NYSE”) rules to vote the shares represented by your ADSs on “routine” matters, such as the ratification of appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the following “non-routine” matters: the election of directors, the advisory vote on the compensation of our named executive officers, the approval of the amended Compensation Policy or the approval of director compensation, in which case a broker non-vote will occur and the shares represented by your ADSs will not be voted on these matters.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

The affirmative vote of the holders of a majority of Teva ordinary shares participating and voting at the Annual Meeting, in person or by proxy or through their representatives, is required to adopt each of the proposals. Cumulative voting is not permitted.

Pursuant to the Israeli Companies Law, Proposal 3 further requires that either (i) such majority includes at least a majority of the holders of ordinary shares who are not controlling shareholders and who do not have a personal benefit or other interest in the matter who are present and voting (abstentions are disregarded) or (ii) the holders of ordinary shares who are not controlling shareholders and who do not have a personal

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Questions and Answers About the Annual Meeting

benefit or other interest in the matter who were present and voted against the approval of such proposals hold, in the aggregate, two percent or less of the voting power in Teva (the “Disinterested Majority”). Accordingly, each shareholder voting on Proposal 3 is required to inform Teva prior to voting whether or not the shareholder is a controlling shareholder of Teva and whether or not the shareholder has a personal benefit or other interest in the proposal. Otherwise, pursuant to the Israeli Companies Law, the shareholder’s vote on such proposal cannot be counted in determining whether the above Disinterested Majority approval requirements are satisfied.

Pursuant to the Israeli Companies Law, such personal benefit or other interest with respect to Proposal 3 is a personal benefit, gain or other interest derived by a shareholder (or a relative or related entity described below) from approving Teva’s amended Compensation Policy with respect to the compensation of Teva’s directors and executive officers. Any benefit or interest arising solely from holding Teva shares is not considered such a personal benefit or other interest under the Israeli Companies Law. Such personal benefit or other interest includes any personal benefit or other interest of (i) a shareholder’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any of such persons, (ii) any entity in which a shareholder or one of its aforementioned relatives serves as a director or chief executive officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the chief executive officer and (iii) anyone that has a personal benefit or other interest voting by proxy on behalf of another person (whether or not such other person has a personal benefit or other interest) or anyone that has a personal benefit or other interest voting by granting a proxy to another person (whether or not such other person has a personal benefit or other interest), in each case with respect to Proposal 3.

Under the Israeli Companies Law, a “controlling shareholder” is a shareholder who has the ability to direct the activities of a company (other than if such ability originates solely from holding a position in such company). A shareholder holding 50% or more of the voting rights of a company is presumed to be a controlling shareholder. Teva is not currently aware of any “controlling shareholder,” as defined under the Israeli Companies Law. In addition, it believes that the vast majority of its shareholders should not have a personal benefit or other interest in Proposal 3.

Under the terms of the Deposit Agreement, the Depositary shall endeavor (insofar as is practicable and in accordance with our Articles of Association) to vote or cause to be voted the number of ordinary shares represented by ADSs in accordance with the instructions provided by the holders of ADSs to the Depositary by the deadline set. If instructions are not received by the Depositary by the deadline, the ordinary shares represented by such uninstructed ADSs shall not be voted at the Annual Meeting. If instructions are signed and timely returned to the Depositary, but no specific voting instruction is marked for a proposal, the holder shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked proposal; provided that if the personal interest section is not completed, the holder’s vote for Proposal 3 will not be counted for purpose of the Disinterested Majority.

Can I change my vote?

Ordinary Shares

If you hold ordinary shares of record and submit your proxy card to vote by mail or appoint a proxy in advance of the Annual Meeting, you may change your vote by delivering a valid later-dated proxy within the time limitations set forth above, or voting in person at the Annual Meeting.

If you are a Non-Registered Holder of ordinary shares and vote through the electronic voting system of the Israeli Securities Authority, you may revoke your vote through such voting system at least six hours prior to the Annual Meeting (i.e., before 3:00 a.m., Israel time, on June 11, 2019), or by voting in person at the Annual Meeting. If you are a Non-Registered Holder of ordinary shares and submit your proxy card to vote by mail or appoint a proxy in advance of the Annual Meeting, you may change your vote by delivering a valid later-dated proxy within the time limitations set forth above, or voting in person at the Annual Meeting.

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Questions and Answers About the Annual Meeting

Attendance at the Annual Meeting will not cause your previous vote to be revoked unless you specifically so request.

ADSs

If you are the record owner of ADSs, you must follow the instructions provided by the Depositary in order to change your vote. If you hold your ADSs through a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee, in order to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the ordinary shares underlying your ADSs. Attendance at the Annual Meeting will not cause your previous vote to be revoked.

Proxy Materials

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report (collectively, the “proxy materials”) to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the U.S. Securities and Exchange Commission (the “SEC”). This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or by April 18, 2019, we expect to have mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders containing instructions on how to access the proxy materials on the Internet.

Can I access the proxy materials on the Internet?

The proxy materials are available on our website at www.tevapharm.com/2019proxymaterials. Information on our website is not part of the proxy materials and is not incorporated into the proxy statement by reference. Record owners of our ADSs may also access the proxy materials at www.investorvote.com/teva by following the instructions provided by the Depositary. Beneficial owners of our ADSs may also access the proxy materials at www.proxyvote.com by following the instructions provided by your broker, bank or other nominee. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders and ADS holders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you. The proxy materials are also available through Teva’s public filing on MAGNA (the Israeli Securities Authority’s electronic filing system) at www.magna.isa.gov.il, on the TASE’s website at www.maya.tase.co.il, or on the SEC’s website at www.sec.gov.

How do I request paper copies of the proxy materials at no charge?

You may contact Investor Relations in the United States at +1 (215) 591-8912 or in Israel at +972 (3) 926-7516, by sending an email to TevaIR@tevapharm.com, or by making a request on our website at www.tevapharm.com/InfoRequest, by May 24, 2019.

If you are a record owner of ADSs, you may request proxy materials at www.investorvote.com/teva, by calling toll-free within the U.S. at (866) 641-4276 or by sending an email to investorvote@computershare.com, by May 24, 2019 and following the instructions provided by the Depositary.

If you are a beneficial owner of ADSs, you may request proxy materials by following the instructions at www.proxyvote.com or by calling toll free within the U.S. at (800) 579-1639 or by sending an email to sendmaterial@proxyvote.com by May 24, 2019 and following the instructions provided by your broker, bank or other nominee.

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Questions and Answers About the Annual Meeting

Other Questions

Could other matters be decided at the Annual Meeting?

The only items of business that our Board of Directors intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no shareholder has advised us of the intent to present any other matter, and we are not aware of any other matter to be presented at the Annual Meeting. However, according and subject to the Israeli Companies Law and our Articles of Association, certain shareholders are entitled to propose items to the agenda. For more information, please see “Shareholder Proposals for the 2019 Annual Meeting and the 2020 Annual Meeting” below.

Who will pay for the cost of this proxy solicitation?

Teva will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the voting instruction card and any additional information furnished to shareholders. Teva may reimburse brokerage firms and other persons representing beneficial owners of ordinary shares or ADSs for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. We retained MacKenzie Partners, Inc. to assist with the solicitation of proxies for a fee in the amount of $20,000, plus reimbursable expenses. In addition to solicitation by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile or personal contact.

Who can I contact if I require further assistance?

If you need assistance in submitting your proxy or have questions regarding the Annual Meeting, please contact our Investor Relations department by email at TevaIR@tevapharm.com or by mail at Teva Pharmaceutical Industries Ltd., 5 Basel Street, Petach Tikva, 4951033 Israel, attention: Investor Relations or by telephone at +1 (215) 591-8912. You may also contact our proxy solicitor, MacKenzie Partners, Inc., by email at proxy@mackenziepartners.com or by calling toll free within the U.S. at +1 (800) 322-2885 or outside the U.S. at + 1 (212) 929-5500.

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Proposal 1: Election of Directors

In recent years, we strengthened our Board of Directors with the addition of new highly qualified and talented directors, including several directors with global pharmaceutical experience and other qualifications, adding expertise as well as diversity to our Board of Directors. Through these efforts, we have reduced the average tenure of our directors from 5.1 years of service prior to the 2017 annual meeting of shareholders to 3.5 years. We have reduced the average age of our directors from 67 prior to the 2017 annual meeting of shareholders to 62. Dr. Barer, our Chairman of the Board, is an independent director under NYSE regulations. Kåre Schultz, our President and Chief Executive Officer (the “President and CEO”) serves on the Board, which facilitates collaboration between the Board of Directors and management. Corporate governance remains a high priority and we continue to evaluate the size and composition of the Board to ensure that it maintains dynamic, exceptionally qualified leadership.

Following the recommendation of our Corporate Governance and Nominating Committee, the Board of Directors recommends that shareholders approve the appointment of Amir Elstein, Roberto A. Mignone and Dr. Perry D. Nisen as directors to serve until our 2022 annual meeting of shareholders. All nominees are currently members of the Board of Directors and all nominees qualify as independent directors under NYSE regulations.

In accordance with the Israeli Companies law, all nominees for election as directors at the Annual Meeting have declared in writing that they possess the requisite skills and expertise, as well as sufficient time, to perform their duties as directors.

The Board of Directors recommends that shareholders vote FOR the appointment of Amir Elstein, Roberto A. Mignone and Dr. Perry D. Nisen as directors, each to serve until Teva’s 2022 annual meeting of shareholders.

Directors

The following table sets forth information regarding the directors and director nominees of Teva as of April 16, 2019:

Name	Age	Director Since	Term Ends
Dr. Sol J. Barer—Chairman	71	2015	2020
Kåre Schultz	57	2017	(1)
Rosemary A. Crane	59	2015	2021
Amir Elstein	63	2009	2019
Murray A. Goldberg	74	2017	2020
Jean-Michel Halfon	67	2014	2020
Gerald M. Lieberman	72	2015	2021
Roberto A. Mignone	47	2017	2019
Dr. Perry D. Nisen	63	2017	2019
Nechemia (Chemi) J. Peres	60	2017	2020
Prof. Ronit Satchi-Fainaro	47	2018	2021
(1)	Mr. Schultz’s term ends contemporaneously with his term as President and CEO.

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Proposal 1: Election of Directors

Persons Being Considered for Election at this Annual Meeting

Amir Elstein Independent Director Committees: – Corporate Governance and Nominating (Chair) – Audit – Finance and Investment

Mr. Elstein rejoined the Board of Directors in 2009. From January 2014 to July 2014, he served as Vice Chairman of the Board of Directors of Teva. Mr. Elstein serves as Chairman of the Board of Tower Semiconductor Ltd. and Chairman of the Israel Democracy Institute. Mr. Elstein also serves as Chairman and/or as a member of the board of directors of several academic, scientific, educational, social and cultural institutions. Mr. Elstein served as the Chairman of the Board of Governors of the Jerusalem College of Engineering from 2009 to 2018 and as Chairman of the Board of Directors of Israel Corporation from 2010 to 2013. From 2004 to 2008, Mr. Elstein was a member of Teva’s senior management, where his most recent position was Executive Vice President, Global Pharmaceutical Resources. From 1995 to 2004, Mr. Elstein served on Teva’s Board of Directors. Prior to joining Teva as an executive in 2004, Mr. Elstein held a number of executive positions at Intel Corporation, most recently as General Manager of Intel Electronics Ltd., an Israeli subsidiary of Intel Corporation. Mr. Elstein received a B.Sc. in physics and mathematics from the Hebrew University in Jerusalem, an M.Sc. in solid state physics from the Hebrew University and a diploma in senior business management from the Hebrew University.

Qualifications:

Mr. Elstein’s leadership positions in various international corporations, including his experience as a chairman of international public companies and his service as an executive officer at Teva and other companies, provides global business management and pharmaceutical expertise.

Roberto A. Mignone Independent Director Committees: – Finance and Investment (Chair) – Audit – Science and Technology

Mr. Mignone joined the Board of Directors in July 2017. Mr. Mignone is the Founder and Managing Partner of Bridger Management LLC, a multi-billion dollar investment management firm specializing in long-term equity strategies, since 2000. Since inception, Bridger Management has focused on the healthcare sector and has developed considerable research expertise in support of its investments. In addition to healthcare, Bridger Management invests in global consumer, technology and financial services companies. Prior to Bridger Management, Mr. Mignone co-founded and served as a partner of Blue Ridge Capital LLC from 1996 to 2000, an investment management firm with specialties in health care, technology, media, telecommunications, and financial services. Mr. Mignone serves as a trustee and member of the Finance Committee and Nominating Committee of the New York University Langone Medical Center. He received a Bachelor of Arts degree in classics from Harvard College and an M.B.A. from Harvard University Graduate School of Business Administration.

Qualifications:

With his long career as a global investment professional with a specialty in healthcare, Mr. Mignone provides the Board with finance and management expertise with respect to large, complex pharmaceutical organizations.

8     Teva Pharmaceutical Industries Ltd.  2019 Proxy Statement

Proposal 1: Election of Directors

Dr. Perry D. Nisen Independent Director Committees: – Science and Technology (Chair) – Compliance

Dr. Nisen joined the Board of Directors in July 2017. In 2018 he joined Soffinova Investments as an Executive Partner, Private Equity. From 2014 to 2017, Dr. Nisen served as Chief Executive Officer and the Donald Bren Chief Executive Chair of Sanford Burnham Prebys Medical Discovery Institute. From 2004 to 2014, Dr. Nisen held various roles at GlaxoSmithKline, most recently as Senior Vice President, Science and Innovation. Prior to that, Dr. Nisen served as Divisional Vice President, Global Oncology Development and as Divisional Vice President, Cancer Research at Abbott Laboratories from 1997 to 2004. Previously, he was the Lowe Foundation Professor of Neuro-Oncology at the University of Texas Southwestern Medical Center. Dr. Nisen has served as a director of Mirna Therapeutics since 2016. He received a B.S. from Stanford University, a Master’s degree in molecular biology, and an M.D. and PhD from Albert Einstein College of Medicine.

Qualifications:

Dr. Nisen’s research and development experience, management positions in leading pharmaceutical companies and service on boards provides a unique perspective on Teva’s business and R&D activities.

As required by Israeli law, all of the foregoing director candidates have declared in writing that they possess the requisite skills and expertise, as well as sufficient time, to perform their duties as a director.

Continuing Directors

Dr. Sol J. Barer Chairman of the Board Independent Director

Dr. Barer became Chairman of the Board of Directors on February 6, 2017, after joining Teva’s Board of Directors in January 2015. Dr. Barer is Managing Partner at SJ Barer Consulting. He also serves as an advisor to the Israel Biotech Fund. From 1987 to 2011, he served in top leadership roles at Celgene Corporation, including as Executive Chairman from 2010 to 2011, Chairman and CEO from 2007 to 2010, CEO from 2006 to 2010, President and Chief Operating Officer from 1994 to 2006 and President from 1993 to 1994. Prior to that, he was a founder of the biotechnology group at the chemical company Celanese Corporation, which was later spun off as Celgene. Dr. Barer serves on the board of directors of Aevi Genomics (formerly Medgenics) as chairman and on the board of directors of Contrafect as lead director. He served as Chairman of the Board of Edge Therapeutics from 2013 to March 2019, on the board of Aegerion Pharmaceuticals from 2011 to 2016, on the board of Amicus Therapeutics from 2009 to February 2017 and as Chairman of the Board of InspireMD from 2011 to June 2017. Dr. Barer is Founding Chair of the Center for Innovation and Discovery at the Hackensack Meridian Medical School. Dr. Barer received his Ph.D. in organic and physical chemistry from Rutgers University and his B.S. in chemistry from Brooklyn College of the City University of New York.

Qualifications:

With his long career as a senior pharmaceutical executive and leadership roles in various biopharmaceutical companies, Dr. Barer provides broad and experienced knowledge of the global pharmaceutical business and industry as well as extensive scientific expertise.

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Proposal 1: Election of Directors

Kåre Schultz Director and President and Chief Executive Officer

Mr. Schultz became Teva’s President and CEO and a member of the Board of Directors on November 1, 2017. From May 2015 to October 2017, Mr. Schultz served as President and Chief Executive Officer of H. Lundbeck A/S. Prior to that, Mr. Schultz worked for nearly three decades at Novo Nordisk, where he served in a number of leadership roles, including Chief Operating Officer, Vice President in Product Supply and Director of Product Planning and Customer Services in the Diabetes Care Division. Mr. Schultz has held positions at McKinsey and Anderson Consulting. Mr. Schultz has served as a member of the Board of Directors of LEGO A/S since 2007. From 2010 to 2017, he served as Chairman of the Board of Directors of Royal Unibrew A/S and during 2017 he served on the Board of Directors of Bitten og Mads Clausens Fond, the holding vehicle for Danfoss A/S. Mr. Schultz received a master’s degree in economics from the University of Copenhagen.

Qualifications:

Mr. Schultz’s leadership positions in various healthcare corporations, including his experience as a chairman and a director of several international corporations and his service as the President and Chief Executive Officer at Teva, provides unique global perspective on the healthcare and pharmaceutical industries.

Rosemary A. Crane Independent Director Committees: – Human Resources and Compensation (Chair) – Science and Technology

Ms. Crane joined the Board of Directors in September 2015. Ms. Crane served as President and Chief Executive Officer of MELA Sciences, Inc. from 2013 to 2014. Ms. Crane was Head of Commercialization and a partner at Appletree Partners from 2011 to 2013. From 2008 to 2011, she served as President and Chief Executive Officer of Epocrates Inc. Ms. Crane served in various senior executive positions at Johnson & Johnson from 2002 to 2008, including as Group Chairman, OTC & Nutritional Group from 2006 to 2008, as Group Chairman, Consumer, Specialty Pharmaceuticals and Nutritionals from 2004 to 2006, and as Executive Vice President of Global Marketing for the Pharmaceutical Group from 2002 to 2004. Prior to that, she held various positions at Bristol-Myers Squibb from 1982 to 2002, including as President of U.S. Primary Care from 2000 to 2002 and as President of Global Marketing and Consumer Products from 1998 to 2000. Ms. Crane serves on the board of directors of Catalent Pharma Solutions, Inc. since 2018. Ms. Crane has served as Vice Chairman of the Board of Zealand Pharma A/S since 2015 and from 2017 to March 2019 she served on the board of directors of Edge Therapeutics. Ms. Crane received an M.B.A. from Kent State University and a B.A. in communications and English from the State University of New York.

Qualifications:

With over 30 years of experience in commercialization and business operations, primarily in the pharmaceutical and healthcare industries, and more than 25 years of therapeutic and consumer drug launch expertise, Ms. Crane provides broad and experienced knowledge of the global pharmaceutical business and industry.

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Proposal 1: Election of Directors

Murray A. Goldberg Independent Director Committees: – Audit – Finance and Investment – Compliance

Mr. Goldberg joined the Board of Directors in July 2017. Mr. Goldberg served in various leadership roles at Regeneron Pharmaceuticals from 1995 to 2015, including as Senior Vice President of Administration and Assistant Secretary from 2013 to 2015, as Chief Financial Officer and Senior Vice President, Finance and Administration and Assistant Secretary from 1995 to 2013 and as Treasurer from 1995 to 2012. From 1991 to 1995, Mr. Goldberg served as Chief Financial Officer and Vice President of Finance and Treasurer of PharmaGenics Inc. and as a director of PharmaGenics. From 1987 to 1990, he was a Managing Director at the Chase Manhattan Bank, and from 1973 to 1987, he held various managerial positions in finance and corporate development at American Cyanamid Company. Mr. Goldberg has served as a director of Aerie Pharmaceuticals since 2013 and serves as the chairman of its audit committee. Mr. Goldberg received a Bachelor’s degree in engineering from New York University, a Master’s degree in international economics from the London School of Economics and an M.B.A. from the University of Chicago.

Qualifications:

Mr. Goldberg’s many years of experience in leading pharmaceutical companies, together with his knowledge of financial matters, particularly in the pharmaceutical industry, provides the Board with broad expertise in the global pharmaceutical business.

Jean-Michel Halfon Independent Director Committees: – Compliance (Chair) – Corporate Governance and Nominating

Mr. Halfon joined the Board of Directors in 2014. He currently serves as an independent consultant, providing consulting services to pharmaceutical, distribution, healthcare IT and R&D companies. From 2008 to 2010, Mr. Halfon served as President and General Manager of Emerging Markets at Pfizer Inc., after serving in various senior management positions since 1989. From 1987 to 1989, Mr. Halfon served as Director of Marketing in France for Merck & Co., Inc. Mr. Halfon received a B.S. from Ecole Centrale des Arts et Manufactures and an M.B.A. from Institut Supérieur des Affaires.

Qualifications:

Mr. Halfon’s years of experience in senior management at leading pharmaceutical companies, particularly his experience with emerging markets, provides expertise in international pharmaceutical operations and marketing.

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Proposal 1: Election of Directors

Gerald M. Lieberman Independent Director Committees: – Audit (Chair) – Human Resources and Compensation – Finance and Investment

Mr. Lieberman joined the Board of Directors in September 2015. Mr. Lieberman is currently a special advisor at Reverence Capital Partners, a private investment firm focused on the middle-market financial services industry. From 2000 to 2009, Mr. Lieberman was an executive at AllianceBernstein L.P., where he served as President and Chief Operating Officer from 2004 to 2009, as Chief Operating Officer from 2003 to 2004 and as Executive Vice President, Finance and Operations from 2000 to 2003. From 1998 to 2000, he served as Senior Vice President, Finance and Administration at Sanford C. Bernstein & Co., Inc., until it was acquired by Alliance Capital in 2000, forming AllianceBernstein L.P. Prior to that, he served in various executive positions at Fidelity Investments and at Citicorp. Prior to joining Citicorp he was a certified public accountant with Arthur Andersen. Mr. Lieberman serves as Chairman of the board of directors of Entera Bio Ltd. He previously served on the board of directors of Forest Laboratories, LLC from 2011 to 2014, Computershare Ltd. from 2010 to 2012 and AllianceBernstein L.P. from 2004 to 2009. Mr. Lieberman received a B.S. Beta Gamma Sigma with honors in business from the University of Connecticut.

Qualifications:

With his many years of experience as an executive in leading financial services companies, including his knowledge and experience in human capital development, succession planning and compensation, Mr. Lieberman provides finance, risk management, operating expertise and human capital expertise for large, complex organizations.

Nechemia (Chemi) J. Peres Independent Director Committees: – Corporate Governance and Nominating – Human Resources and Compensation

Mr. Peres joined the Board of Directors in July 2017. Mr. Peres serves as the managing general partner and co-founder of Pitango Venture Capital, Israel’s largest venture capital group that invests across technology sectors from IT to healthcare, with over 220 portfolio companies, since its inception in 1996. Mr. Peres serves on the board of directors of numerous Pitango portfolio companies. Mr. Peres is also the founder of Mofet Israel Technology Fund, one of Israel’s first venture capital funds, since its inception in 1992. Mr. Peres is chairman of the Peres Center for Peace and Innovation. He co-founded and chaired the Israel Venture Association (IATI—Israel Advanced Technology Industries) and he chaired the Israel America Chamber of Commerce from 2008 to 2011. He received a Bachelor of Science in industrial engineering and management and an M.B.A. from Tel Aviv University.

Qualifications: With his pioneering financial and entrepreneurial background, Mr. Peres provides the Board with a forward-thinking view on financial and strategic matters.

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Proposal 1: Election of Directors

Prof. Ronit Satchi-Fainaro Independent Director Committees: – Science and Technology – Compliance

Prof. Satchi-Fainaro joined the Board of Directors in June 2018. Prof. Satchi-Fainaro is a professor at Tel Aviv University since 2015, where she is Head of the Cancer Research and Nanomedicine Laboratory since 2006, Chair of the Department of Physiology and Pharmacology at the Sackler Faculty of Medicine since 2014, Chair of The Kurt and Herman Lion Cathedra in Nanosciences and Nanotechnologies since 2017 and a member of the Preclinical Dean’s Committee since 2015. She served as President of The Israel Controlled Release Society from 2010 to 2014. In 2003, she was appointed Instructor in Surgery at Children’s Hospital in Boston and Harvard Medical School, where, since 2005, she has been a Visiting Professor. Prof. Satchi-Fainaro also serves as a consultant to several biotech and pharmaceutical companies, and is a member of the scientific advisory board of the Blavatnik Center for Drug Discovery, The Israel Cancer Association and Vall d’Hebron University Hospital Foundation—Research Institute. She is also a member of several editorial boards of scientific journals. Prof. Satchi-Fainaro received her B.Pharm. from the Hebrew University in Jerusalem in 1995 and her Ph.D. in Polymer Chemistry and Cancer Nanomedicine from the University of London in 1999. She spent two years as postdoctoral research fellow on biochemistry and protein delivery at Tel Aviv University and two years as postdoctoral research fellow at Harvard University and Children’s Hospital in Boston on vascular and cancer biology.

Qualifications: With extensive experience in clinical medicine and research, Prof. Satchi-Fainaro provides in-depth knowledge of medicine and a scientific perspective.

Family Relationships

There are no family relationships among any of our executive officers or directors.

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Corporate Governance and Director Compensation

Board and Corporate Governance Highlights

Our Board of Directors continually evaluates Teva’s corporate governance policies and practices, focusing on ensuring effective oversight of Teva’s business and management. We have established a strong and effective framework to monitor the risks of our business.

Board and Corporate Governance

∎	Board refreshment and succession planning (9 directors with less than 4 years on the Board)

∎	Highly independent Board

∎	Rigorous annual Board evaluation process

Board Oversight of Risk

∎	Full Board and individual Committees focus on understanding and assessing Company risks

∎	Board reviews risk management policies of our operations and business strategy and Board committees review risk in their areas of expertise

∎	The Audit Committee assists the Board with the oversight of our financial reporting, independent auditors, internal controls and internal audit function

∎

The Compliance Committee oversees our policies and practices for legal, regulatory and internal compliance (other than regarding financial reporting) and reviews policies and practices that may seriously impact our reputation

∎

The Finance and Investment Committee reviews our financial risk management policies, including our investment guidelines, financings and foreign exchange and currency hedging, as well as financial risk of certain transactions

∎	The Human Resources and Compensation Committee (the “Compensation Committee”) oversees compensation, retention, succession and other human resources-related issues and risks

∎	The Science and Technology Committee oversees risks relating to our intellectual property and research and development activities

∎	The Corporate Governance and Nominating Committee oversees risks relating to our governance policies and initiatives

Director Alignment with Shareholder Interests

∎	Directors had excellent meeting attendance, averaging 97% in 2018

∎

Our Chairman of the Board waived 100% of the cash component of his annual Board membership fee and each of our other directors waived 50% of the cash component of his or her annual Board membership fee in respect of 2018

Shareholder Engagement

∎	Board supports and participates in shareholder engagement and has made changes to executive compensation in light of shareholder feedback

Social Impact and Responsibility

∎	Teva is committed to helping patients around the world to access affordable medicines and benefit from innovations to improve their health

∎	Our Social Impact and Responsibility efforts are focused on contributing to healthy communities and leading a responsible business

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Corporate Governance and Director Compensation

Board Practices

Under our Articles of Association, the Board of Directors must consist of three to 18 directors (including our President and CEO and two statutory independent directors, if required). Our Board of Directors currently consists of 11 persons, including our President and CEO. Subject to election of all of the directors included in Proposal 1, our Board of Directors will consist of 11 persons, including our President and CEO. The Board of Directors has determined that all of the directors that currently serve and that will serve on the Board of Directors following the Annual Meeting are independent, except for Kåre Schultz, our President and CEO.

We currently maintain a policy to have at least three directors qualify as financial and accounting experts under Israeli law. Accordingly, the Board of Directors has determined that Murray A. Goldberg, Gerald M. Lieberman and Roberto A. Mignone are financial and accounting experts under such criteria.

Our directors are generally entitled to review and retain copies of our documentation and examine our assets, as required to perform their duties as directors and to receive assistance, in special cases, from outside experts at our expense.

Board Diversity

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Corporate Governance and Director Compensation

The chart below summarizes the notable skills, qualifications and experience of each of our directors (in addition to requisite skills and expertise to perform their duties as directors) and highlights the balanced mix of skills, qualifications and experience of the Board as a whole. These are the same attributes that the Board considers as part of its ongoing director succession planning process. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board.

SKILLS/QUALIFICATIONS/ EXPERIENCE	S. Barer	K. Schultz	R. Crane	A. Elstein	M. Goldberg	J. M. Halfon	G. Lieberman	R. Mignone	P. Nisen	N. Peres	R. Satchi- Fainaro

Accounting and financial reporting experience					✓		✓	✓

CEO / executive management leadership skills	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Human resource management and executive comp. knowledge and experience			✓			✓	✓

Pharmaceutical industry	✓	✓	✓	✓	✓	✓			✓		✓

Commercial and operations management		✓	✓	✓		✓

Risk oversight and risk management		✓					✓	✓		✓

Science / medical research / innovation	✓		✓						✓		✓

Finance and investment markets					✓		✓	✓		✓

Academia/Education									✓		✓

Global perspective, international	✓	✓	✓	✓		✓			✓

ADDITIONAL QUALIFICATIONS AND INFORMATION

Audit committee financial expert / financial expert under Israeli law					✓		✓	✓

Other public boards	✓	✓	✓	✓	✓		✓

Director Terms and Education. Our directors are generally elected in three classes for terms of approximately three years. Due to the complexity of our businesses and our extensive global activities, we value the insight and familiarity with our operations that a director is able to develop over his or her service on the Board of Directors. Because we believe that extended service on our Board enhances a director’s ability to make significant contributions to Teva, we do not believe that arbitrary term limits on directors’ service are appropriate. At the same time, it is the policy of the Board that directors should not expect to be renominated automatically.

In recent years, we strengthened our Board of Directors with the addition of new highly qualified and talented directors, adding expertise as well as diversity to our Board of Directors. Through these efforts, we have reduced the average tenure of our directors from 5.1 years of service prior the 2017 annual meeting of shareholders to 3.5 years. We also reduced the average age of our directors from 67 prior to the 2017 annual meeting of shareholders to 62. Our Chairman of the Board is independent under NYSE regulations, and 10 out of 11 of our directors are independent under NYSE regulations. Our only non-independent director is our President and CEO, which facilitates collaboration between the Board of Directors and management. We continue to evaluate the size and composition of our Board of Directors to ensure it maintains dynamic, exceptionally qualified members.

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Corporate Governance and Director Compensation

We provide an orientation program and a continuing education process for our directors, which include business and industry briefings, provision of materials, sessions from leading experts and professionals, meetings with key management and visits to Teva facilities. We evaluate and improve our education and orientation programs on an ongoing basis to ensure that our directors have the knowledge and background needed for them to best perform their duties.

Board Meetings. The Board of Directors holds at least six meetings each year to review significant developments affecting Teva and to consider matters requiring approval of the Board, with additional meetings scheduled when important matters require Board of Directors action between scheduled meetings. A majority of the meetings convened, but not fewer than four, must be in Israel. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Information regarding the number of Board committee meetings and attendance rates for 2018 is presented in the table on page 22.

Executive Sessions of the Board. Our directors meet in executive session (i.e., without the presence of management, including our President and CEO) generally in connection with each regularly scheduled Board meeting and additionally as needed. Executive sessions are chaired by Dr. Barer, the Chairman of the Board.

Annual Meetings. We do not have a formal policy requiring members of the Board to attend our annual meetings, although all directors are strongly encouraged to attend. Six of our directors attended the 2018 annual meeting of shareholders.

Board Leadership. The Board of Directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for the Board of Directors so as to provide effective oversight of management. The Board of Directors has separate roles for the Chief Executive Officer and Chairman of the Board of Directors, with Dr. Sol Barer serving as independent Chairman and Mr. Kåre Schultz as President and CEO. Dr. Barer’s long career as a senior pharmaceutical executive and leadership roles in various biopharmaceutical companies, as well as his extensive scientific expertise and knowledge of the global pharmaceutical business, have made him an invaluable resource to both the Board of Directors and the Chief Executive Officer. The Board of Directors has determined that this leadership structure is appropriate for Teva at this time.

Board of Directors Role in Risk Oversight. Management is responsible for assessing and managing risk, subject to oversight by the Board of Directors. Our annual risk assessment process includes both a top-down review of strategic risks and a bottom-up review of operational risks, which are presented to the Board of Directors. The Board of Directors fulfills its oversight responsibility for risk assessment and management by reviewing risk management policies and the risk appetite of our operations and business strategy and by instructing its committees to assist and advise in their areas of expertise, as described below. Each committee provides regular updates to the full Board regarding its activities.

∎

The Board oversees our risk management policies and risk appetite, including operational risks and risks relating to our business strategy and transactions. Various committees of the Board assist the Board in this oversight responsibility in their respective areas of expertise.

∎

The Audit Committee assists the Board with the oversight of our financial reporting, independent auditors, internal controls and internal audit function. It is charged with identifying any flaws in business management and recommending remedies, detecting fraud risks and implementing anti-fraud measures. The Audit Committee further discusses our policies with respect to risk assessment and management with respect to our financial reporting and cyber risks.

∎

The Compliance Committee oversees our policies and practices for legal, regulatory and internal compliance (other than regarding financial reporting) and reviews policies and practices that may seriously impact our reputation.

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Corporate Governance and Director Compensation

∎

The Finance and Investment Committee reviews our financial risk management policies, including our investment guidelines, financings and foreign exchange and currency hedging, as well as financial risk of certain transactions.

∎	The Compensation Committee oversees compensation, retention, succession and other human resources-related issues and risks.

∎	The Science and Technology Committee oversees risks relating to our intellectual property and research and development activities.

∎	The Corporate Governance and Nominating Committee oversees risks relating to our governance policies and initiatives.

Director Service Contracts. Except for equity awards that accelerate upon termination, we do not have any contracts with any of our non-employee directors that provide for benefits upon termination of services. Information regarding director compensation can be found under “Non-Employee Director Compensation” below.

Communications with the Board. Shareholders, employees and other interested parties can contact any director or committee of the Board of Directors by writing to them care of Teva Pharmaceutical Industries Ltd., 5 Basel Street, Petach Tikva, 4951033, Israel, Attn: Company Secretary or Internal Auditor. Comments or complaints relating to our accounting, internal controls or auditing matters may also be referred to members of the Audit Committee, as well as other appropriate Teva bodies. The Board of Directors has adopted a global “whistleblower” policy, which provides employees and others with an anonymous means of communicating with the Audit Committee.

Nominees for Directors. In accordance with the Israeli Companies Law, a nominee for service as a director must submit a declaration to us, prior to his or her election, specifying that he or she has the requisite qualifications to serve as a director and the ability to devote the appropriate time to performing his or her duties as such and that he or she is not restricted from serving as director under the Israeli Companies Law. All of our directors, including those nominated for appointment as directors at the Annual Meeting, have provided such declaration. A director who ceases to meet the statutory requirements to serve as a director must notify us to that effect immediately and his or her service as a director will terminate upon submission of such notice.

Our Board of Directors believes that it should be composed of directors with diverse, complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and possess experience at a high level of responsibility within their chosen fields. When considering a candidate for director, our Corporate Governance and Nominating Committee considers whether the directors, both individually and collectively, can and do provide the experience, judgment, commitment, skills and expertise appropriate to lead Teva in the context of its industry. In addition, our Corporate Governance and Nominating Committee considers a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, as well as whether such nominee could provide added value to any of the committees of the Board of Directors, given the then existing composition of the Board of Directors as a whole. Our Corporate Governance and Nominating Committee also provides input and guidance regarding the independence of directors, for formal review and approval by our Board of Directors.

When seeking candidates for directorships, our Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, shareholders and others. Additionally, the Board of Directors has in the past used and may continue to use the services of third party search firms to assist in the identification and analysis of appropriate candidates. After conducting an initial evaluation of a prospective candidate, members of the Board of Directors will interview that candidate if they believe the candidate may be suitable. The Chairman of the Board of Directors may also ask the candidate to meet with certain members of executive management.

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Corporate Governance and Director Compensation

If our Corporate Governance and Nominating Committee believes a director should be re-approved or a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board of Directors that candidate’s appointment or election, who, in turn, can submit the candidate for consideration by the shareholders.

The Israeli Companies Law provides a process by which one or more shareholders holding 1% or more of the voting rights of Teva may propose the nomination of a candidate to the Board of Directors. See “Shareholder Proposals for the 2019 Annual Meeting and the 2020 Annual Meeting” below.

Non-Employee Director Compensation

As required by the Israeli Companies Law, we have adopted a Compensation Policy for Executive Officers and Directors (the “Compensation Policy”), which is presented for shareholder approval at least once every three years and presented this year for the approval of shareholders under Proposal 3. Pursuant to the Israeli Companies Law and regulations promulgated thereunder, any arrangement between Teva and a director relating to his or her compensation as a director or other position with Teva must generally be consistent with Teva’s Compensation Policy and approved by the Compensation Committee, the Board and by a simple majority of Teva’s shareholders.

As approved at our 2015 and 2017 annual general meetings of shareholders, our non-employee director annual compensation program (applicable to all non-employee directors except for the Chairman of the Board) is comprised of:

(i)	an annual Board membership fee of $160,000 paid in cash;

(ii)

additional annual cash fees for service on Board committees ($20,000 for service on the Audit Committee, $15,000 for service on the Compensation Committee and $10,000 for service on each other committee);

(iii)	an annual equity-based award in the form of restricted share units (“RSUs”) with an approximate aggregate grant date fair value of $130,000 and a three years cliff vesting; and

(iv)	an additional annual cash fee for membership on each special or ad-hoc committee, in an amount equal to $20,000.

At our 2017 annual general meeting of shareholders, our shareholders approved an annual fee of $567,000 for our Chairman of the Board. This fee is in addition to the annual equity-based award in the form of RSUs to which our Chairman is entitled with an approximate grant date fair value of $378,000 and a three years cliff vesting, as approved at our 2015 annual general meeting of shareholders. Our Chairman is also entitled to certain office and secretarial and other services and benefits. The Chairman of the Board is not entitled to additional annual cash fees for service on Board Committees.

In light of Teva’s recent challenges, our Chairman of the Board waived 100% of the annual cash fee and each of our other current directors waived 50% of the annual cash Board membership fee in respect of 2018.

Fees for Board and committee service are payable over the period of time during which the individual serves as a non-employee director. In the event that a non-employee director serves as a member of the Board during only part of the year, a pro-rated amount of the annual board membership fee and standing committee fees will be paid. Upon completion of a non-employee director’s service as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested awards granted to such director by virtue of such position and held by such director will immediately become vested.

In addition, Teva reimburses or covers its directors’ expenses (including travel expenses) incurred in connection with meetings of the Board and its committees or performing other services for Teva in their capacity as non-employee directors, in accordance with Israeli law and the Compensation Policy.

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Corporate Governance and Director Compensation

Non-employee directors, including the Chairman of the Board, are also entitled to certain perquisites having an aggregate monetary value of no more than $10,000 per year per director. In 2018, no perquisites were provided to our non-employee directors. VAT, if applicable, is added to the above director compensation, in accordance with applicable law.

No additional compensation is received for attendance at a Board or committee meeting.

The Compensation Committee and the Board are currently recommending that shareholders approve revisions to the Compensation Policy, including with respect to directors’ compensation, as set forth in Proposal 3, and revised director compensation program as set forth in Proposal 4 and summarized below.

2018 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Dr. Sol J. Barer (3)	0	377,999	0	377,999
Rosemary A. Crane	105,001	130,002	0	235,003
Amir Elstein	116,321	130,002	0	246,323
Murray A. Goldberg	115,712	130,002	0	245,714
Jean-Michel Halfon	102,681	130,002	0	232,683
Gerald M. Lieberman	120,714	130,002	0	250,716
Galia Maor (4)	47,298	0	0	47,298
Roberto A. Mignone	111,425	130,002	0	241,427
Dr. Perry D. Nisen	100,000	130,002	0	230,002
Nechemia (Chemi) J. Peres	105,532	130,002	0	235,534
Prof. Ronit Satchi-Fainaro (5)	57,641	130,002	0	187,643
Dan S. Suesskind (4)	47,380	0	0	47,380
Gabrielle Sulzberger (4)	43,082	0	0	43,082
(1)

The amounts shown include the paid cash portion of the annual fee for the Chairman of the Board and Board membership fees and committee service fees for other non-employee directors. Our Chairman of the Board waived 100% of the cash component of his annual fee and each of our other current directors waived 50% of the cash component of his or her annual Board membership fee in respect of 2018.

(2)

In June 2018, each non-employee director serving at that time was granted 6,041 RSUs, and the Chairman of the Board was granted 17,565 RSUs, based on the grant date fair value of a share of $21.52. The amounts shown in the Stock Awards column represent the aggregate grant date fair values of RSUs computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”). Valuations of RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14c. to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2018. These RSUs vest three years from the grant date. As of December 31, 2018, the aggregate number of unvested RSUs held by each current non-employee director was as follows: Dr. Sol J. Barer: 45,948; Rosemary A. Crane: 16,777; Amir Elstein: 16,777; Murray A. Goldberg: 13,997; Jean-Michel Halfon: 16,777; Gerald M. Lieberman: 16,777; Roberto A. Mignone: 13,997; Dr. Perry D. Nisen: 13,997; Nechemia J. Peres: 13,997; and Prof. Ronit Satchi-Fainaro: 6,041. Upon completion of a non-employee director’s service as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested awards granted to such director in virtue of such position and held by such director will immediately become vested. In 2018, Galia Maor, Dan S. Suesskind, and Gabrielle Sulzberger received accelerated vesting of equity in connection with the completion of their Board service.

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(3)

During his service as Chairman of the Board, Dr. Barer is entitled to an annual fee of $567,000 and an annual equity-based award with a total value of $378,000. Dr. Barer waived his annual cash fee as Chairman of the Board payable in 2018.

(4)	Ms. Maor, Mr. Suesskind, and Ms. Sulzbergers’ terms expired in June 2018.
(5)	Prof. Satchi-Fainaro was elected to the Board at the 2018 annual meeting on June 5, 2018.

Mr. Schultz was not and will not be entitled to any compensation in his capacity as a member of the Board or any committee thereof.

We purchase directors’ and officers’ liability insurance for our directors and executive officers, as approved by our shareholders and consistent with the Compensation Policy. In addition, we release our directors from liability and indemnify them to the fullest extent permitted by law and our Articles of Association, and provide them with indemnification and release agreements for this purpose, substantially in the form approved by our shareholders at our 2012 annual meeting.

Any director elected to serve as a member of our Board and all directors currently serving on our Board will be compensated in the manner described in Proposal 4, subject to the approval thereof at the Annual Meeting, and will benefit from the insurance, indemnification and release discussed above.

Proposed Revisions to Non-Employee Director Compensation Program

During 2018, as part of its annual process and in response to shareholder feedback, the Compensation Committee conducted a review and competitive assessment of Teva’s non-employee director compensation program with the assistance of Semler Brossy Consulting Group LLC (“Semler Brossy”), its independent compensation consultant. Following such review, the Compensation Committee recommended to the Board, and the Board approved, a new director compensation program, aimed at aligning director compensation to the median of our peer group, which is being put forth for approval at the Annual Meeting under Proposal 4. Subject to the approval of shareholders at the Annual Meeting, the new director compensation program will become effective as of January 1, 2019 (except for equity-based compensation which will be effective as of the date of the Annual Meeting).

The main changes to the program relative to the prior program are summarized below:

∎

Change in pay mix: Reduce non-employee director (excluding Chairman of the Board) annual cash fee (excluding committee membership fees) by $30,000 to $130,000 and increase the value of the annual equity-based award by $30,000 to $160,000.

∎

Reduction in compensation to non-executive Chairman of the Board: Reduce the non-executive Chairman’s annual cash fee by $312,000 to $255,000 (reflecting incremental value of $125,000 above non-employee director annual cash fee) and the annual equity-based award by $93,000 to $285,000 (reflecting incremental value of $125,000 above non-employee director annual equity-based award).

∎	Committees’ fee: Differentiate between committee membership fees and membership fee for chairperson of a committee to reflect differentiated workload between the chairperson and other members.

∎

Change in equity vesting schedule: Reduce vesting for all non-employee director grants from three years to one year to align with typical market practice that provides shorter vesting periods for non-employee directors.

∎	Implementation of stock ownership guidelines: Establish director stock ownership guidelines of five times the annual cash fee that must be achieved within six years of appointment to the Board.

For a comprehensive review of the new program, see Proposal 4.

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Corporate Governance and Director Compensation

Committees of the Board

Our Articles of Association provide that the Board of Directors may delegate its powers to one or more committees as it deems appropriate to the extent such delegation is permitted under the Israeli Companies Law. The Board of Directors has appointed the standing committees listed below, as well as ad-hoc committees appointed from time to time for specific purposes determined by the Board.

We have adopted charters for all of our standing committees, formalizing the committees’ procedures and duties. These committee charters are available on our website at www.tevapharm.com.

Current Committee Composition and Board and Committee Attendance

Name	Audit	Human Resources and Compensation	Corporate Governance and Nominating	Finance and Investment	Compliance	Science and Technology

Rosemary A. Crane		Chair				∎

Amir Elstein	∎		Chair	∎

Murray A. Goldberg	∎			∎	∎

Jean-Michel Halfon			∎		Chair

Roberto A. Mignone	∎			Chair		∎

Dr. Perry D. Nisen					∎	Chair

Nechemia (Chemi) J. Peres		∎	∎

Gerald M. Lieberman	Chair	∎		∎

Prof. Ronit Satchi-Fainaro					∎	∎

No. of meetings in 2018	8	6	5	5	4	6

Average attendance rate	98%	100%	95%	100%	100%	100%

In 2018, our Board of Directors met 10 times, with an average attendance rate of 97%. In 2018, each of our current directors attended at least 90% of the meetings of the Board and Board committees on which he or she served. In 2018, our Board of Directors and various Board committees met frequently to review and approve the important strategic activities throughout the year.

Audit Committee

The Israeli Companies Law mandates publicly held Israeli companies to appoint an audit committee. As a NYSE-listed company, Teva’s Audit Committee must be comprised solely of independent directors, as defined by SEC and NYSE regulations.

The responsibilities of our Audit Committee include, among others: (a) identifying flaws in the management of our business and making recommendations to the Board of Directors as to how to correct them and providing for arrangements regarding employee complaints with respect thereto; (b) making determinations and considering providing approvals concerning certain related party transactions and certain actions involving conflicts of interest; (c) reviewing the internal auditor’s performance and approving the internal audit work program and examining our internal control structure and processes; (d) examining the independent auditor’s scope of work and fees; and (e) providing for arrangements regarding employee complaints regarding questionable accounting or auditing matters and monitoring compliance with and investigating alleged violations and enforcing provisions of Teva’s Code of Conduct. Furthermore, the Audit Committee discusses the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) and presents to the Board of Directors its recommendations with respect to the proposed financial statements and MD&A.

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In accordance with the Sarbanes-Oxley Act and NYSE requirements, the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. In addition, the Audit Committee is responsible for assisting the Board of Directors in monitoring our financial statements, the effectiveness of our internal controls and our compliance with legal and regulatory requirements. The Audit Committee also discusses our policies with respect to risk assessment and risk management with respect to financial reporting and risks that may be material to us and major legislative and regulatory developments that could materially impact Teva’s contingent liabilities and risks.

The Audit Committee charter sets forth the scope of the committee’s responsibilities, including its structure, processes and membership requirements; the committee’s purpose; its specific responsibilities and authority with respect to, among others, registered public accounting firms; complaints relating to accounting, internal accounting controls or auditing matters; and its authority to engage advisors as determined by the Audit Committee.

The Audit Committee also reviews and receives briefings concerning Teva’s information security and technology risks, including cybersecurity, and has been briefed on Teva’s information security and risk management programs. Teva’s information security office leads our cybersecurity risk management program.

All of the Audit Committee members have been determined to be independent as defined by SEC and NYSE regulations.

The Board of Directors has determined that, of the directors on this committee, Gerald M. Lieberman (chair), Murray A. Goldberg and Roberto A. Mignone are “audit committee financial experts” as defined by applicable SEC regulations.

Human Resources and Compensation Committee

Publicly held Israeli companies are required to appoint a compensation committee. Our Compensation Committee includes only independent directors, as defined by SEC and NYSE regulations.

The Compensation Committee is responsible for establishing annual and long-term performance goals and objectives for our executive officers, as well as reviewing our compensation philosophy and policies (including our Compensation Policy).

The Compensation Committee is responsible for reviewing plans for the succession of our chief executive officer and other senior members of executive management.

The Compensation Committee also evaluates the performance of our chief executive officer and other executive officers, makes recommendations to the Board of Directors regarding the compensation of our executive officers and directors, reviews any organizational restructuring pertaining to the roles, responsibilities and selection of executive officers and oversees our labor practices.

Corporate Governance and Nominating Committee

The role of our Corporate Governance and Nominating Committee is to (i) identify individuals who are qualified to become directors; (ii) recommend to the Board of Directors director nominees for each annual meeting of shareholders; and (iii) assist the Board of Directors in establishing and reviewing Teva’s statement of corporate governance principles and promoting good corporate governance in Teva.

All of the committee members must be, and have been determined to be, independent as defined by NYSE regulations.

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Corporate Governance and Director Compensation

Finance and Investment Committee

The role of our Finance and Investment Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to our financial and investment strategies and policies, including determining policies on these matters and monitoring implementation. It is also authorized to approve certain financial transactions (such as material loans and other financing arrangements), review our financial risk management policies and evaluate the execution, financial results and integration of Teva’s completed acquisitions, as well as various other finance-related matters, including our global tax structure and allocation policies. According to the committee’s charter, at least one of the committee’s members must be qualified as a financial and accounting expert under SEC regulations and/or the Israeli Companies Law.

The Board of Directors has determined that, of the directors on this committee, Gerald M. Lieberman, Murray A. Goldberg and Roberto A. Mignone are financial and accounting experts under Israeli law.

Compliance Committee

The role of our Compliance Committee is to oversee our: (i) policies and practices for complying with laws, regulations and internal procedures; (ii) policies and practices regarding issues that have the potential to seriously impact our business and reputation; (iii) global public policy positions; and (iv) social responsibility and community outreach.

A majority of committee members must be determined to be independent as defined by NYSE regulations. The chairperson of the Audit Committee shall be invited by the committee chairperson to participate in the Compliance Committee, as deemed relevant to the committee’s agenda.

Science and Technology Committee

The Science and Technology Committee oversees our overall strategic direction and investment in research and development and technological and scientific initiatives. As part of this responsibility, it reviews scientific and R&D strategy and priorities, scientific aspects of business development activities and technological trends. It assists the Board of Directors in risk management oversight relating to R&D and our intellectual property, advises on our intellectual property strategy, reviews new technology in which Teva is, or is considering, investing and reviews the efficacy and safety profile of new pharmaceuticals.

All of the committee members must be determined to have scientific, medical or other related expertise. A majority of committee members must be determined to be independent as defined by NYSE regulations.

Code of Business Conduct

Teva has adopted a code of business conduct applicable to its directors, executive officers, and all other employees. A copy of the code is available to every Teva employee on Teva’s internet site, upon request to its human resources department, and to investors and others on Teva’s website at www.tevapharm.com or by contacting Teva’s investor relations department, legal department or the internal auditor. If we make any amendment or grant any waiver to this code that applies to our chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions, and that relates to an element of the SEC’s “code of ethics” definition, then we will disclose the nature of the amendment or waiver on Teva’s website. The Board of Directors has approved a whistleblower policy which functions in coordination with Teva’s code of business conduct and provides an anonymous means for employees and others to communicate with various bodies of Teva, including the Audit Committee. Teva has also implemented a training program for new and existing employees concerning the code of business conduct and whistleblower policy.

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Principles of Corporate Governance

We have adopted a set of corporate governance principles, which is available on our website at www.tevapharm.com. We place great emphasis on maintaining high standards of corporate governance and continuously evaluate and seek to improve our governance standards. These efforts are expressed in our corporate governance principles, our committee charters and the policies of our Board of Directors. Teva is in compliance with all corporate governance standards currently applicable to Teva under Israeli and U.S. laws, SEC regulations and NYSE listing standards.

Insider Trading Policy

Our directors, executive officers and employees, as well as their immediate family members, persons living in their home and entities controlled by any of the foregoing persons are subject to Teva’s insider trading policy (the “Policy”). The Policy prohibits insider trading and certain speculative transactions (including short sales, buying put and selling call options and other hedging or derivative transactions in Teva’s securities), and establishes a regular blackout period schedule during which directors, executive officers and certain employees may not trade in Teva’s securities. In addition, the Policy establishes pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in Teva’s securities. The Policy applies not only to Teva’s ADSs and ordinary shares, but also to its debt securities and other securities for which Teva securities serve as underlying assets.

Board Evaluation Process

Our Board of Directors is committed to continuous improvement and recognizes the fundamental role a robust Board of Directors and committee evaluation process play in ensuring that our Board of Directors maintains optimal composition and functions effectively.

In the annual self-evaluation process, the members of the Board of Directors conduct a confidential oral assessment of the performance, risk oversight and composition of the Board and any committees of which he or she is a member with the Company Secretary. As part of the evaluation process, the Board of Directors, in conjunction with the Corporate Governance and Nominating Committee, reviews the effectiveness and overall composition, including director tenure, board leadership structure, diversity and skill sets, of the Board of Directors to ensure the Board of Directors serves the best interests of shareholders and positions the company for future success. The results of the oral assessments are then summarized and communicated back to each committee, committee chair and the entire Board of Directors. After the evaluations, each committee, committee chair and the entire Board of Directors and management work to improve upon any issues presented during the evaluation process and to identify opportunities that may lead to further improvement. The Corporate Governance and Nominating Committee also uses this process to assess and determine the characteristics and skills required of prospective candidates for election to the Board of Directors.

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Corporate Governance and Director Compensation

Shareholder Engagement

Following our 2018 annual meeting of shareholders, our Board of Directors initiated a shareholder outreach effort, led by the Chairman of the Board and the Chair of the Compensation Committee, to deepen relationships with our shareholders to help inform discussions on a number of issues, including corporate governance and executive compensation, and to solicit important shareholder feedback. Beginning in late 2018 and continuing through early 2019, we engaged in a productive shareholder outreach effort to better understand our shareholders’ concerns. During this time, we contacted shareholders representing approximately 50% of our outstanding shares to engage in dialogue regarding our financial performance, corporate governance and executive compensation program. Our Chairman of the Board and the Chair of the Compensation Committee participated in discussions with shareholders representing approximately 37% of our outstanding shares, including several shareholders that voted “against” the 2018 say-on-pay proposal. We also engaged with the research teams at proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co.

In addition to the compensation-related changes made in response to shareholder engagement described under “Executive Compensation—Compensation Discussion & Analysis—Shareholder Engagement,” in response to feedback from our shareholders that opioid-related risks deserve greater attention from the healthcare industry, we are committing to prepare and publicly release by November 15, 2019 a report related to opioid-related governance measures taken by the Company.

For more information regarding our shareholder engagement program, please see “Executive Compensation—Compensation Discussion & Analysis—Shareholder Engagement.”

Social Impact and Responsibility

Teva is committed to helping patients around the world to access affordable medicines and benefit from innovations to improve their health. We have a rich history of providing innovative, high-quality generic and specialty drugs, and health solutions to patients around the world. At Teva, Social Impact means aligning our corporate resources and expertise with relevant areas of social need. We are dedicated to promoting health and increasing access to treatment for patients. Teva has participated in the United Nations Global Compact since 2010, which encourages companies around the world to adhere to principles of responsible business.

We remain actively engaged with our shareholders and other key stakeholders on our environmental, social and governance performance relative to our financial results. Our Board of Directors remains actively engaged on these issues with oversight of our Social Impact and Responsibility initiatives by our Compliance Committee.

Our Social Impact and Responsibility efforts are focused in the following areas, among others:

Contributing to Healthy Communities. For Teva, a healthy community is one in which individuals have access to resources and conditions that enable them to live their healthiest lives. Cultivating healthier communities allows us to support people around the world on their individual paths toward wellness, thereby creating value for society and our business.

Leading a Responsible Business. At Teva, a responsible business is one that enacts and enforces strong practices and controls to ensure all activities are carried out reliably, ethically, and transparently. As a global company that influences the health and safety of millions of people, we recognize our responsibility to conduct our business with integrity. Operating in this manner helps ensure our long-term sustainability, allowing us to focus on what matters most—improving health.

Reporting and Disclosures. Teva reports its Social Impact and Responsibility efforts using the Global Reporting Initiative (GRI) Sustainability Reporting Standards and publishes results in our annual Social Impact reports.

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For more information about Teva’s Social Impact and Responsibility practices, including our most recent annual Social Impact report as well as position and policy statements on issues relating to environmental, social and governance issues, please see Teva’s website at https://www.tevapharm.com/corporate_responsibility/. Information on our website is not part of the proxy materials and is not incorporated into the proxy statement by reference.

Executive Officers

The following table sets forth information regarding our executive officers as of April 16, 2019:

Name	Age	Executive Officer Since	Position

Kåre Schultz	57	2017	President and Chief Executive Officer

Iris Beck-Codner	53	2014	Executive Vice President, Global Brand and Communications

Richard Daniell	52	2017	Executive Vice President, European Commercial

Sven Dethlefs	50	2017	Executive Vice President, Global Marketing & Portfolio

Dr. Hafrun Fridriksdottir	57	2017	Executive Vice President, Global R&D

Michael McClellan	49	2017	Executive Vice President, Chief Financial Officer

Gianfranco Nazzi	50	2017	Executive Vice President, International Markets Commercial

Dr. Carlo de Notaristefani	62	2012	Executive Vice President, Global Operations

Brendan O’Grady	52	2017	Executive Vice President, North America Commercial

Mark Sabag	49	2013	Executive Vice President, Global Human Resources

David M. Stark	50	2016	Executive Vice President, Chief Legal Officer

Kåre Schultz President and Chief Executive Officer	The biography of Kåre Schultz, our President and Chief Executive Officer, and one of our directors, appears under “—Directors” above.

Iris Beck-Codner Executive Vice President, Global Brand & Communications	Ms. Beck-Codner became Executive Vice President, Global Brand & Communications in November 2017. From 2014 to 2017, Ms. Beck-Codner served as Group Executive Vice President, Corporate Marketing and Communication. From 2013 to 2014, she served as Senior Vice President, Chief Communications Officer. From 2009 to 2012, she served as Group CEO of McCann Erickson Israel, IPG and from 2002 to 2008, as Vice President Marketing & Content at Partner Communications Company Ltd. From 1999 to 2000, she served as General Manager of Lever Israel, a wholly-owned subsidiary of Unilever Israel. In 2018, Ms. Beck-Codner joined the board of directors of Adika Style Ltd., a subsidiary of the Golf & Co. Group. Ms. Beck-Codner received a B.A. in economic sciences from Haifa University and an M.B.A. with distinction from Bar-Ilan University.

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Richard Daniell Executive Vice President, European Commercial	Mr. Daniell was appointed Executive Vice President, European Commercial in November 2017. From December 2016 to November 2017, he served as President and CEO, Teva Europe Generics. From 2015 to 2016, he served as Chief Integration Officer, leading the integration of the Actavis Generics business into Teva. From 2015 to 2016, he served as Chief Operating Officer, Growth Markets. From 2011 to 2015 he served as Cluster General Manager, United Kingdom and Ireland. Mr. Daniell received a B.Sc. degree in chemistry from the University of Auckland, New Zealand.

Sven Dethlefs Executive Vice President, Global Marketing & Portfolio	Mr. Dethlefs was appointed Executive Vice President, Global Marketing & Portfolio in November 2017. From 2016 to 2017, he served as Global Head of Respiratory Medicines, Global Specialty Medicines. From 2013 to 2016, he served as Chief Operating Officer, Teva Global Operations. Mr. Dethlefs joined Teva as General Manager, Teva Germany in 2008. Prior to joining Teva, he served for over eleven years as a partner at McKinsey & Company. Mr. Dethlefs received his Ph.D. in biochemistry from the FU Berlin/Pasteur Institute Paris.

Dr. Hafrun Fridriksdottir Executive Vice President, Global R&D	Dr. Fridriksdottir became Executive Vice President, Global R&D in November 2017. From February 2017 to November 2017, she served as Executive Vice President, President of Global Generics R&D, after serving as Senior Vice President and President of Global Generics R&D from 2016. Prior to joining Teva, from 2015 to 2016, Dr. Fridriksdottir served as Senior Vice President and President of Global Generics R&D in Allergan plc. From 2002 to 2015, she held positions of increasing responsibility within the Actavis Group, including Senior Vice President, R&D. From 1997 to 2002, Dr. Fridriksdottir served as Divisional Manager of Development at Omega Pharma, until its merger with Actavis. Dr. Fridriksdottir received an MS degree in pharmacy and a Ph.D. in physical pharmacy from the University of Iceland.

Michael McClellan Executive Vice President, Chief Financial Officer	Mr. McClellan was appointed Executive Vice President, Chief Financial Officer in November 2017. He served as Interim Group Chief Financial Officer from July 2017 to November 2017. From 2015 to November 2017, he served as Senior Vice President and CFO, Global Specialty Medicines. Prior to joining Teva, Mr. McClellan was the U.S. CFO at Sanofi, where his career spanned nearly 20 years in roles of increased responsibility in global finance and healthcare. Mr. McClellan received his BSBA, accounting and economics from the University of Missouri Trulaske College of Business.

Gianfranco Nazzi Executive Vice President, International Markets Commercial	Mr. Nazzi was appointed Executive Vice President, International Markets Commercial in November 2017. From March 2017 to November 2017, he served as President and CEO of Growth Markets, Global Generic Medicines Group. Mr. Nazzi joined Teva as Senior Vice President, Specialty Medicines Europe in 2014. Prior to joining Teva, he served seven years at AstraZeneca in various senior roles, including Sales and Marketing Vice President Europe, Global Vice President Respiratory, General Manager of the Balkans and Vice President Primary Care in Italy. Prior to that, he served for two years as BU Director Metabolic & Cardiovascular at GlaxoSmithKline and five years in various sales and marketing roles at Eli Lilly and Company in both Italy and the United States. Mr. Nazzi received his BA degree in economics from the University of Udine, and his master’s degree in management studies from SDA Bocconi.

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Dr. Carlo de Notaristefani Executive Vice President, Global Operations	Dr. de Notaristefani became Executive Vice President, Global Operations in November 2017. From 2012 to 2017, he served as President and Chief Executive Officer, Global Operations. Prior to joining Teva, from 2004 to 2011, Dr. de Notaristefani was a member of the senior management team at Bristol-Myers Squibb, where he served as President Technical Operations and Global Support Functions, with responsibility for global supply chain operations, quality and compliance, procurement and information technology. Before joining Bristol-Myers Squibb, Dr. de Notaristefani held several senior positions of increasing responsibility in the areas of global operations and supply chain management with Aventis, Hoechst Marion Roussell and Marion Merrell Dow. Dr. de Notaristefani holds a doctoral degree in chemical engineering from the University of Naples.

Brendan O’Grady Executive Vice President, North America Commercial	Mr. O’Grady was appointed Executive Vice President, North America Commercial in November 2017. From 2016 until November 2017, he served as Chief Commercial Officer, Global Specialty Medicines and served as interim head of Teva’s European Specialty business. Prior to that, he held various senior roles since joining Teva in 2011 as Regional Account Manager, and from 2015 to 2016, he served as President and CEO, Teva North America Generics. Prior to joining Teva, Mr. O’Grady spent ten years with Sanofi predecessor companies in a variety of commercial and medical affairs roles that began in field sales. Since 2017, Mr. O’Grady serves on the science and technology committee and on the policy committee of the Association for Accessible Medicines. He received his B.S. from Geneseo State University, NY in management science/marketing and holds an M.B.A. from Baker University in Baldwin City, Kansas.

Mark Sabag Executive Vice President, Global Human Resources	Mr. Sabag became Executive Vice President, Global Human Resources in November 2017. From 2013 to November 2017, he served as Group Executive Vice President, Human Resources. From 2012 to 2013, Mr. Sabag served as Global Deputy Vice President, Human Resources. From 2010 to 2012, he served as Vice President, Human Resources for Teva’s International Group. From 2006 to 2010, he served as Vice President, Human Resources International Group and Corporate Human Capital. Prior to joining Teva, Mr. Sabag held senior human resources roles with Intel Corporation. Mr. Sabag received a B.A. in economics and business management from Haifa University.

David M. Stark Executive Vice President, Chief Legal Officer	Mr. Stark became Executive Vice President, Chief Legal Officer in November 2017. From November 2016 to November 2017, he served as Group Executive Vice President, Chief Legal Officer. From 2014 to 2015, Mr. Stark was Senior Vice President and General Counsel, Global Specialty Medicines. Since joining Teva in 2002, Mr. Stark served in a series of roles with increasing responsibilities in Teva North America and Teva Americas, including as Senior Director, Deputy General Counsel, and Vice President and General Counsel. Prior to joining Teva, Mr. Stark was an associate attorney in the litigation departments at Willkie Farr & Gallagher LLP between 1998 and 2002, Chadbourne & Parke between 1997 and 1998 and Haight, Gardner, Poor & Havens between 1994 and 1997. Mr. Stark received a J.D. from New York University School of Law and a B.A. in political science from Northeastern University, summa cum laude.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2018 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information for the following named executive officers (“NEOs”):

NEOs
Kåre Schultz	President and Chief Executive Officer (“CEO”)
Michael McClellan	Executive Vice President, Chief Financial Officer (“CFO”)
Dr. Carlo de Notaristefani	Executive Vice President, Global Operations
Dr. Hafrun Fridriksdottir	Executive Vice President, Global R&D
Mark Sabag	Executive Vice President, Global Human Resources

Quick CD&A Reference Guide

Executive Summary	Section I
Compensation Governance	Section II
Compensation Philosophy and Objectives	Section III
Compensation Determination Process	Section IV
Components of Our Compensation Program	Section V
Additional Compensation Policies and Practices	Section VI

I. Executive Summary

Compensation Objectives

In order to accomplish our key corporate objectives, we must attract, motivate and retain highly skilled and experienced people to execute our corporate strategy and lead our team. To that end, our executive officer compensation program is designed to:

(i)	link pay to performance;

(ii)	align executive officers’ interests with those of Teva and its shareholders over the long term;

(iii)	encourage balanced risk management; and

(iv)	provide competitive compensation packages that motivate our executive officers.

2018 Select Business Highlights

In 2017, we faced significant challenges in both our generic medicines business and our specialty medicines business. In order to deal with these challenges and as part of our transformation, the Board conducted a global search process for our next CEO and in September 2017, appointed Mr. Schultz to the position, a leader with extensive global pharmaceutical experience and a strong track record in corporate

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Executive Compensation

turnarounds, driving growth and leading international expansion. In 2018, we made significant progress on our strategic plan to reduce costs and return to growth, as detailed below.

Strategic Developments

∎	Following the changes to our leadership team announced in November 2017, we deployed a new, unified and simplified organizational structure.

∎

After announcing our comprehensive restructuring plan in December 2017, we initiated its execution, which resulted in a significant cost base reduction of $2.2 billion to date, and we are on track to achieve a total reduction of $3.0 billion by the end of 2019.

∎

Since the announcement of our restructuring plan, we have reduced our global headcount by approximately 10,300 full-time-equivalent employees and reduced the number of manufacturing facilities by 7 in 2018 to 73; 11 more sites are planned for closure or divestment in 2019.

∎	We have reduced our net debt by 14% to $27.1 billion at the end of 2018 compared to the end of 2017.

∎	In September 2018, we launched AJOVY® for the preventive treatment of migraine in adults in the U.S.

∎	Sales of AUSTEDO® for Huntington’s disease and other movement disorders continues to grow rapidly, with $204 million in revenues in the U.S. in 2018.

∎

COPAXONE® maintained its market share in the U.S., though revenues decreased in 2018, and continues to be one of the leading multiple sclerosis therapies in the U.S., despite increasing generic competition.

∎	In July 2018, we dissolved our PGT Healthcare joint venture with The Procter & Gamble Company. We will continue to maintain our over-the-counter business on an independent basis.

∎	At the end of 2018, our revenues from generic medicines in North America were stabilizing, after a long period of significant deterioration.

Financial Results

∎

Our revenues in 2018 were $18,854 million, a decrease of 16% in both U.S. dollar and local currency terms compared to 2017, which was in line with our financial guidance. The decline in revenues was mainly due to generic competition to COPAXONE, a decline in revenues in our U.S. generics business and loss of revenues following the divestment of certain products and discontinuation of certain activities.

∎

Our North America segment generated revenues of $9,297 million and profit of $2,837 million in 2018. Revenues decreased by 23%, mainly due to a decline in revenues of COPAXONE, our U.S. generics business, ProAir® and QVAR®, as well as the loss of revenues from the sale of our women’s health business. The decline in revenues was partially offset by higher revenues from AUSTEDO and our Anda distribution business. Profit decreased by 39%, mainly due to lower revenues from COPAXONE and a decline in sales of generic and other specialty products. The decline in profit was partially offset by cost reductions and efficiency measures achieved through our restructuring plan.

∎

Our Europe segment generated revenues of $5,186 million and profit of $1,273 million in 2018. Revenues decreased by 5%, or 9% in local currency terms, mainly due to the loss of revenues from the closure of our distribution business in Hungary, the sale of our women’s health business and a decline in COPAXONE revenues. The decline in revenues was partially offset by new generic product launches. Profit increased by 24%, mainly due to cost reductions and efficiency measures as part of the restructuring plan.

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∎

Our International Markets segment generated revenues of $3,005 million and profit of $498 million in 2018. Revenues decreased by 11%, or 9% in local currency terms, mainly due to lower sales in Russia and Japan, the effect of the deconsolidation of our subsidiaries in Venezuela and loss of revenues from the sale of our women’s health business. Profit increased by 17%, mainly due to cost reductions and efficiency measures as part of the restructuring plan.

∎	Operating loss was $1,637 million in 2018, compared to $17,484 million in 2017, mainly due to higher impairment charges recorded in 2017.

∎

As of December 31, 2018, our debt was $28,916 million, compared to $32,475 million at December 31, 2017. This decrease was mainly due to senior notes and term loans repaid at maturity or prepaid with cash generated during the year and cash proceeds from sales of assets.

∎

GAAP Loss Per Share was $2.35 in 2018, compared to GAAP Loss Per Share of $16.26 in 2017; Non-GAAP Earnings Per Share (“EPS”) were $2.92 in 2018, compared to non-GAAP EPS of $4.01 in 2017. Please see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Non-GAAP Income Data” of our Annual Report on Form 10-K for the year ended December 31, 2018 for reconciliation of non-GAAP Earnings Per Share.

∎

Cash flow generated from operating activities was $2,446 million in 2018, an increase of $221 million, or 10%, compared to 2017. This increase was mainly due to the working capital adjustment with Allergan and the Rimsa settlement in 2018, partially offset by lower profit in our North America segment.

Key Aspects of 2018 Executive Compensation

2018 CEO Compensation—Unchanged, Majority Performance-Based: There was no increase to the target total direct compensation of the CEO as compared to 2017. During 2018, the CEO continued to have the same base salary, target annual cash incentive opportunity and target value of the long-term equity grant. Half of such long-term equity grant was provided in the form of performance share units (“PSUs”) that will vest at the end of a three-year performance period, and the remainder was split between stock options and restricted share units (“RSUs”). During our annual competitive assessment process, we confirmed that CEO annual target total direct compensation is reasonable, closely aligned with levels at peer companies, and within the limits of the Compensation Policy. Separately, as previously disclosed with respect to the hiring of Mr. Schultz in 2017, and in accordance with his employment agreement, Mr. Schultz received a sign-on cash payment of $20 million as part of the package to induce him to join the Company during an extremely challenging time and due to our firm belief that his skills and experiences were key to Teva’s success. Because this one-time cash award was paid in 2018, it is disclosed in our 2018 Summary Compensation Table. See “—V. Components of Our Compensation Program—Leadership Transitions” for a detailed description of Mr. Schultz’s employment terms.

2018 CEO Target Total Direct Compensation(*)

Executive	Principal Position	Base Salary	Target Annual Incentive	2018 PSUs	2018 Stock Options	2018 RSUs	Total
Kåre Schultz	CEO	$2,000,000	$2,800,000	$2,999,992	$1,500,019	$1,499,985	$10,799,996
% of Total		18%	26%	28%	14%	14%	100%
% of Long-Term				50%	25%	25%

(*)	Excludes $20 million sign-on cash amount under the employment agreement that was paid in 2018.

2018 CEO Long-Term Incentives—Increased Allocation to Performance-Based Equity: The Compensation Committee and the Board raised the portion of equity granted to the CEO that is subject to performance-based vesting conditions to 50% by allocating half of the value of the CEO’s target equity

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grant to PSUs and 25% to each of RSUs and stock options. In 2019, the Compensation Committee and the Board similarly raised the NEOs’ allocation to PSUs to 50%.

2018 Annual Incentive Plan—Increased Weighting of Company-Wide Financial Measures and Simplified: The Compensation Committee and the Board simplified the annual cash incentive goals by increasing the weight allocated to Company-wide financial measures to 75% in 2018, up from 42% for executive officers and 56% for the CEO in 2017, in order to focus executive officers on what they believe are the most critical strategic priorities of servicing debt, controlling expenses and improving profitability.

Category	Weighting	Additional Weighting

Company Financial	75%	50% Non-GAAP EPS

		25% Free Cash Flow

Individual	25%

2018 Performance Achievement and Incentive Compensation Payout: In 2017, no annual cash incentive payouts were made due to our financial results that were well below the aggressive targets that we had established. At the beginning of 2018, we established annual cash incentive goals aligned with the high end of our 2018 outlook as communicated to investors in February. These goals were again deemed rigorous and challenging, particularly given the significant headwinds we were facing. Key assumptions were made in constructing our 2018 outlook including a decline in total revenue compared to 2017 mainly because of an:

n	Anticipated decline in COPAXONE revenue of over 50% from $3.8 billion in 2017 to $1.8 billion in 2018 due to expected increase in generic competition;

n	Anticipated decline in our U.S. generics business revenue of approximately 20% compared to 2017 due to intensifying competition and pricing pressure; and

n	Anticipated decline of approximately $1.0 billion in revenue due to divestitures, deconsolidation of Venezuela and assets sold.

In spite of the challenges we faced, we made exceptional progress, mainly because we achieved:

n

Actual 2018 COPAXONE revenue of $2.4 billion, reflecting a decrease of only 38% from 2017 compared to an anticipated decrease of over 50%, mainly due to our ability to maintain share in the U.S. and developing market conditions; and

n	Actual 2018 spend base reduction of $2.2 billion, which was ahead of plan on the total $3.0 billion reduction targeted by the end of 2019.

We outperformed the high end of our 2018 outlook as communicated to investors in February for non-GAAP EPS and Free Cash Flow mainly due to the above. The Compensation Committee and the Board determined that the Company’s achievement was 117% of our 2018 non-GAAP EPS target goal and 132% of our 2018 Free Cash Flow target goal, although the latter was capped at 120% for annual incentive compensation purposes. These results, together with strong CEO and other NEO individual performance achievement, resulted in 2018 annual cash incentive payouts of 135% of target for the CEO and between 168% and 180% of target for the other NEOs, reflecting their superior performance in spite of the challenges we faced.

In addition, the Compensation Committee and the Board approved the achievement relative to target performance goals for the PSUs granted in 2016 with a performance period of 2016-2018. The Compensation Committee and the Board determined a combined 3-year performance achievement of

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97.75% of our Net Revenue target goals and 97.26% of our non-GAAP Operating Profit target goals. The average of these percentages, 97.51%, resulted in an earning percentage of 75.09% of the target number of units.

Realizable Pay Demonstrates Pay for Performance Alignment: Realizable pay reflects the actual value of annual incentives and equity awards received or to be received by our NEOs, and fluctuates with increases or decreases in share price. For this reason, contrasting target pay with realizable pay provides a meaningful demonstration of pay for performance alignment.

When the Company does not meet performance targets and/or the share price decreases, an executive’s realizable pay is affected. The following charts demonstrate the relationship between the target and realizable values, in each of the past three years, of our NEOs’: (1) annual incentive, and (2) annual equity grants following the conclusion of the applicable three-year performance period. The equity grants to the NEOs in 2014, 2015 and 2016 included PSUs and stock options. The realizable value of this equity has been calculated by multiplying the number of earned shares for each PSU grant by the stock price per share on the last trading day of the relevant performance period, and by determining the intrinsic (or “in the money”) value of stock options on these dates.

With respect to PSUs, for 2014 grants, the Company’s three-year performance produced an earning percentage of 112.84%. However, because the share price had decreased, the realizable value of such PSUs represented only 91% of the original target value. For 2015 grants, the Company’s three-year performance did not achieve the threshold level, and no PSUs were earned. For 2016 grants, the Company’s three-year performance produced an earning percentage of 75.09%, but because of the decrease in the share price, the realizable value of such PSUs represented just 22% of the target value. With respect to stock options granted in 2014, 2015 and 2016, because of the decrease in the stock price, all stock options granted did not have any intrinsic value at the conclusion of the respective performance periods.

Average NEO Annual Cash Incentive Payout as % of Target	NEO Annual Equity Grant Realizable Value as % of Target Value

Other NEO Base Salaries and Target Annual Cash Incentive Opportunities Were Not Increased: In light of the restructuring plan and the challenges the Company was facing, there were no increases to base salaries for the other NEOs compared to the end of 2017. In addition, there were no increases to target annual cash incentive opportunities as a percentage of base salary compared to the end of 2017.

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2018 Say-on-Pay Vote and Shareholder Engagement

In 2018, we became a U.S. domestic issuer and therefore were subject to a shareholder advisory vote on the compensation of our NEOs (the “say-on-pay” vote) for the first time. At the 2018 annual meeting of shareholders, our shareholders approved, on an advisory basis, the compensation of our NEOs, with approximately 76% of the votes cast on the matter “For” such approval. The Compensation Committee and the Board reviewed the result of the say-on-pay vote and recognized that it signaled the existence of concerns with the 2017 compensation program for our NEOs or one of its elements, and a need for shareholder engagement to better understand such concerns.

Beginning in late 2018 and continuing through early 2019, our Board engaged in a productive shareholder outreach effort to deepen relationships with our shareholders to help inform discussions on a number of issues, including executive compensation and corporate governance. During this time, we contacted shareholders representing approximately 50.2% of our outstanding shares. Our Chairman of the Board and the Chair of the Compensation Committee participated in discussions with shareholders representing approximately 37% of our outstanding shares, including several shareholders that voted “against” the 2018 say-on-pay proposal. We also engaged with the research teams at proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co.

Feedback from our shareholders was shared and discussed with the Compensation Committee, the Corporate Governance and Nominating Committee and the Board. Much of the feedback from our shareholders related to the one-time sign-on cash award provided to Mr. Schultz in connection with his appointment as our CEO in September 2017. As this cash award represented a singular compensation event to recruit a seasoned leader in the pharmaceutical industry with an extensive background leading global companies’ restructuring initiatives, this cash award does not reflect an ongoing component of our executive compensation program. Such one-time sign-on awards, particularly of such magnitude and structure, are not ones that the Compensation Committee and the Board take lightly; however, they felt that in this circumstance, it was absolutely critical for the future of the Company.

The Compensation Committee and the Board made significant efforts to address shareholders’ concerns, and in turn, revised certain elements of the Company’s go-forward executive compensation program that strengthen the alignment between pay and performance, enhance executive officers’ and directors’ alignment with shareholders, and provide greater transparency into our compensation practices and decisions. In addition to refining our executive compensation program, we also established critical feedback channels to ensure that we continually receive and consider shareholder input going forward. The Compensation Committee and the Board are committed to continually evaluating changes to the program that will enhance the link between our long-term strategy and objectives and the incentives for our executive officers, and enhancing alignment between our executive officers’ and our shareholders’ interests.

The following table summarizes the common points of feedback we received from our shareholders and the Compensation Committee and Board’s actions in response to such feedback. See “Proposal 1: Election of Directors—Shareholder Engagement” set forth above regarding additional actions related to corporate governance.

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What We Heard	What We Did

Cash sign-on compensation for the CEO is concerning given: large magnitude, not performance-based, short vesting schedule, acceleration upon certain termination and implications for succession planning

Confirmed that CEO annual target total direct compensation (i.e., excluding sign-on items) is reasonable and closely aligned with levels at peer companies and did not recommend any compensation increases in 2018 or 2019

The Compensation Committee and the Board decided to offer this sign-on cash award due the following circumstances that it faced at the time of Mr. Schultz’s hiring: Teva was facing an extremely challenging time; the new CEO would need to relocate to Israel; the candidate was already a sitting CEO; and the package needed to reflect the right balance of incentives for a successful turnaround and long-term creation of shareholder value with inducement to join the Company at a challenging point in its history

The Compensation Committee and the Board are committed to heightening their focus on succession planning to better prepare the Company to deal with future succession issues and potential challenges

Compensation of the Chairman of the Board is at the higher end of the range of the peer group	Engaged an independent compensation consultant to review and advise on director compensation, which resulted in a proposal to shareholders to decrease compensation for the Chairman of the Board and revise the compensation for other directors to provide greater alignment with shareholders, effective January 1, 2019 (see Proposal 4 below); this review followed the Chairman’s waiver of his annual cash fee commencing August 2017

Preference for equity grants that are weighted toward performance-based awards over time-based awards	Increased the proportion of equity that is performance-based from 33% to 50% for the CEO’s 2018 grant and from 33% to 50% for all other NEOs’ 2019 grants

Short- and long-term performance-based awards reward executives based on the same set of metrics	Eliminated overlapping metrics in short- and long-term performance-based awards in 2019 by using non-GAAP EPS and Free Cash Flow metrics for the short-term incentive plan goals and non-GAAP Operating Profit and Net Debt for the long-term incentive plan goals

Preference for greater disclosure regarding short- and long-term incentive plan performance goals	Enhanced disclosure to show the threshold, target and maximum performance levels and payout opportunities for the annual cash incentive plan and PSU performance period ending in 2018

One-time retention awards might undermine the effectiveness of the structured compensation program

Enhanced disclosure to emphasize that the Compensation Committee and the Board do not generally intend to use this tool except in a very judicious and limited manner in rare circumstances as warranted by the situation; in addition, the Compensation Committee and the Board intend to structure the regular compensation program in a manner that will help to avoid or limit the need for such awards in the future

In the event such grants are made, there will be enhanced disclosure of the rationale for such grants; many previous one-time awards were in connection with retaining talent through a period of transition or legacy awards from prior acquisitions

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As part of the broader review to further enhance our executive compensation program, the Compensation Committee and the Board made the following additional changes to our compensation program:

Issue Identified	What We Did
More robust stock ownership guidelines would strengthen alignment with Teva’s shareholders

Modified stock ownership guidelines as follows:

∎   increased ownership guideline for the CEO to 6x base salary from 4x base salary

∎   increased ownership guideline for other executive officers to 3x base salary from 2x base salary

∎   discontinued use of unvested PSUs to satisfy stock ownership guidelines

∎   adopted stock ownership guidelines for members of the Board of 5x multiple of annual cash fee for Board membership

Peer group criteria should reflect the Company’s performance and significant organizational changes

Conducted a review of our peer group for setting 2019 compensation to ensure its continued appropriateness; revised the peer group selection criteria by reducing the revenue range of companies included in the peer group to $10-$40 billion from $10-$70 billion, which resulted in the removal of five of the largest companies by revenue from our 2018 peer group to result in the 2019 peer group

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II. Compensation Governance

Compensation Governance

As part of the efforts of the Compensation Committee, to ensure that our compensation program, which includes our policies and practices, aligns our executive officers’ interests with those of Teva and its shareholders, the Compensation Committee assesses the effectiveness of our compensation program periodically and reviews risk mitigation and governance matters. We do this by maintaining the following best practices:

	What We Do		What We Don’t Do
✓	Engage with shareholders to understand and address their perceptions and concerns regarding our executive compensation program	X

No immediate vesting (“single trigger”) of equity-based awards if awards are assumed or substituted in connection with a change-in-control; following a change-in-control, equity-based awards would only accelerate and vest in the event of a subsequent qualifying employment termination (“double trigger”)

✓	Adopt a Compensation Policy that is approved by shareholders	X	“No hedging policy” regarding our shares applicable to directors and executive officers
✓	Design our incentive compensation programs to align pay and performance	X	“No pledging policy” regarding pledging of shares applicable to directors and executive officers
✓	Review compensation benchmark data from peers whose industry, revenues, and global footprint share similarities with Teva	X	No guaranteed performance bonuses
✓

Use equity for long-term incentive awards that vest on the third anniversary for performance-based awards and in three equal installments on the second, third and fourth anniversary for time-based awards

		X	No repricing of underwater stock options or backdating of stock options
✓	Maintain an appropriate balance between short- and long-term compensation, which discourages short-term risk-taking at the expense of long-term results	X	No discounted stock options
✓	Cap annual cash incentive payouts and annual equity grant date fair values at target pursuant to the Compensation Policy, and cap the number of PSUs that may be earned under an award	X	No highly leveraged incentive plans that encourage excessive risk-taking
✓	Require executive officers to maintain meaningful levels of share ownership in compliance with our share ownership guidelines	X	No excise tax gross-up provisions in employment agreements
✓	Maintain a clawback policy designed to recoup performance-based cash and equity compensation paid to executive officers based on erroneously prepared financial statements or other misconduct
✓	Engage an independent compensation advisor to the Compensation Committee, who performs no other consulting work for Teva
✓	Conduct annual risk assessments of our compensation program

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Compensation Policy under the Israeli Companies Law

Due to our unique position as an Israeli company with an extensive global footprint, we aim to adopt compensation policies and practices that match those of similar global companies, but we must also comply with applicable Israeli law, including the requirement that Israeli publicly traded companies adopt a compensation policy which is brought for shareholders’ approval and contains certain limits on elements of compensation. All executive compensation decisions must generally be consistent with that policy.

As approved at our 2016 annual meeting of shareholders, and as required by the Israeli Companies Law, we have adopted a Compensation Policy regarding the terms of office and employment of our “office holders” (as defined under the Israeli Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits (the “Terms of Office and Employment”). Each of our NEOs is an “office holder” within the meaning of the Israeli Companies Law. The Compensation Policy is reviewed from time to time by the Compensation Committee and Board to ensure its alignment with our compensation philosophy and objectives and to consider its appropriateness for Teva and is required to be brought at least once every three years to our shareholders for approval. Because three years have elapsed since our shareholders last approved the Compensation Policy in 2016, and as further described in “Proposal 3: Approval of Amended Compensation Policy” set forth below, Teva is submitting to shareholders a proposal to approve an amended Compensation Policy. Unless specifically indicated otherwise, reference to our Compensation Policy in this CD&A shall mean the Company’s Compensation Policy in effect for 2018.

Pursuant to the Israeli Companies Law, arrangements between Teva and its office holders must generally be consistent with the Compensation Policy. However, under certain circumstances, we may approve an arrangement that is not consistent with the Compensation Policy, if the arrangement is approved by a majority of our shareholders who participate and vote, provided that (i) the majority includes a majority of the votes cast by shareholders who participate and vote (abstentions are disregarded) who (A) are not controlling shareholders and (B) do not have a personal interest in the matter, or (ii) the votes cast against the arrangement by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who participate and vote constitute two percent or less of the voting power of the Company (a “special majority”).

In addition, pursuant to the Israeli Companies Law, the Terms of Office and Employment generally require the approval of the Compensation Committee and the Board. The Terms of Office and Employment as applicable to directors further require the approval of the shareholders by a simple majority. The Terms of Office and Employment with respect to a CEO generally require the approval of the shareholders by the special majority referenced in the immediately preceding paragraph. Under certain circumstances, shareholder approval is not required with respect to the Terms of Office and Employment of a candidate for CEO if the Compensation Committee determines that the engagement will be frustrated if the approval is pursued, provided that the terms are consistent with the compensation policy. This provision was followed in the recruitment of our CEO, Kåre Schultz.

Under certain circumstances, if the Terms of Office and Employment of office holders who are not directors are not approved by the shareholders, where such approval is required, the Compensation Committee and the Board may nonetheless approve such terms. In addition, non-material amendments of the Terms of Office and Employment of office holders who are not directors may be approved by the Compensation Committee only and non-material amendments of the Terms of Office and Employment of office holders who are not directors and excluding the CEO may be approved by the CEO only, provided such approvals are permitted under the Compensation Policy and consistent therewith. Accordingly, pursuant to our Compensation Policy, our CEO is currently authorized to approve benefits and perquisites for any other executive officer with respect to any calendar year, provided that it does not exceed the value of such executive officer’s one-month base salary.

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Executive Compensation

III. Compensation Philosophy and Objectives

We are committed to transparent and ethical business practices. Maintaining high standards of corporate governance and legal compliance are key factors in our success. This allows us to create long-term value for our shareholders as well as all of our other stakeholders, including employees, customers, suppliers and, above all, patients worldwide.

Our executive officer compensation philosophy also values the following principles:

∎	promotion of our goals and supporting our business strategy and work plan;

∎

paying executive officers equitably relative to one another based on their roles and responsibilities, educational background, skills, expertise, prior professional experience, achievements, seniority and location;

∎	embedding a culture of strong performance with high integrity; and

∎	encouraging good corporate governance and compliance practices.

Our objectives with respect to executive officer compensation, as summarized below, are designed to: (i) link pay to performance; (ii) align executive officers’ interests with those of Teva and its shareholders over the long term; (iii) encourage balanced risk management; and (iv) provide competitive compensation packages that motivate our executive officers.

∎

Pay-for-performance: We aim to incentivize our executive officers by creating a strong link between their performance and compensation. Therefore, a significant portion of the total compensation package provided to our executive officers is based on measures that reflect both our short- and long-term goals and performance, as well as the executive officer’s individual performance and impact on shareholder value. In order to strengthen this link, we define clear and measurable quantitative and qualitative objectives that, in combination, are designed to improve our results and returns to shareholders.

∎

Alignment of executive officers’ interests with those of Teva and its shareholders: In order to promote retention and motivate executive officers to focus on long-term objectives and the performance of Teva’s shares, a significant portion of the compensation packages of our executive officers is granted in the form of equity-based compensation, which creates a direct link between the interests of executive officers and the interests of Teva and its shareholders.

∎

Risk management: Compensation is structured in a manner that creates an incentive to deliver high performance (both short- and long-term) while taking into account our compliance and risk management philosophy and avoiding undue pressure on executive officers to take excessive risks, thereby encouraging a balanced and effective risk-taking approach. Our compensation elements are designed with this in mind, by including mechanisms that reduce incentives to expose Teva to imprudent risks that may harm the Company or our shareholders in the short and long term. This is achieved by using tools such as (i) placing maximum limits on short- and long-term incentives; (ii) measuring performance with key performance indicators that are designed to reduce incentives to take excessive risks; (iii) using compensation vehicles with diverse performance measures; (iv) granting a mix of equity-based compensation types that have long-term vesting schedules, which tie the awards to a longer performance cycle; and (v) requiring clawback of compensation payments in certain circumstances.

∎

Competitiveness: We compete with global companies to attract and retain highly talented professionals with the necessary capabilities to promote creativity, encourage high achievement, manage our complex business and worldwide operations and execute our strategy. For these reasons, the total compensation package for our executive officers is generally targeted at the median range of

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the peer group, which includes global pharmaceutical companies, as well as other companies which compete with Teva for similar talent, and may also include companies in relevant geographical locations. Executive officers’ total compensation may deviate from the target level as required to attract or retain certain individuals or reflect their respective characteristics or performance.

IV. Compensation Determination Process

The Compensation Committee and the Board design the executive compensation program with the intention of accomplishing the goals described above. In determining executive compensation, the Compensation Committee obtains input and advice from its independent compensation consultant, as applicable, and reviews recommendations from our CEO with respect to the performance and compensation of our other executive officers. The Compensation Committee and, if applicable, the Board, review and approve compensation and performance awards of the CEO and executive officers and consider financial, operational and share price performance to determine appropriate executive compensation parameters.

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Executive Compensation

Key Participants

The roles and responsibilities of all parties involved with the compensation determination process are set forth below:

Participant	Responsibilities
Shareholders

∎   Approve the Compensation Policy as required under the Israeli Companies Law, including caps and thresholds for cash incentives and target equity, at least once every three years, and any changes thereto

∎  Cast advisory vote on proposal(s) regarding executive compensation under U.S. law

∎  Approve any compensation that deviates from the Compensation Policy

∎  Approve compensation of the CEO

∎  Approve compensation of directors

∎  Approve equity plans, material changes to equity plans and share reserve increases

∎  Provide direct feedback and input to Teva and our Board

Board of Directors

∎  Evaluate performance of the CEO and executive officers, including the NEOs

∎  Review and approve (subject to shareholder approval in certain cases):

∎  Equity plans, material changes to equity plans and share reserve increases

∎  CEO and executive compensation, with input and recommendation from, and prior approval of, the Compensation Committee

∎  Changes to the Compensation Policy

Human Resources and Compensation Committee

∎  Consider shareholder feedback and all other factors to help align our compensation program with the interests of Teva and our shareholders and long-term value creation

∎  Review and approve (subject to Board approval in certain cases):

∎  CEO and executive compensation, including adjustments to executive officers’ base salaries, target cash incentives and equity compensation, as well as other components of compensation

∎  Performance-based metrics and goals under the annual cash incentive plan and PSU plan

∎  Achievement of performance-based goals under the annual cash incentive plan and associated with PSUs

∎  Equity plans and awards

∎  The Compensation Policy and its continued appropriateness (periodically)

∎  The CD&A and the compensation tables and accompanying narrative descriptions

Independent Compensation Consultant

∎  Advise the Compensation Committee on various director and executive compensation and governance topics, including:

∎  Compensation Policy, pay philosophy, best practices and market trends

∎  Selection of peer group companies

∎  Director and executive compensation practices and levels at peer group companies

∎  Design of annual cash incentive plan and equity plans and awards and grants under each

∎  Stock ownership guidelines

∎  Review and provide an independent assessment of the data and materials presented by management to the Compensation Committee

∎  Participate in Compensation Committee meetings as requested

CEO

∎   Evaluate the performance of other executive officers, including the other NEOs, and recommend adjustments to base salaries, annual cash incentives and long-term equity compensation

∎  Develop business goals, which are taken into account by the Compensation Committee and Board in the design of our executive compensation program

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Role of Independent Compensation Consultant

The Compensation Committee has the authority to retain independent compensation consultants to assist it in the performance of its duties and responsibilities without consulting or obtaining the approval of management of the Company. The Compensation Committee retained Pay Governance LLC (“Pay Governance”) as its independent compensation consultant in 2015, and in July 2018, the Compensation Committee selected a new advisor, Semler BrossyConsulting Group LLC (“Semler Brossy”). Pay Governance and Semler Brossy reported directly to and were directly accountable to the Compensation Committee. While the Compensation Committee took into consideration the review and recommendations of these independent advisors when making decisions about the Company’s executive and director compensation practices and governance related topics, the Compensation Committee ultimately made its own independent decisions about these matters.

The Compensation Committee assessed the independence of Pay Governance and Semler Brossy pursuant to the rules of the SEC and the NYSE. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firms’ total revenues. After these reviews, the Compensation Committee concluded that there were no conflicts of interest, and that both Pay Governance and Semler Brossy were independent pursuant to SEC and NYSE rules.

Compensation Peer Group and Peer Selection Process

In setting compensation for our CEO and executive officers, the Compensation Committee and the Board consider comparative compensation information from a relevant group of peer companies (the “Peer Group”) as one point of reference.

The Peer Group was selected based on primary selection criteria, including:

∎	Industry: Pharmaceutical sector/subsector;

∎	Company size: $10 billion to $70 billion of revenues, market capitalization of more than $10 billion, and a similar number of employees as Teva; and

∎

Global presence and geography: Global footprint and breadth, with focus on U.S. and European markets; we made a conscious decision to include both U.S. and non-U.S. companies (in terms of headquarters and country of primary exchange listing) in order to reflect Teva’s international presence and global talent market.

Company revenues are considered a primary factor in determining the Peer Group, which has been constructed so that our revenues are generally in the middle of the revenue range of the Peer Group companies. The Compensation Committee believes that the Peer Group companies are the companies with which we compete for talent. Periodically, the Compensation Committee reassesses the companies within the Peer Group and makes changes as appropriate, considering changes in the Peer Group companies, such as mergers and acquisitions, and changes in our business.

The Compensation Committee and the Board consider data from the Peer Group companies in reviewing market pay levels and practices. Other factors considered include sustained performance, criticality of contributions to Teva and the executive officer’s role, skills, experience and development. The Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data.

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Executive Compensation

The Peer Group established for setting 2018 compensation consisted of the following companies:

Company	Headquarters	Revenues (1) ($ in millions)	Market Cap (1) ($ in millions)	Employees (1)
AbbVie, Inc.	United States	$25,638	$139,451	30,000
Allergan Plc	Ireland	$14,571	$68,416	16,700
Amgen, Inc.	United States	$22,683	$135,544	19,200
Astellas Pharma, Inc.	Japan	$10,649	$26,226	17,202
AstraZeneca Plc	United Kingdom	$25,767	$84,121	59,700
Bayer AG	Germany	$50,286	$108,974	115,200
Bristol-Myers Squibb Co.	United States	$19,427	$103,906	25,000
Celgene Corp. (2)	United States	$10,922	$112,572	7,132
Eli Lilly & Co.	United States	$21,222	$92,384	41,975
Gilead Sciences, Inc.	United States	$30,317	$108,744	9,000
GlaxoSmithKline Plc	United Kingdom	$42,154	$98,080	99,300
Merck & Co., Inc.	United States	$39,496	$178,141	68,000
Merck KGaA	Germany	$16,154	$50,217	50,414
Mylan NV	United Kingdom	$11,121	$16,786	35,000
Novartis AG	Switzerland	$47,636	$225,385	118,393
Novo Nordisk A/S	Denmark	$16,109	$122,966	41,971
Pfizer Inc.	United States	$52,824	$213,867	96,500
Roche Holding AG	Switzerland	$50,405	$220,782	94,052
Sanofi	France	$36,364	$127,112	106,859
Shire plc (2)	Ireland	$12,767	$46,995	23,906
Takeda Pharmaceutical Co., Ltd.	Japan	$14,062	$43,027	29,900

	Revenues ($ in millions)	Market Cap ($ in millions)	Employees
Teva Pharmaceutical Industries Ltd. Percentile Rank	48th	5th	62nd
Median	$22,683	$108,744	41,971
(1)	Source (revenue, market capitalization and employee number information): Dow Jones (September 2017).
(2)	New peer company added for 2018.

The Compensation Committee periodically reviews the Peer Group to ensure that the companies included continue to meet the primary selection criteria outlined above. The Compensation Committee revised the Peer Group for 2018 by adding Celgene Corp. and Shire plc since they met the Peer Group criteria. In 2019, the Compensation Committee revaluated its primary selection criteria for the Peer Group in light of company performance and conditions and decided to reduce the revenue range to $10 billion to $40 billion. This resulted in the removal of the following five companies from the Peer Group when setting 2019 compensation: Roche Holding AG, Pfizer Inc, Novartis AG, GlaxoSmithKline Plc, and Merck & Co., Inc. In addition, Biogen Inc. was added since it met the Peer Group criteria.

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Internal Considerations

Internal fairness: As a global company with complex operations worldwide and with many of our executive officers and a majority of our employees located outside of Israel, we position our executive officer compensation on a competitive scale commensurate with each executive officer’s role and responsibilities. Due to the large variations in customary pay levels, compensation practices and mandatory compensation requirements among the jurisdictions in which executive officers and employees are located, the Compensation Committee and the Board believe that a meaningful comparison between executive officer compensation and the compensation of other employees should be made, taking into account the relevant geographic location in which the executive officer is located, the executive officer’s role and scope of responsibility and the relevant geographic location of employees under the executive officer’s area of responsibility. Therefore, in addition to external benchmarking, the Compensation Committee and the Board review relevant internal ratios between executive officer compensation and the compensation of other employees, including the average and median values of employee compensation in Israel and other relevant geographies and its potential effect on our labor relations.

Previous and existing compensation arrangements: When considering the compensation package of an executive officer, the Compensation Committee and the Board may consider the previous and existing compensation arrangements of such individual and his or her scope of responsibility.

In addition, see “Additional Compensation Information—2018 Pay Ratio” set forth below.

Risk Considerations

While the Board has overall responsibility for risk oversight, each of the standing committees of the Board regularly assesses risk in connection with executing its responsibilities. Therefore, the Compensation Committee assesses the potential risks arising from our compensation program, policies and practices. The Compensation Committee coordinates with our legal, human resources and other departments, considers shareholder feedback and interests and consults with its compensation consultant. The Compensation Committee reviewed and discussed the assessment for 2018. The Compensation Committee determined that our compensation program, policies and practices do not create risks that are reasonably likely to have a material adverse effect on Teva.

V. Components of Our Compensation Program

2018 Components in General

The Compensation Committee, Board and shareholders selected the components of compensation set forth in the chart below to achieve our stated executive officer compensation program objectives. The Compensation Committee and the Board review all components of the compensation of executive officers in order to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and within the parameters set by our shareholder-approved Compensation Policy. The majority of the compensation of each executive officer is variable, at risk and subject to the achievement of performance goals in order to be earned.

Element	Description	Additional Detail
Base Salary	Fixed cash compensation Determined based on each executive officer’s role, individual skills, experience, performance, external market value and internal equity	Base salaries are intended to provide stable compensation to executive officers, allow Teva to attract and retain competent executive talent and maintain a stable leadership team.

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Element	Description	Additional Detail
Short-Term Incentives: Annual Cash Incentive Opportunities

Variable cash compensation based on the level of achievement of Company and individual performance objectives that are pre-determined annually

Performance against goals must be at least 85% of target (90% for the CEO) and other predetermined super-measures must be met in order for any payout to occur

Cash incentives are capped at a maximum of 200% of base salary if achievement level is at least 120% of performance goal

Target cash award as a percentage of base salary is capped at 100% (140% for the CEO)

Annual cash incentive opportunities are designed to ensure that our executive officers are aligned in reaching our short- and long-term goals; payout levels are determined based on actual financial and operational results, as well as individual performance.

Long-Term Incentives: Annual Equity-Based Compensation

Variable equity-based compensation

Maximum monetary grant value of the annual equity award is $6.0 million at target for the CEO and $3.5 million at target for executive officers

Performance Share Units (PSUs): Restricted share units that are earned only upon the attainment of 3-year performance goals

Corporate performance against goals must be at least 85% of target in order for award to be earned for that metric

Awards capped at 300% of target number of shares if achievement level is at least 120% of performance goal and 100th percentile relative TSR

Restricted Share Units (RSUs): Restricted share units that are time-based

Stock Options: Right to purchase shares at a price equal to the stock price on the grant date

Equity-based compensation is used to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders, as well as to attract, motivate and retain executive officers for the long term.

In 2018, 50% of the value granted to the CEO was in the form of PSUs, 25% was in the form of RSUs, and 25% was in the form of stock options. For other executive officers, 33% of the value granted was in the form of PSUs, 33% was in the form of RSUs, and 33% was in the form of stock options.

In 2019, all executive officers received 50% of the value granted in the form of PSUs and 50% in the form of RSUs. No stock options were granted in 2019.

PSUs granted in 2019 are capped at 240% of the target number of shares if achievement level is at least 120% of performance goal and 75th percentile relative TSR.

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2018 Target Pay Mix

The target pay mix supports the core principles of our executive officer compensation philosophy of compensating for performance and aligning executive officers’ interests with those of Teva and its shareholders, by emphasizing short- and long-term incentives.

The following charts outline the Compensation Committee and the Board’s allocation of annual target total direct compensation payable to the CEO and to other NEOs. The Compensation Committee and the Board allocated compensation among base salary, the target amount payable under the short-term annual cash incentive plan and long-term annual equity, as determined using the fair value of PSUs at target level, RSUs and stock options granted under our long-term equity incentive plan. The Compensation Committee and the Board determined these allocations and amounts with reference to, and consistent with, the allocations among such elements at the Peer Group companies and within the maximum limits set forth in the Compensation Policy, respectively. A sizeable majority of annual target total direct compensation is variable at-risk pay, consistent with our pay-for-performance philosophy. Specifically, in 2018, 82% of Mr. Schultz’s annual target total direct compensation was at-risk compensation, and 83%, on average, of the annual target total direct compensation of our other NEOs was at-risk compensation. We consider compensation to be “at risk” if it is subject to performance-based payment or vesting conditions or if its value depends on stock price appreciation.

Target Pay Mix

Percentage of annual target total direct compensation as calculated above is based on the 2018 base salary, the 2018 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the annual equity grant made in February 2018 which included PSUs (assuming vesting at the target achievement level), RSUs, and stock options. Each compensation element is outlined in more detail in the 2018 Summary Compensation Table and 2018 Grants of Plan-Based Awards table.

Base Salary

Purpose: Base salaries provide stable compensation to executive officers and allow Teva to attract and retain competent executive talent and maintain a stable leadership team. Base salaries vary among executive officers, and are individually determined according to each executive officer’s areas of responsibility, role and experience, based on a variety of considerations, including:

∎	Professional background: Factors such as education, skills, expertise, professional experience and achievements are considered.

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∎

Competitiveness: The base salary of executive officers is evaluated for competitiveness by considering external information with respect to the Company’s peer group selected based on such factors among others as Teva’s size, global footprint, nature of activities and competitors for similar talent, as well as the relevant geographic location.

∎

Internal fairness: The variation in the relative base salary among executive officers is designed to reflect the differences in position, education, scope of responsibilities, location, previous experience in similar roles and contribution to the attainment of our goals.

Adjustments to base salary: The Compensation Committee and the Board may periodically consider and approve base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salary, but may also include a change of role or responsibilities, recognition for professional achievements, regulatory or contractual requirements, budgetary constraints or market trends. The Compensation Committee and the Board also consider the previous and existing compensation arrangements of the executive officer whose base salary is being considered for adjustment.

2018 NEO base salaries remained unchanged: For 2018, there were no changes made to the annual base salaries for each of our NEOs (disregarding any effects of foreign exchange rates) compared to the end of 2017. The actual salaries paid to Mr. Schultz, Mr. McClellan and Dr. Fridriksdottir in our 2017 Summary Compensation Table were pro-rated to reflect their start dates in their positions.

Executive	Annualized 2017 Base Salary ($)	Annualized 2018 Base Salary ($)	2017-2018 % Change
Kåre Schultz	$2,000,000	$2,000,000	0.0%
Michael McClellan	$700,000	$700,000	0.0%
Dr. Carlo de Notaristefani	$836,400	$836,400	0.0%
Dr. Hafrun Fridriksdottir	$720,000	$720,000	0.0%
Mark Sabag (1)	$604,637	$605,749	0.2%
(1)	Mr. Sabag is paid in Israeli shekels. Difference in salary is due to fluctuations in exchange rates.

Annual Cash Incentives

Purpose: The annual cash incentive component aims to ensure that our executive officers are aligned in reaching our short- and long-term goals. Annual cash incentives are designed to provide a significant pay-for-performance element of our executive compensation package.

Annual cash incentives: Payout eligibility and levels of individual annual cash incentives are determined based on actual financial and operational results, as well as individual performance. Following approval of the Company’s annual operating plan each calendar year, the Compensation Committee and the Board, following the CEO’s recommendations, determine the performance measures, taking into account our short- and long-term goals, as well as our compliance and risk management policies. The Compensation Committee and the Board may also determine any applicable super-measures that must be met for entitlement to the annual cash incentive (all or any portion thereof) and the formula for calculating any annual cash incentive payout, with respect to each calendar year, for each executive officer.

In special circumstances, as determined by the Compensation Committee and the Board (e.g., regulatory changes and significant changes in our business environment), the Compensation Committee and the Board may modify the objectives and/or their relative weights during the calendar year.

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Parameters: Pursuant to our Compensation Policy, individual annual cash incentive parameters are determined by the Compensation Committee and the Board, taking into account our short- and long-term goals, as well as our risk management policy.

∎

Thresholds: Achievement of less than 85% of an executive officer’s performance measures (or 90% with respect to the CEO) in a given calendar year calculated on a weighted average basis will not entitle the executive officer to an annual cash incentive.

∎

Target incentive: The target incentive, which is the annual cash incentive amount that an executive officer will be entitled to receive upon achievement of 100% of his or her performance measures, is up to 100% of the executive officer’s annual base salary (other than with respect to the CEO). The target incentive for the CEO is up to 140% of the CEO’s annual base salary.

∎

Maximum incentive: The maximum incentive, which is the maximum annual cash incentive amount that an executive officer, including the CEO, will be entitled to receive upon achievement of at least 120% of his or her performance measures for any given calendar year, will not exceed 200% of the executive officer’s annual base salary.

∎

Payout formula: The formula for calculating the annual cash incentive payout with respect to each calendar year refers to the target and maximum incentive and applicable thresholds and super-measures. The formula may result in a partial annual cash incentive payout in the event that an executive officer achieves less than 100% (but no less than 85%, and with respect to the CEO, no less than 90%) of his or her performance measures.

∎

Super-measures: The Compensation Committee and the Board may determine one or more additional mandatory requirements that must be met to receive the annual cash incentive (all or any portion thereof) with respect to each calendar year. The super-measures may be determined as an absolute parameter (e.g., operating profits, revenues and EPS) and/or as a parameter that is relative to a peer group (e.g., a comparison of Teva’s EPS to the peer group EPS, or Teva’s TSR to the peer group TSR).

∎

Budget: The Compensation Committee and the Board may set an annual budget for annual cash incentives awarded to executive officers. In special circumstances, as determined by the Compensation Committee and the Board (e.g., regulatory changes and significant changes in our business environment), the Compensation Committee and the Board may amend or modify the budget during the applicable period.

The annual cash incentive parameters are intended to drive motivation and performance higher, while the maximum payout ceiling provides a risk management mechanism that assists in protecting Teva from excessive risk taking to achieve short-term results that could expose us to risk in the long term, and aligns target setting with our pre-defined risk profile.

In the event of an executive officer’s termination of service or employment where such executive officer served Teva for less than 12 months, he or she will not be entitled to an annual cash incentive, unless otherwise determined by the Compensation Committee and Board.

2018 Annual Cash Incentives

As provided in our Compensation Policy, annual cash incentives are designed to ensure that our executive officers are aligned in reaching our short- and long-term goals. Annual cash incentives are therefore a strictly pay-for-performance compensation element, as payout eligibility and levels are determined based on actual financial and operational performance, as well as individual performance.

As provided in our Compensation Policy and as described above, our annual cash incentive plan for executive officers takes the form of cash awards that are earned based on one-year performance. This

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structure aligns our executive officers’ interests with those of our shareholders by providing incentives to the executive officers to achieve certain short-term financial and operational goals that the Board determined to be vital to executing our business strategy.

Target cash incentive percentage opportunities for our NEOs in 2018 were not changed compared to 2017, and they remained as set forth in the following table:

Executive	2017 Target Annual Cash Incentive (% of Base Salary)	2018 Target Annual Cash Incentive (% of Base Salary)

Kåre Schultz	140%	140%

Michael McClellan	100%	100%

Dr. Carlo de Notaristefani	100%	100%

Dr. Hafrun Fridriksdottir	100%	100%

Mark Sabag	100%	100%

Annual Cash Incentive Calculation Methodology

Eligible Salary	X	Target Incentive %	X	Overall Performance Factor %	=	Annual Cash Incentive Payout

The amount of the annual cash incentive for the executive officers, including the CEO and our other NEOs, is determined as follows:

First, the Compensation Committee determines a target cash incentive opportunity by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage.

Second, the Compensation Committee determines an overall performance factor percentage for each executive officer. The performance factor is based on performance measures, which consist of Company financial measures and individual performance measures. For Company financial measures, the Compensation Committee calculates a performance achievement percentage against goals. For individual performance measures, the Compensation Committee assesses performance achievement against goals and determines the individual performance rating and individual performance achievement percentage. The Compensation Committee then calculates the weighted average of the Company and the individual performance achievement percentages to determine an overall performance achievement percentage. The overall performance achievement percentage is then converted to an overall performance factor, as described below. If the overall performance factor is below the threshold, then the performance factor will be zero (and the individual will not receive an annual cash incentive payout). If the overall performance factor is between the threshold and maximum, the individual’s overall performance factor will be determined by linear interpolation between points. If the overall performance factor is above the maximum, the maximum performance factor will be applied.

Finally, the Compensation Committee takes the target cash incentive opportunity of each executive officer and multiplies it by the applicable overall performance factor of the person to determine the actual cash incentive to be paid. The Compensation Committee then approves and presents the Company and individual-level performance achievements, the calculation of performance factors and the determination of incentive payout amounts to the Board for its review and approval.

For the 2018 annual cash incentive, the Compensation Committee and the Board increased the weight allocated to Company-wide financial measures and decreased the weight given to other operational and

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business unit measures in order to focus executive officers on what they believe are the most critical strategic priorities of servicing debt, controlling expenses and improving profitability. The Compensation Committee and the Board established the following performance measure categories and weightings for 2018:

Category	Weighting	Additional Weighting

Company Financial	75%	50% Non-GAAP EPS

		25% Free Cash Flow

Individual	25%

Company Financial Measures: The Compensation Committee and the Board believe that financial measures are key performance indicators of the present and future prospects of our business and key drivers of shareholder value, and selected the following financial measures for use in the annual cash incentive plan:

∎

Non-GAAP EPS: Calculated as net income attributable to ordinary shareholders divided by the weighted average number of shares outstanding (fully diluted), is a measure of income and represents profitability. It focuses managers on expense control in addition to revenue generation and is viewed as a strong indicator of sustained performance over the short and long term.

∎

Free Cash Flow: Calculated as the cash generated by Teva from operational activity after deducting investment in capital expenditures such as buildings or equipment, serves to focus employees on generating cash in the short and long term to fund operations. It focuses managers on expense control in addition to revenues and on improvement in working capital.

The Compensation Committee and the Board used non-GAAP measures as performance metrics in structuring our annual cash and long-term equity incentive programs. The use of these measures is not intended to replace comparable GAAP measures as set forth in our consolidated financial statements. We believe that these non-GAAP measures are helpful to management and investors as measures of operating performance because they exclude various items that do not relate to or are not indicative of operating performance.

Company Performance Goals: The Compensation Committee and the Board set the threshold, target and maximum performance levels for the Company performance goals which were considered rigorous and took into account the relevant risks and opportunities. The Compensation Committee and the Board recognized that the performance levels that it had set for the 2017 Net Revenue, non-GAAP EPS and Free Cash Flow measures, which had resulted in no annual incentive payout, had proved unattainable in the face of economic and business conditions. In developing our 2018 business plan and corresponding incentive plan performance metric targets, which were based on such plan and were aligned to the high end of our 2018 outlook as communicated to investors in February 2018, the Compensation Committee and the Board made key assumptions including a decline in total revenue compared to 2017 mainly because of an:

∎	Anticipated decline in COPAXONE revenue of over 50% from $3.8 billion in 2017 to $1.8 billion in 2018 due to expected increase in generic competition;

∎	Anticipated decline in U.S. generics business revenue of approximately 20% compared to 2017 due to intensifying competition and pricing pressure; and

∎	Anticipated decline of approximately $1.0 billion in revenue due to divestitures, deconsolidation of Venezuela and assets sold.

As a result, the Compensation Committee and the Board set target levels of non-GAAP EPS and Free Cash Flow performance that were aggressive under the circumstances and attainable only with strong performance.

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In spite of the challenges we faced, we made exceptional progress, mainly because we achieved:

∎

Actual 2018 COPAXONE revenue of $2.4 billion, reflecting a decrease of only 38% from 2017 compared to an anticipated decrease of over 50%, mainly due to our ability to maintain share in the U.S. and developing market conditions; and

∎	Actual 2018 spend base reduction of $2.2 billion, which was ahead of plan on the total $3.0 billion reduction targeted by the end of 2019.

We outperformed the high end of our 2018 outlook as communicated to investors in February 2018 for non-GAAP EPS and Free Cash Flow mainly due to the above.

The Compensation Committee and the Board established a threshold performance level of 85% of target and maximum performance level of 120% of target for each Company performance metric. The Compensation Committee and the Board set the performance levels required to earn the maximum annual cash incentive at levels that presented a significant challenge requiring exceptionally strong performance.

Weighting	Performance Metric	Threshold (85%)	Target (100%)	Maximum (120%)	Actual Results	% Achievement

50%	Non-GAAP EPS	$2.12	$2.50	$2.99	$2.92	117%

25%	Free Cash Flow	$2.4	$2.8B	$3.4B	$3.7B	120% (maximum; 132% actual)

Super-Measures: The Compensation Committee and the Board included a super-measure in the annual incentive plan design. Achievement percentage of less than 85% of target for either non-GAAP EPS or Free Cash Flow would result in no annual cash incentive payment for executive officers.

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Individual Measures: The remaining 25% of the measures under the 2018 annual cash incentive plan were individual performance measures established by the Compensation Committee and the Board early in the year. These measures included components specific to the nature of each executive officer’s position and area of responsibility. The Compensation Committee and the Board evaluated performance with respect to the individual measures by determining an individual performance rating and individual performance achievement percentage, which was then used as a component for determining the overall performance factor.

Executive	Individual Goals	% Achievement
Kåre Schultz	∎ Ensuring compliance standards are met by meeting targets ∎ Achieving specialty product milestones by meeting targets ∎ Achieving generic products submissions targets ∎ Achieving restructuring plan targets	112%
Michael McClellan	∎ Supporting the creation of a business integrity and compliance-oriented work environment ∎ Achieving certain restructuring plan targets by meeting annual budget ∎ Completing initiatives to support debt management ∎ Completing other critical function initiatives	100%
Dr. Carlo de Notaristefani	∎ Meeting target customer service levels ∎ Supporting generic and specialty product launches by meeting targets ∎ Ensuring high quality and Environmental Health & Safety standards by meeting targets	109%
Dr. Hafrun Fridriksdottir	∎ Ensuring compliance standards are met by meeting targets ∎ Achieving specialty product milestones by meeting targets ∎ Achieving generic products submissions targets ∎ Completing critical business optimization targets	110%
Mark Sabag	∎ Supporting the creation of a business integrity and compliance-oriented work environment ∎ Achieving restructuring plan targets including annual budget, headcount reduction and cost management ∎ Completing other critical function initiatives	110%

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Overall Performance Factor: The Compensation Committee and the Board then calculated an overall performance factor for each executive officer by taking the weighted average of the achievement percentages of the Company financial and the individual measures and converting that weighted average to an overall performance factor based on the following table:

Weighted Average Level of Achievement of Objectives	Overall Performance Achievement % (1) (2)	Overall Performance Factor: Potential Annual Cash Incentive as a % of Annual Base Salary (3)
Below Threshold	Below 85% (below 90% for CEO)	0% (no annual cash incentive payment)
Threshold	85% (90% for CEO)	25%
Target	100%	100% (140% for CEO)
Maximum Cash Incentive	120%	200%

(1)

Payouts for performance for the CEO are determined linearly based on a straight-line interpolation of the applicable payout range (i.e., 11.5% for each percentile change in weighted average performance between threshold and target and 3.0% for each percentile change in performance between target and maximum). No additional payout is made for weighted average performance achievement in excess of 120%.

(2)

Payouts for performance for other executive officers are determined linearly based on a straight-line interpolation of the applicable payout range (i.e., 5.0% for each percentile change in performance between threshold and maximum). No additional payout is made for performance achievement in excess of 120%.

(3)

Payout as a percentage of target for the CEO at threshold is 18% and at maximum is 143%. Payout as a percentage of target for other executive officers is the same as the percentage of base salary as detailed in the table above because their target annual cash incentive is 100% of base salary.

Payout Calculation: For 2018, the Compensation Committee and the Board reviewed Company financial and individual performance against 2018 objectives in order to make determinations regarding whether any payouts were due under our 2018 executive officers’ annual incentive plan.

The table below sets forth the calculation of the overall performance achievement percentage and performance factor for our CEO and other NEOs:

Executive	Non-GAAP EPS % Achievement (50% weighting)	Free Cash Flow % Achievement (25% weighting)	Individual Performance % Achievement (25% weighting)	Overall Performance Achievement	Overall Performance Factor

Kåre Schultz	117%	120%	112%	117%	135%

Michael McClellan	117%	120%	100%	114%	168%

Dr. Carlo de Notaristefani	117%	120%	109%	116%	179%

Dr. Hafrun Fridriksdottir	117%	120%	110%	116%	180%

Mark Sabag	117%	120%	110%	116%	180%

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The Compensation Committee then took the target award and applied the overall performance factor to determine the total 2018 annual incentive payout for the CEO and each NEO. This amount is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table presented below under the “Additional Compensation Information” section.

Executive	Eligible Base Salary ($)	Target Annual Cash Incentive (% of Base Salary)	Target Award ($)	Overall Performance Factor	Payout ($)

Kåre Schultz	$2,000,000	140%	$2,800,000	135%	$3,790,360
Michael McClellan	$700,000	100%	$700,000	168%	$1,172,640
Dr. Carlo de Notaristefani	$836,400	100%	$836,400	179%	$1,495,232
Dr. Hafrun Fridriksdottir	$720,000	100%	$720,000	180%	$1,296,144
Mark Sabag	$605,749	100%	$605,749	180%	$1,090,467

Equity-Based Compensation

Purpose: Equity-based compensation is intended to reward future performance, as reflected by the market price of our shares and/or other performance criteria, and is used to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders, as well as to attract, motivate and retain executive officers for the long term by:

∎	providing executive officers with a meaningful interest in Teva’s share performance;

∎	linking equity-based compensation to potential and sustained performance; and

∎	spreading benefits over a longer performance cycle through the vesting period mechanism.

Equity-based awards: Equity-based awards are generally granted to executive officers on an annual basis, and at other times as the Compensation Committee and the Board deem appropriate, including for newly hired or promoted executive officers or due to special retention needs. Notwithstanding the foregoing, the Compensation Committee and the Board may determine with respect to a specific year that no equity-based awards will be granted to all or any particular executive officers.

Parameters: Equity-based awards are granted pursuant to Teva’s 2015 Long-Term Equity-Based Incentive Plan, and/or any other long-term incentive plan(s) that we may adopt in the future, and generally on terms and conditions provided for therein and as determined by the Compensation Committee and the Board, provided that any such terms and conditions are consistent with the following pursuant to our Compensation Policy:

∎

Performance-based equity awards: The amount and/or vesting of performance-based awards are subject to achievement of pre-determined performance criteria. Performance measurement periods for performance-based equity awards are for specified periods that express the long-term performance goals that we seek to achieve. Following the performance measurement period, additional time-based vesting requirements may also apply. The performance vesting criteria for performance-based equity awards are based on measurable performance criteria, such as financial and/or non-financial parameters, which may be determined as an absolute parameter (e.g., EPS, TSR, share price and strategic goals) and/or a parameter that is relative to a peer group (e.g., ratio of Teva’s TSR to the peer group TSR). These types of awards may include PSUs, shares and/or other share-based awards.

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n

Time-based equity awards: Equity-based awards structured as time-based awards (aimed to reward long-term performance, as reflected by the market price of Teva shares) include a time-vesting period. Time-based equity awards have an overall vesting term of several years, structured in order to retain executive officers and maintain their commitment to increasing Company and shareholder value over the long term. These types of awards may include stock options, restricted stock, RSUs and/or other share-based awards.

n

Vesting of equity-based awards: The minimum vesting period of all equity-based awards, other than PSUs (if granted), is two years from the date of grant. The minimum vesting period of PSUs (if granted) is three years from the date of grant.

The monetary grant value of executive officers’ equity-based awards is determined by the Compensation Committee and the Board, taking into account, among other things, our pay mix targets, the desired mix of equity-based vehicles, the executive officer’s contribution to Company performance, desired competitive compensation levels and dilution or pool limits. When establishing the monetary grant value, the Compensation Committee and the Board also determine the mix of equity-based vehicles for each grant, which may include various types of time-based and performance-based equity-based vehicles, such as stock options, RSUs, PSUs and/or other share-based awards. The value of each type of equity-based vehicle is determined in accordance with accepted valuation and accounting principles, as they apply to the relevant type of equity-based vehicle, and might differ from the value determined for other purposes.

The mix of equity-based vehicles and the relative weight assigned to each type of equity-based vehicle out of the total equity-based grant is structured to enhance the executive officers’ commitment to increasing Company and shareholder value and is designed to encourage balanced and effective business risk-taking. The Compensation Committee and the Board may change the distribution and elements of the equity mix from time to time.

Caps on equity-based compensation pursuant to our Compensation Policy:

n

Equity budget: The Compensation Committee and the Board may set an annual budget for annual equity-based compensation granted to executive officers, based on the CEO’s recommendation. The CEO also recommends how to allocate the annual equity budget among the other executive officers, subject to approval by the Compensation Committee and the Board. In circumstances determined by the Compensation Committee and the Board (e.g., regulatory changes or significant changes in our business environment), the Compensation Committee and the Board may amend or modify the budget during the applicable period.

n

Cap at grant date: The maximum monetary grant value of the annual equity-based compensation granted to the CEO shall not exceed $6.0 million at target and to any other executive officer $3.5 million at target.

n	Cap at exercise date: The Compensation Committee and the Board may from time to time consider determining a cap for the benefit deriving from the exercise of equity-based compensation.

2018 Long-Term Equity Incentives—Annual Grant

As described above, the Compensation Committee and the Board intend for long-term equity-based compensation to reward executive officers based on our future performance, as reflected by the market price of Teva’s shares, to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders, and to attract, motivate and retain executive officers for the long term by:

n	providing executive officers with a meaningful interest in our share performance;

n	linking equity-based compensation to potential and sustained performance; and

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n	spreading benefits over a longer performance cycle through the vesting period mechanism.

In making determinations about 2018 long-term equity incentive grants to executive officers, the Compensation Committee and the Board considered, among other things:

n	sustained performance;

n	criticality of contributions to Teva;

n	comparison against our Peer Group;

n	role, skills, experience and development;

n	internal fairness among executive officers; and

n	pay mix.

The sizes of the grants to executive officers vary based on the factors above. The portion of executive officer compensation that is composed of these equity vehicles is “at risk” and directly aligned with shareholder value creation.

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For the 2018 long-term equity incentive grants to executive officers, the Compensation Committee and the Board used the terms and mix set forth in the following table:

Type of Long- Term Incentive Vehicle	Proportion of Long- Term Incentive Grant	Vesting Schedule	Performance Metrics (Weighting)	Rationale for Use of Performance Metric

			1) 2018-2020 non-GAAP EPS (50%)	1) Leading indicator of profitability, expense control and sustained short- and long-term performance.

Performance Share Units	CEO: 50% Other NEOs: 33.3%	Three-year cliff vesting	2) 2018-2020 Free Cash Flow (50%)

2) Serves to focus executive officers on generating cash in the short and long term to fund operations, focuses executive officers on expense control and on improvement in working capital, and is an indicator of long-term shareholder value creation.

3) 2018-2020 Relative TSR (Modifier)

3) Strong performance as measured by the other two operating metrics is fully rewarded only if it also results in above average shareholder returns. The relative TSR modifier for the 2018 award decreases or increases the average earning percentage by up to 20% or 50%, respectively.

Restricted Share Units	CEO: 25% Other NEOs: 33.3%	Three equal tranches vesting on the second, third and fourth anniversaries of the date of grant	N/A	N/A

Stock Options	CEO: 25% Other NEOs: 33.3%	Three equal tranches vesting on the second, third and fourth anniversaries of the date of grant	N/A	N/A

The 2018 PSU performance measures were selected because (i) non-GAAP EPS and Free Cash Flow focus management on metrics that align with our most critical strategic priorities of servicing debt, controlling expenses and improving profitability; (ii) relative TSR is an important measure because TSR ties executive officer compensation with shareholder value creation, aligns the interests of executive officers with those of Teva and its shareholders and filters out macroeconomic and other factors that are not within management’s control; and (iii) all metrics give recipients a clear line of sight into how executing on operating measures drives the achievement of performance and earning awards. The weight of PSUs in the 2018 mix was increased to 50% for the CEO from 33.3% in 2017 to further strengthen the alignment of the CEO’s equity incentive with Company performance and to respond to shareholder feedback.

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Before the conclusion of the performance period, we do not publicly disclose our specific performance measure targets and the corresponding minimums and maximums because of the potential for competitive harm from such disclosure. These measures are competitively sensitive and would reveal information about our view of our anticipated trajectory, which is not otherwise public. The Compensation Committee and Board believe that they have set performance goals at rigorous and challenging levels so as to require significant effort and achievement by our executive officers to be attained, and that such goals have been established in light of our internal forecast as well as the macroeconomic and industry environments. After the end of the performance period, the targets and achievement relative to such targets will be disclosed.

The Compensation Committee and the Board utilize RSUs to encourage ownership and retention while immediately aligning executive officers’ interests with those of our shareholders, and stock options are meant to focus executive officers on share price appreciation.

2019 Long-Term Equity Incentives—Annual Grant

For the 2019 long-term equity incentive grants to executive officers, the Compensation Committee and the Board reviewed and re-evaluated the Company’s executive compensation program in light of the restructuring and transition that we are currently undergoing, and made the following changes to the long-term equity incentives:

∎

increased the weight of the PSUs to 50% for all executive officers from 33.3%, to match the change made for the CEO in 2018, in order to further enhance the link between pay and performance for executive officers and the alignment of the interests of the executive officers with those of Teva and its shareholders;

∎

changed the performance metrics from non-GAAP EPS and Free Cash Flow to non-GAAP Operating Profit and Net Debt in order to focus executive officers on long-term profitability and debt reduction objectives and to differentiate the long-term metrics from the metrics under the annual incentive plan;

∎	established the three-year goals up front for these metrics and communicated them to grant recipients, clearly articulating the targets from the outset of the performance period; and

∎

reduced the maximum number of PSUs that may be issued based on the relative TSR multiplier from 300% of the target number to 240% of the target number and modified the requisite relative TSR performance to trigger the maximum multiplier from the 100th percentile to at least the 75th percentile, in order to align more closely with market practice.

2018 PSU Calculation Methodology

In connection with the 2018 PSU grants, the number of shares earned by the executive officers will be determined in two steps as follows.

Company Financial Measures: There are two Company financial performance measures, 2018-2020 non-GAAP EPS and 2018-2020 Free Cash Flow, each of which is weighted 50%. In step one, for each of these two measures, the Compensation Committee and the Board determine the Company’s performance achievement percentage for each year in the three-year period and then calculates the average annual performance achievement percentage for the three-year period. The three-year average performance achievement percentage is then converted to an earning percentage as set forth below.

Level of Achievement of Objectives(*)	Performance Achievement %	Earning Percentage

Below Threshold	Below 85%	0%

Threshold	85%	25%

Target	100%	100%

Maximum	120%	200%

(*)	Linear interpolation will be used to determine the applicable earning percentage.

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The Compensation Committee then calculates the average of the earning percentages for the two performance measures.

Relative TSR Modifier: The Compensation Committee and the Board introduced a TSR modifier in the PSU design beginning in 2017. They continue to view the inclusion of Total Shareholder Return as critical because it ties executive officer compensation with the creation of shareholder value and aligns the interests of executive officers with those of Teva and its shareholders. By measuring our stock performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provides rewards that are more directly aligned with performance through different economic cycles.

In step two, the average of the earning percentages determined in the first step is multiplied by a modifier that has been determined based on our relative TSR performance for the three-year period as set forth below. The Company’s TSR is ranked relative to our Peer Group, and the Compensation Committee and the Board believe that the Peer Group is an appropriate comparator group that is broadly representative in terms of its size, industry, geographic footprint and employee base. See “—IV. Compensation Determination Process—Compensation Peer Group and Peer Selection Process” for a list of the peer group companies used for this purpose. The use of the relative TSR modifier only applies to our PSUs and therefore earning opportunity available with equity grants differs from our annual cash incentive plan that does not use such metric.

Level of Achievement of Relative TSR(*)	Relative TSR Ranking	Modifier

Threshold	Up to 25th percentile	80% (i.e., 20% less than unmodified average of the earning percentages)

Target	50th percentile	100%

Maximum	100th percentile	150%
(*)	Linear interpolation will be used to determine the applicable modifier.

The product of (1) the average of the earning percentages and (2) the relative TSR modifier is multiplied by the target number of PSUs granted to each of the executive officers to determine the final number of shares earned by each individual. For example, if the Company’s TSR rank is less than or equal to the 25th percentile, then the average of the earning percentages is multiplied by 80% (equivalent to a reduction of 20%) to determine the final performance factor and then multiplied by the target number of PSUs to determine the final number of earned PSUs. If the Company’s TSR rank is at the 100th percentile, then the average of the earning percentages is multiplied by 150% (equivalent to an increase of 50%) and then incorporated into the calculation.

The Compensation Committee approves and presents the performance achievement percentages, the calculation of the average earning percentage and the TSR modifier, and the determination of the number of PSUs earned by each executive officer to the Board for its review and approval.

2018 Long-Term Incentive Award Values—Annual Grant

In connection with determinations of the appropriate level of annual equity grants for 2018, the Compensation Committee and the Board took into account the factors outlined above as well as information regarding the Peer Group. In light of the restructuring and other factors, the Compensation Committee and the Board did not recommend an increase to the aggregate equity grant value to the CEO (which was in accordance with the maximum limits provided in the Compensation Policy).

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The Compensation Committee and the Board determined that it was consistent with our performance-based compensation philosophy and appropriate to structure the equity grants to executive officers such that (1) 50% for the CEO and 33% for the other NEOs would be granted in PSUs that will be earned and will vest only if we achieve specified levels of performance as measured by the performance metrics at the end of the three-year performance period and (2) 50% for the CEO and 67% for the other NEOs would be granted in equal proportions of RSUs and stock options that will vest over four years.

The Compensation Committee and the Board increased the allocation of PSUs for the CEO as compared to 2017 in order to further enhance the link between pay and performance and the alignment of the interests of the CEO with those of Teva and its shareholders. While the allocation to performance-based equity increased, the aggregate grant date fair value at target of the long-term incentives remained unchanged from 2017 for the CEO. For the other NEOs, the Compensation Committee and the Board determined to make grants in significantly higher aggregate grant date fair values at target as compared to 2017, for one year only, in an effort to enhance the motivation of the executive team as they were facing extraordinary business challenges and a recent leadership transition. The following table sets forth the 2018 annual grant date fair values at target approved by the Compensation Committee and the Board for the NEOs.

Executive	PSUs ($)	RSUs ($)	Stock Options ($)	Total ($)

Kåre Schultz	$2,999,992	$1,499,985	$1,500,019	$5,999,996

Michael McClellan	$899,994	$899,998	$900,003	$2,699,995

Dr. Carlo de Notaristefani	$1,166,654	$1,166,661	$1,166,679	$3,499,994

Dr. Hafrun Fridriksdottir	$899,994	$899,998	$900,003	$2,699,995

Mark Sabag	$866,662	$866,649	$866,685	$2,599,996

Consistent with historical practice, the dollar value allocated to PSUs was converted to a number of units, based on the fair market value on the grant date as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The dollar amount allocated to RSUs was converted to a number of shares using the fair market value on the grant date. The dollar amount allocated to stock options was converted to a number of shares using the Black Scholes valuation method as of the grant date.

2016-2018 Performance Share Unit Payout

In 2016, the Compensation Committee and the Board granted PSUs with performance-based vesting requirements for the three-year performance period of 2016-2018. In connection with the 2016 PSU grants, the number of shares earned by the NEOs who were executive officers at the time of the grants has been determined in two steps as follows.

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The 2016 PSU grants were subject to two performance measures, 2016-2018 Net Revenue and 2016-2018 non-GAAP Operating Profit, subject to adjustments for the effect of changes in currency exchange rates, each of which was weighted 50%. In step one, for each of these two measures, the Compensation Committee and the Board determined the Company’s actual performance and the corresponding performance achievement percentage for each year in the three-year period, and then calculated the average annual performance achievement percentage for the three-year period. The Compensation Committee and the Board then calculated the weighted average performance achievement of the two three-year measures to determine the overall three-year performance achievement percentage as set forth below.

Weighting	Performance Metric	Year	Target ($ in millions) (excl. exch. rate effects)	Actual Results ($ in millions)	% Achievement
		2016	$22,228	$21,903	98.54%

50%	Net Revenue	2017	$24,173	$22,385	92.60%

		2018	$18,462	$18,854	102.12%

		Average			97.75%

		2016	$7,010	$6,847	97.67%

50%	Non-GAAP Operating	2017	$7,257	$6,073	83.68%

	Profit	2018	$4,277	$4,723	110.44%

		Average			97.26%

Weighted Average:					97.51%

In step 2, the overall three-year performance achievement percentage was then converted to a PSU earning percentage as set forth below. If the overall performance achievement percentage was below the threshold, then the earning percentage would be zero (and the individual would not receive any shares in respect of the PSUs granted). If the overall performance achievement percentage was between the threshold and maximum, the earning percentage would be determined by linear interpolation. If the earning percentage was above the maximum, the maximum earning percentage would be applied.

Level of Achievement of Performance Measures(*)	Performance Achievement %	PSU Earning %

Threshold	90% or less	0%

Target	100%	100%

Maximum	120%	150%

(*)	Linear interpolation will be used to determine the applicable earning percentage.

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The Compensation Committee and the Board approved the achievement relative to target performance measures, the calculation of the earning percentage, and the determination of the number of earned PSUs. The overall three-year performance achievement percentage of 97.51% resulted in an earning percentage of 75.09%. Based on this outcome, the NEOs earned Teva shares in respect of their 2016-2018 PSU awards as follows:

Executive	Target Award (# of PSUs)	Payout Factor	Final Award (# of PSUs)	Realizable PSU Value as % of Target PSU Value (1)

Kåre Schultz (2)	N/A	N/A	N/A	N/A

Michael McClellan (2)	N/A	N/A	N/A	N/A

Dr. Carlo de Notaristefani	20,822	75.09%	15,636	22%

Dr. Hafrun Fridriksdottir (2)	N/A	N/A	N/A	N/A

Mark Sabag	12,492	75.09%	9,381	22%

(1)

The realizable PSU value was calculated by multiplying the number of earned shares by the stock price per share on the last trading day of 2018. See “—I. Executive Summary—Key Aspects of 2018 Executive Compensation” for further details on the realizable pay analysis.

(2)	Because it was prior to their appointments as executive officers, we did not grant Mr. Schultz, Mr. McClellan or Dr. Fridriksdottir PSUs as part of the 2016 equity award.

Strategic Transformation, Promotion and Other One-Time Grants

Following the start of the previously-disclosed substantial restructuring of the Company, the Compensation Committee and Board’s view was that it was imperative to stabilize our business and maintain management continuity, expertise and experience in an effort to foster the long-term success of the Company. To this effect, the Compensation Committee and the Board determined to grant strategic transformation equity awards to certain NEOs. In May 2018, Teva made such grants of PSUs to Dr. de Notaristefani (70,000), Dr. Fridriksdottir (30,000) and Mr. Sabag (30,000). The PSUs have a performance period and performance metrics that correspond to the term of the restructuring plan and for one year thereafter, and are the same as the PSUs included in the 2018 annual grants (50% 2018-2020 non-GAAP EPS and 50% 2018-2020 Free Cash Flow, with a relative TSR modifier), as these terms tie the earning of such awards to the leadership of these key individuals and the performance of the Company during this crucial three-year period. The Compensation Committee and the Board do not generally intend to provide one-time grants except in a very judicious and limited manner in rare circumstances as warranted by the situation. The Compensation Committee and the Board viewed these grants to the NEOs as a special and exceptional nonrecurring event to meet the Company’s needs during the period of restructuring, transition and path forward as a business. The Compensation Committee and the Board continue to prudently and carefully evaluate our compensation program to ensure that it accounts for the current transitional stage, aligns the interests of executive officers and shareholders and links their pay to the Company’s performance.

Pursuant to a legacy Actavis Generics retention plan that we assumed in connection with our acquisition of Actavis Generics in 2016, Dr. Fridriksdottir had been granted a cash award of $1,000,000. Half of the cash award was paid in December 2018 and the remaining half will be paid in December 2019. In November 2016, after the closing of our acquisition of Actavis Generics, we made a special cash retention award to Dr. Fridriksdottir of $300,000 due to her significance and key role during the transition period and the importance of securing her services after the acquisition. We paid half of the cash award in March 2018 and the remaining half was paid in March 2019. In December 2016, we made a cash retention award to Dr. Fridriksdottir of $750,000. We paid one quarter of the cash award in January 2019 and will pay the remaining three quarters in January 2020. These awards were granted to Dr. Fridriksdottir prior to her appointment as an executive officer.

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As previously disclosed, in connection with the promotion of Mr. McClellan to the position of Interim CFO in July 2017 (before his promotion to CFO in November 2017), we awarded Mr. McClellan a one-time promotion cash award of $202,500 in recognition of his increased responsibility. Half of the award was paid in November 2017, and the remaining half was paid in February 2018. In addition, as previously disclosed, pursuant to a broad retention program in September 2017 to secure the services of key employees during a period of uncertainty for our Company, we granted Mr. McClellan a cash award totaling $67,500. Half of the cash award was paid in September 2018 and the remaining half will be paid in September 2019. All payments are subject to continued employment through the applicable payment dates. These awards were granted to Mr. McClellan while he served as Interim CFO.

Information regarding the previously-disclosed sign-on cash grants for Mr. Schultz is provided in the “Leadership Transitions” section below.

Leadership Transitions

Previously-Disclosed Appointment of Mr. Kåre Schultz as CEO

As previously disclosed in last year’s proxy statement, in September 2017, our Board successfully completed its global search process (with the assistance of a search firm) for our CEO when it appointed Kåre Schultz to the position. In its search, the Board sought a leader with extensive global pharmaceutical experience and a strong track record in corporate turnarounds, as well as in driving growth and leading international expansion. Mr. Schultz is a seasoned leader in the health care industry with an extensive background leading global companies’ financial and restructuring initiatives.

From 2015 to 2017, Mr. Schultz served as the President and CEO of H. Lundbeck A/S, which he joined as the company was facing the loss of critical patents. Prior to joining Lundbeck, Mr. Schultz worked for nearly three decades at Novo Nordisk, where he served in a number of leadership roles, including Chief Operating Officer, Vice President in Product Supply and Director of Product Planning and Customer Services in the Diabetes Care Division.

Based on this outstanding profile, our Board selected Mr. Schultz as the best candidate to lead Teva and appointed Mr. Schultz as President and CEO effective November 1, 2017. He also joined the Board at that time.

As described above in “2018 Select Business Highlights,” in 2018:

∎	The execution of our substantial restructuring plan resulted in a significant cost base reduction of $2.2 billion and is on track to achieve a total reduction of $3.0 billion by the end of 2019.

∎	We continued our program to optimize our generics portfolio and continued a thorough review of all research and development programs.

∎

We received FDA approval for AJOVY for the preventive treatment of migraine, and executed a successful launch. Sales of AUSTEDO, which is used for involuntary movements associated with Huntington’s disease, grew strongly, and multiple sclerosis drug COPAXONE demonstrated its durability by continuing to maintain its market share despite a recently-available generic.

∎	We reduced our net debt by 14% to $27.1 billion.

As previously disclosed, the terms of the employment agreement with Mr. Schultz were negotiated in order to induce him to accept the Board’s offer to become our CEO at this critical time, including relocation to our headquarters in Israel. The Board was mindful of the challenges currently facing our Company in its various business segments, product lines and markets, the advent of generic competition for one of our key branded specialty products, the fierce competition for talented executives in the pharmaceutical industry

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and the extreme pressure on, and vast duties of, the leader of an international organization of the size and complexity of Teva in approving the components of the compensation package, including the annual base salary, target annual incentive, annual equity grants, and inducement equity grants and cash awards to Mr. Schultz, as well as economic terms associated with relocating to Israel. The Board also took into account the difficulty not just in identifying an individual with the desired skills and experience, but also retaining the person throughout the period of transition and significant change being driven by the Board. Accordingly, the Board, with the assistance of its independent compensation consultant, developed a compensation package that considered pay structures for CEOs at peer companies, and which includes pay that depends on long-term Company performance as well as the opportunity to accumulate a significant ownership interest in Teva upon the creation of sustained shareholder value.

In light of all of these factors, we entered into an employment agreement with Mr. Schultz which provides for an employment term of five years, subject to automatic renewal for subsequent one-year periods (or until the second anniversary following a change in control of the Company, if later than the otherwise applicable term end date) until a notice of non-renewal is provided or other termination circumstances occur.

Under the employment agreement, Mr. Schultz received an annual base salary of $2 million, a performance-based target annual incentive opportunity equal to 140% of his annual base salary (and a maximum opportunity of 200% of his annual base salary), annual long-term equity incentives with a total target grant date fair value of $6 million with vesting terms similar to other senior executive officers, a meaningful portion of which are performance-based, and the same employee benefits as are provided to similarly situated senior executives of the Company.

Upon commencing employment on November 1, 2017, Mr. Schultz received the following sign-on equity awards over the five year term of the agreement, which are designed to align his interests with those of Teva and its shareholders over the long term (like our stock ownership guidelines to which he is subject, which the Board increased in 2019): (i) a restricted share unit award with a grant date fair value of $5 million (as determined based on the closing price of Teva’s shares on the date prior to the announcement of Mr. Schultz’s hire), which will vest and settle in equal installments on the third, fourth and fifth anniversaries of the employment commencement date (the “Effective Date”); and (ii) two sign-on performance share unit awards, each with a target grant date fair value of $7.5 million (as determined based on the closing price of Teva’s shares on the date prior to the announcement of Mr. Schultz’s hire), which will be earned based on the achievement of performance goals related to the absolute increase in the price of Teva’s shares over three- and five-year periods following the Effective Date, which range from a 16% increase to a 158% increase for the three-year performance period and from a 28% increase to a 385% increase for the five-year period, and generally vest on the third, fourth and fifth anniversaries of the Effective Date (in the case of the award with a three-year performance period) and on the fifth anniversary of the Effective Date (in the case of the award with a five-year performance period).

As the grant date value of equity awards for accounting purposes depends on, among other things, stock price, the actual grant date fair values of these sign-on equity awards that appear in our Summary Compensation Table for 2017 are lower than the intended target values described in the preceding paragraph since the number of units was set based on the closing price of Teva’s shares on the date prior to the announcement of Mr. Schultz’s hire, but the grant date fair value of the awards for accounting purposes were determined when they were actually granted. The Compensation Committee believed that fixing the number of units was appropriate and consistent with the aforementioned focus on aligning executives’ compensation with long-term shareholder value creation.

In addition, Mr. Schultz received a sign-on cash award of $20 million, which vested and was paid in two equal installments three and six months following the Effective Date (February 2018 and May 2018), which is why this award, which was a contractual obligation originally disclosed in connection with the hiring of

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Mr. Schultz in 2017, is disclosed in our 2018 Summary Compensation Table elsewhere in this Proxy Statement. This sign-on cash award and the sign-on equity awards described above were part of the employment agreement with Mr. Schultz in order to induce him to accept the Board’s offer to become our CEO at this critical time, including relocation to our headquarters in Israel, and do not represent any type of ongoing or typical award.

Consistent with our compensation objective to compete with global companies to attract and retain highly talented professionals with the necessary capabilities, and in light of some of the challenges of recruiting superior executive talent to work for a company headquartered in the Middle East, the total compensation package for Mr. Schultz includes certain benefits and perquisites in order to be competitive with the companies with which we vie for talent. Mr. Schultz and many of our most senior executive officers are located at our corporate headquarters outside Tel Aviv. Having our CEO and many of our leadership team together in our corporate office and interacting in person on a regular basis facilitates the development and the effective and efficient execution of our strategy.

To recruit and induce Mr. Schultz, a citizen of Denmark who had been working for a Danish company, to his position at our headquarters in Israel, the Compensation Committee and the Board determined to provide certain expatriate relocation benefits, which are generally provided to expatriates under our relocation policy and those of other companies in our industry. The purpose of these benefits is to keep Mr. Schultz “economically neutral” for the costs associated with living and working outside his home country, with the goal that he not be financially advantaged or disadvantaged as a result of relocating to Israel and incurring associated taxes. These benefits include a housing allowance, transportation support, home leave and global health insurance. Additionally, as we do for all expatriate employees under our relocation policy, we provide tax gross ups on relocation benefits and ongoing assignment allowances, and tax preparation services, and view these as a necessity in connection with inducing a CEO with Mr. Schultz’s skill set and experience to become Teva’s CEO and lead the turnaround effort at this critical time. The amounts reported in the 2018 Summary Compensation Table reflect the costs associated with providing such items for a full year (the 2017 Summary Compensation Table reflected that Mr. Schultz began employment on November 1, 2017). The Compensation Committee and the Board believe that these benefits are reasonable and consistent with our overall compensation objective to compete with global companies to attract, retain and relocate highly talented professionals with the necessary capabilities. The Compensation Committee and the Board viewed these benefits and perquisites as facilitating the ability of Mr. Schultz to maximize his focus on his very demanding duties as CEO.

Supplemental Non-GAAP Income Data

We utilize certain non-GAAP financial measures to evaluate performance, in conjunction with other performance metrics. The following are examples of how we utilize the non-GAAP measures:

∎	our executives and Board use non-GAAP measures to evaluate our operational performance, to compare against work plans and budgets, and ultimately to evaluate the performance of our executives;

∎	our annual budgets are prepared on a non-GAAP basis; and

∎

senior executive’s annual compensation is derived, in part, using these non-GAAP measures. While qualitative factors and judgment also affect annual cash incentives, the principal quantitative element in the determination of the cash incentives is various performance targets tied to the work plan.

Non-GAAP financial measures have no standardized meaning and accordingly have limitations in their usefulness to investors. We provide this non-GAAP data because our executives believe that the data provide useful information to investors. However, investors are cautioned that, unlike financial measures prepared in accordance with U.S. GAAP, non-GAAP measures may not be comparable with the calculation of similar measures for other companies.

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VI. Additional Compensation Policies and Practices

Equity Ownership Policy

Teva and its shareholders are best served by executives that manage the business with a long-term perspective. Therefore, we adopted share ownership guidelines, as we believe share ownership is an important tool to strengthen the alignment of interests among our executive officers and our shareholders, to reinforce executive officers’ commitment to Teva and to demonstrate Teva’s commitment to sound corporate governance. The policy provides that Teva expects the applicable required level of equity ownership to be satisfied by our executive officers within five years of the later of the date the guidelines were adopted or the date of appointment as an executive officer. If an executive officer’s holding requirement increases because of a change in annual base salary, the executive officer is expected to achieve the higher holding requirement within one year of the date of the increase.

The Compensation Committee receives periodic reports of the ownership achieved by each executive officer. For purposes of determining compliance with the guidelines, the value of an executive officer’s share holdings is based on the closing price of Teva’s American Depositary Shares reported on the principal U.S. national securities exchange on which the shares are listed on the last trading day of the year.

Below we describe the ownership guidelines in effect in 2018:

Current Position	Required Salary Multiple

CEO	4x

All other executive officers	2x

The value of all of the following types of Teva shares or stock options owned by or granted to an executive officer qualifies toward the attainment of the target multiple of pay:

∎	shares owned outright by the executive officer or jointly with, or separately by, his or her immediate family members residing in the same household;

∎	shares held in a grantor trust or under a similar arrangement for the economic benefit of the executive officer or his or her immediate family members residing in the same household;

∎	shares held in any Teva retirement plan;

∎	time-based vesting restricted shares and restricted share units issued as part of the executive officer’s long-term compensation, whether or not vested;

∎	the target number of shares subject to any performance shares or units issued as part of the executive officer’s long-term compensation; and

∎	the in-the-money value of vested but unexercised in-the-money stock options.

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Changes to Equity Ownership Policy in 2019

To further strengthen the alignment of interests among our executive officers and our shareholders, starting in 2019, the Compensation Committee and the Board modified the equity ownership for the CEO and executive officers and introduced an equity ownership guideline for directors. Below we describe the ownership guidelines in effect beginning in 2019:

Current Position	Required Salary Multiple

CEO	6x

All other executive officers	3x

Directors	5x annual cash fee(*)
(*)	Excluding committee fees.

In addition, the Compensation Committee and the Board modified the definition of what can be included to satisfy the guidelines by removing unvested PSUs.

The policy provides that Teva expects the applicable required level of equity ownership to be satisfied by our executive officers within five years and directors within six years of first becoming subject to these guidelines.

Clawback Policy

Our executive officers are required to return any compensation paid to them on the basis of results included in financial statements that turned out to be erroneous and were subsequently restated, during the three-year period following filing thereof. In such case, compensation amounts will be returned net of taxes that were withheld thereon, unless the executive officer has reclaimed or is able to reclaim such tax payments from the relevant tax authorities (in which case the executive officer will also be obligated to return such tax amounts). We will publicly disclose the general circumstances of any repayment or forfeiture of compensation from our executive officers under our clawback policy, and the aggregate amounts repaid or forfeited, if required by applicable law or regulation, or if we have previously disclosed the underlying event giving rise to the repayment or forfeiture, unless such disclosure would, as determined by our Compensation Committee or Board, raise legal or privacy concerns with respect to those individuals involved or would not be in the best interests of our shareholders. In addition, in the event that it is discovered that an executive officer engaged in conduct that resulted in a material inaccuracy in Teva’s financial statements or caused severe financial or reputational damage to Teva, or in the event that it is discovered that an executive officer breached confidentiality and/or non-compete obligations to Teva (as determined by the Compensation Committee), the Compensation Committee shall have broad remedial and disciplinary authority. Such disciplinary action or remedy would vary depending on the facts and circumstances, and may include, without limitation, (i) termination of employment, (ii) initiating an action for breach of fiduciary duty, and (iii) seeking reimbursement of performance-based or incentive compensation paid or awarded to the executive officer. The Compensation Committee will determine applicable terms to enforce repayment of clawback amounts and may modify this clawback policy in accordance with applicable law and regulations.

Anti-Hedging and Pledging Policies

Directors and executive officers are prohibited from hedging their equity-based awards and any other Teva securities held by them (whether they are subject to transfer restrictions or not), such as purchasing or selling options on Teva securities, purchasing or selling puts, calls, straddles, equity swaps or other derivative securities linked to Teva’s securities, or engaging in “short” sales on Teva securities. This policy applies to each director and each executive officer until one year after the director’s or executive officer’s termination or retirement.

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Directors and executive officers are prohibited from pledging or using their equity-based awards and any other Teva securities held by them (whether they are subject to transfer restrictions or not) as collateral for loans.

Tax Deductibility

Prior to the Tax Cuts and Jobs Act (the “TCJA”) signed into law in December 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limited the corporate tax deduction for compensation paid to the CEO and the three other most highly compensated executives (other than the CFO) to $1.0 million annually, unless certain requirements were satisfied. To maximize the corporate tax deduction, incentive plans were designed so that certain awards under those plans would constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code and preserve our corporate tax deductibility for those amounts.

The TCJA contained significant changes to Section 162(m) of the Code, including the elimination of the performance-based compensation exception to Section 162(m) for corporate tax years beginning after December 31, 2017 and an expansion of employees covered by the provision. Section 162(m) now covers the CFO or any individual who served as the CFO in the relevant taxable year. In addition, once an individual becomes a covered employee under Section 162(m) for any taxable year beginning after December 31, 2016, this status carries forward to all future years, even in the event of the employee’s termination or death. The act provides limited transition relief for certain “performance-based” compensation, specifying that compensation payable pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after that date will remain eligible for the “performance-based” pay exception to Section 162(m) (i.e., may remain deductible even if in excess of $1 million). The U.S. Internal Revenue Service has provided some guidance on the application of the transition relief to specific situations. However, given the changes to Section 162(m), we expect that the U.S.-based tax deductibility of performance-based compensation in excess of $1.0 million will be less of a consideration for us when designing and implementing our executive officers’ compensation program in future years.

Other Benefits and Perquisites

We generally provide to our executive officers the same benefits that are provided to all employees, including certain retirement benefits, health and welfare benefits, and other benefits. In addition, our executive officers are provided with certain additional benefits, intended to be competitive with the practices of our peer companies.

Our Compensation Policy provides that:

Benefit plans and perquisites have three main objectives:

∎	Compliance with legal requirements to provide certain benefits that are mandatory under applicable law (e.g., paid vacation, sick leave and pension plans);

∎	Attracting, motivating and retaining high level professionals; and

∎	Enabling recruitment of executive officers from various locations and their relocation.

Benefit plans and perquisites are intended to supplement cash compensation and often involve non-monetary rewards, coverage of certain business-related expenses, insurance, pension and savings plans and other deferred monetary savings. These benefits and perquisites may vary depending on geographic location and other circumstances. Global, regional and local units may develop their own benefit plans and procedures, consistent with Teva’s principles and guidelines and subject to any required Company approvals. Benefits and perquisites may include, in addition to benefits that are mandated by

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applicable law and/or generally provided to other employees (including related costs and expenses): car, transportation and accommodations, telecommunication devices, media and computer equipment and expenses, travel and relocation (including family-related expenses, such as tuition and commuting) and life and medical insurance and benefits (including executive officers’ families).

Health and Welfare Benefits

We offer health and welfare benefits to all eligible employees, including all executive officers, which are tailored to each location’s competitive market. Health and welfare benefits may include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, short- and long-term disability coverage and an employee assistance program.

Retirement and Other Local Benefits

Israel

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause (and other circumstances as defined under Israeli law). We make monthly contributions on behalf of our Israel-based executive officers to a pension plan known as Managers’ Insurance or to a Pension Fund. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of the monthly salary to the pension component (including disability insurance) and 8.33% of the monthly salary to the severance component and the employee contributes an amount between 6% and 7% of salary to the pension component. These contributions are on account of Teva’s obligation to pay severance upon termination as referenced above. Our CEO is entitled to similar contributions on behalf of the Company as pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions.

Generally, in addition, our Israel-based executive officers (excluding the CEO), are entitled to participate in a study fund plan, pursuant to which each employee who participates in the plan contributes an amount equal to 2.5% of his or her monthly salary to the study fund and Teva contributes 7.5% of his or her monthly salary to this fund.

North America

Our North American subsidiaries mainly provide various defined contribution plans for the benefit of their employees. Under these plans, contributions are based on specified percentages of pay. In addition, Teva USA offers a supplemental deferred compensation plan to eligible employees. The plan is a nonqualified plan which is intended to work as a complement to the qualified 401(k) Retirement Savings Plan. The plan has been designed to address the “retirement gap” that many highly compensated individuals face, primarily due to IRS imposed limits on qualified Plans and IRAs. Finally, certain executive officers located in the United States participate in a defined contribution supplemental executive retirement plan. No new executive officers are enrolled in this plan.

Expatriate Benefits / International Assignment and Relocation Benefits

Teva provides benefits to our employees, who either accept an expatriate assignment or relocate internationally. The benefits are designed to provide ongoing assignment management, where applicable, and physical relocation support services. These benefits can vary depending on the nature of the assignment or relocation, but generally include a housing allowance, transportation support, a cost of living allowance (where applicable), home leave, global health insurance, and company paid education for approved dependents in locations where public education is not suitable. Additionally, we provide tax preparation and tax support services, dependent on the nature of the assignment (e.g., tax equalization for

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home-based assignments or tax gross up of relocation benefits and ongoing assignment allowances for host-based assignments), as well as immigration services to manage compliance within all global jurisdictions. The purpose of these benefits is to keep our expatriate employees “economically neutral” for the costs associated with living and working outside their home country, with the goal that they are not financially advantaged or disadvantaged as a result of relocating to another country and incurring associated taxes.

Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the Summary Compensation Table set forth below under “Additional Compensation Information.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed this “Compensation Discussion and Analysis” section of this Proxy Statement with our executives. Based upon this review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Members of the Compensation Committee:

Rosemary A. Crane, Chair

Gerald M. Lieberman

Nechemia (Chemi) J. Peres

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ADDITIONAL COMPENSATION INFORMATION

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Kåre Schultz President and Chief Executive Officer	2018	2,000,000	20,000,000	4,499,977	1,500,019	3,790,360	0	679,519	32,469,875
	2017	333,333	0	14,229,808	2,000,009	0	0	464,591	17,027,741

Michael McClellan Executive Vice President, Chief Financial Officer	2018	700,000	135,000	1,799,992	900,003	1,172,640	0	238,375	4,946,010
	2017	397,058	101,250	199,260	195,515	0	0	211,090	1,104,173

Dr. Carlo de Notaristefani Executive Vice President, Global Operations	2018	836,400	0	3,549,915	1,166,679	1,495,232	0	194,294	7,242,520
	2017	836,400	0	2,569,720	866,688	0	0	189,551	4,462,359
	2016	835,832	0	1,074,937	1,075,070	872,532	0	191,766	4,050,137

Dr. Hafrun Fridriksdottir Executive Vice President, Global Research and Development	2018	720,000	650,000	2,321,392	900,003	1,296,144	0	87,492	5,975,031
	2017	696,346	900,000	999,957	500,047	535,000	0	77,492	3,708,842

Mark Sabag Executive Vice President, Global Human Resources	2018	605,749	0	2,254,711	866,685	1,090,467	0	427,724	5,245,336
	2017	604,637	0	1,066,630	533,375	0	0	317,108	2,521,750

Salary

(1)

Mr. Schultz commenced employment with the Company on November 1, 2017. Mr. McClellan was appointed Executive Vice President, CFO on November 27, 2017, after having served as Interim CFO since July 2017. Dr. Fridriksdottir was appointed Executive Vice President, Global R&D, on November 27, 2017, after having been appointed as Executive Vice President, President of Global Generics R&D in February 2017. The Company paid the salary of Mr. Sabag in Israeli shekels. The U.S. dollar amount in the table above was converted from Israeli shekels using a 2018 monthly average exchange rate for the month of each salary payment, ranging from 3.42 to 3.75 shekels per U.S. dollar and a 2017 monthly average exchange rate for the month of each payment, ranging from 3.50 to 3.82 shekels per U.S. dollar.

Bonus

(2)

Mr. Schultz received a sign-on cash award that was paid in two installments in 2018, as originally disclosed in connection with the hiring of Mr. Schultz in 2017. In connection with the promotion of Mr. McClellan to the position of Interim CFO in July 2017 (before his appointment as Executive Vice President, CFO in November 2017), the Company awarded Mr. McClellan a one-time promotion cash award. The 2018 amount reflected in the table above represents half of the full cash award for Mr. McClellan ($101,250) as well as half of an additional retention award granted in September 2017 ($33,750). Dr. Fridriksdottir was entitled to receive payment of a portion of a retention award Teva assumed pursuant to a legacy Actavis Generics retention plan, and the Company fulfilled its assumed obligation to Dr. Fridriksdottir under the plan during 2018 ($500,000). In addition, the 2018 amount reflected in the table above for Dr. Fridriksdottir includes half of an additional retention award granted in November 2016 in connection with the acquisition of Actavis Generics ($150,000).

Stock Awards

(3)

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the Performance Share Units (“PSUs”) and Restricted Share Units (“RSUs”) awarded to our NEOs, computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”). Valuations of PSUs and RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, and by applying a discount factor for PSUs. Valuations of sign-on PSUs granted to Mr. Schultz were determined using a Monte Carlo simulation valuation model. For information regarding

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assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14c. to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2018. For more information on these and other share awards granted during 2018, see the table entitled “2018 Grants of Plan-Based Awards” and related narrative and footnotes.

The grant date fair value of PSUs displayed above is determined based upon achievement of performance at “target” level, which is the probable outcome of the performance metrics associated with each award of PSUs. If performance were to be achieved at “maximum” level, the grant date fair value of the 2018 PSU awards as of the respective grant dates would have been as follows: Mr. Schultz: $8,999,976; Mr. McClellan: $2,699,983; Dr. de Notaristefani: $7,149,763; Dr. Fridriksdottir: $4,264,183; and Mr. Sabag: $4,164,185.

Options

(4)

The amounts shown above in the Option Awards column represent the aggregate grant date fair value of share options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14c. to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. For more information regarding options granted during 2018, see the table entitled “2018 Grants of Plan-Based Awards” and related narrative and footnotes.

Non-Equity Incentive Awards

(5)

The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of the executive officer annual incentive plan, as determined by the Compensation Committee and the Board in accordance with the plan and the awards thereunder. Payments pursuant to the executive officer annual incentive plan are generally made early in the year following the year in which they are earned.

The Company paid the amount reported in 2018 for Mr. Sabag in Israeli shekels. The 2018 U.S. dollar amount in the table above was converted from Israeli shekels using a 2018 annual average exchange rate of 3.59 shekels per U.S. dollar.

All Other Compensation

(6)

Name	Defined Contribution and Israeli Separation Plan Contributions ($) (a)	Automobile ($) (b)	Housing and Relocation Expenses and Allowances ($) (c)	Tax Gross-Ups ($) (d)	Study Funds ($) (e)	Other ($) (f)	Total ($)
Kåre Schultz	316,172	90,076	221,363	48,411	—	3,497	679,519
Michael McClellan	61,729	32,824	141,325	—	—	2,497	238,375
Dr. Carlo de Notaristefani	153,676	39,538	—	—	—	1,080	194,294
Dr. Hafrun Fridriksdottir	62,412	24,000	—	—	—	1,080	87,492
Mark Sabag	96,122	41,407	—	47,752	45,431	197,012	427,724

The U.S. dollar amounts in the table above were converted from Israeli shekels, where needed, using the relevant 2018 monthly average exchange rates of 3.42 to 3.75 Israeli shekels per U.S. dollar.

(a)

Amounts disclosed in this column reflect Company contributions and/or payments related to tax-qualified and non-qualified retirement plans and Israeli separation contributions, which include pension and severance, pursuant to Israeli law.

(b)	Amounts disclosed in this column reflect automobile allowances, participation in the Company’s car lease program, or use of a Company car and/or reimbursement of non-business automobile expenses.
(c)

Amounts disclosed in this column reflect expenses related to relocation such as housing accommodation costs for Mr. Schultz ($107,507) and Mr. McClellan ($78,111), travel costs for Mr. Schultz ($78,607) and Mr. McClellan ($19,393), general allowance payments, tax services and other related costs.

(d)

Amounts disclosed in this column reflect tax gross-ups paid to our NEOs as follows: Mr. Schultz—gross-ups are provided for the income associated with accommodation in Israel, travel costs associated with travel allowance, other items related to his relocation (paid in accordance with Teva’s relocation policy), and costs associated with the Company-provided automobile and Company-provided cell phone; Mr. Sabag—gross-ups are provided for costs associated with the Company leased automobile and Company-provided cell phone, and other eligible expenses. In addition, gross-ups are provided to Mr. Schultz and Mr. Sabag for miscellaneous fringe benefits, as are generally provided to other eligible employees in Israel.

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Subsequent to the date that our 2018 proxy statement was filed, a revision was made to the 2017 gross-up value for Mr. McClellan. The updated value is reflected in the 2017 all other compensation value in the Summary Compensation Table above.
(e)

Amounts disclosed in this column reflect a Company contribution equal to 7.5% of the applicable NEO’s annual base salary to Study Fund (savings fund) maintained for Israel-based NEOs (except Mr. Schultz), as provided to other eligible employees in Israel.

(f)

Amounts disclosed in this column reflect a one-time payout of accrued vacation ($186,030) pursuant to a Company initiative applied to Israel-based employees in connection with setting a cap on vacation accrual and reimbursement of eligible expenses for Mr. Sabag, life insurance premium payments made by the Company on behalf of the NEOs, and miscellaneous cash fringe benefits provided generally to all eligible employees in applicable countries, such as a children’s education allowance and recognition awards.

Employment Agreements

We have entered into employment agreements with all of our NEOs that provide for, among other things, the term of employment, the position and duties, the compensation and benefits payable during the term of the agreement and certain restrictive covenants. The agreements also set forth the terms in the event that the NEO’s employment is terminated under various conditions. The material provisions pertaining to termination of employment of the NEOs are set forth below under “—2018 Potential Payments Upon Termination or Change in Control.”

Kåre Schultz

On September 7, 2017, we entered into an employment agreement with Mr. Schultz to serve as our CEO. He is eligible for benefit plans provided to similarly situated executive officers, including medical, dental, group life and other programs, pension and severance contributions pursuant to Israeli law, relocation benefits in accordance with our policy, housing reimbursement up to 40,000 Israeli shekels per month ($11,142 using a 2018 average monthly exchange rate of 3.59 shekels per U.S. dollar) and personal travel reimbursement up to $100,000 per year. Under the agreement, Mr. Schultz is also provided with a company car. For a summary of the material terms of Mr. Schultz’s employment agreement, see “Compensation Discussion and Analysis—V. Components of Our Compensation Program—Leadership Transitions—Previously-Disclosed Appointment of Mr. Kåre Schultz as CEO” above. The agreement also contains noncompetition (except in the event of expiration of his term) and nonsolicitation covenants for 24 months after the term of the agreement, a nondisparagement covenant for 10 years after the term of the agreement, and an assignment of inventions.

Michael McClellan

Effective as of November 27, 2017, we entered into an executive employment agreement with Mr. McClellan. The agreement provides that Mr. McClellan will be employed as Executive Vice President, CFO, until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provided for an initial base salary of $700,000.

Mr. McClellan is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. He is eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. In conjunction with Mr. McClellan’s relocation to Israel, he is entitled to relocation benefits in accordance with the terms of our relocation policy. While he is based in Israel, he is entitled to a housing allowance of up to 21,500 Israeli shekels per month ($5,989 using a 2018 average monthly exchange rate of 3.59 shekels per U.S. dollar).

The agreement also contains noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Dr. Carlo de Notaristefani

On August 6, 2012, we entered into an employment agreement with Dr. de Notaristefani which was most recently amended and restated on February 7, 2018. The agreement provides that Dr. de Notaristefani will

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serve in a senior global operations position, until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provided for an initial base salary of $836,400.

Dr. de Notaristefani is eligible to participate in the Company’s annual cash incentive plan with a target of 100% of his then current base salary, and for equity-based awards under our equity compensation plan. He is eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. Under the agreement, Dr. de Notaristefani is also provided with a car or a car allowance.

The agreement also contains noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Dr. Hafrun Fridriksdottir

On June 18, 2017, we entered into an executive employment agreement with Dr. Fridriksdottir. The agreement provides that Dr. Fridriksdottir will serve in a senior R&D position until her death, disability, termination with or without cause or resignation with or without good reason. The agreement provided for an initial base salary of $720,000.

Dr. Fridriksdottir is eligible to be considered for an annual cash incentive and for equity-based awards under our equity compensation plan. She is eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. Under the agreement, Dr. Fridriksdottir is also provided with a car allowance.

The agreement also contains noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Mark Sabag

On December 22, 2013, we entered into an executive employment agreement with Mr. Sabag. The agreement provides that Mr. Sabag will serve as Group Executive Vice President, Human Resources until his death, disability, aged retirement, termination with or without cause or resignation with or without good reason. Mr. Sabag is eligible to be considered for an annual cash incentive and for equity-based awards under our equity compensation plan. We agreed to provide Mr. Sabag with a company or leased car grossed-up for applicable taxes. We also agreed to provide certain pension and severance fund contributions pursuant to Israeli law (by both the Company and Mr. Sabag), and group life insurance and other benefits customary for executives in Israel.

Mr. Sabag also agreed to a noncompetition covenant for 12 months after termination, nondisclosure and nondisparagement covenants and an assignment of inventions.

2018 Pay Ratio

The CEO pay ratio rule permits the use of a median employee for up to three years unless there has been a meaningful change to a company’s employee population. Due to the execution of our significant restructuring plan, we determined that there was a meaningful change to our employee population and so we re-determined a median employee for pay ratio purposes.

We have estimated the compensation of the 2018 median employee to be $73,171. The annual total compensation of our CEO was $32,469,875. The ratio of the annual total compensation of our CEO to that of the annual total compensation of our median employee was 444 to 1. We note that a substantial portion of our CEO’s total compensation for 2018 was the $20 million sign-on cash award he received in accordance with his employment agreement. Excluding the sign-on cash award, the ratio would have been 170 to 1.

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We selected December 31, 2018, as the date upon which we would identify the “median employee” and included employees from all relevant countries. Earnings of our employees outside the U.S. were converted to U.S. dollars using the average December currency exchange rates.

To identify the “median employee,” we utilized the annualized 2018 base salary and target annual cash incentive for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees.

Using this measure, we identified a “median employee” who is a full-time, salaried employee located in Israel. We totaled all of the elements of the employee’s compensation for 2018 in the same manner as the CEO and in accordance with SEC Summary Compensation Table disclosure requirements, which resulted in an annual total compensation of $73,171, of which $25,196 is base salary, $9,823 is non-equity incentive compensation, and $38,152 is comprised of Company contributions to a pension fund, as is required by Israeli law, and other compensation such as overtime pay, travel and other cash allowances, and Company contributions to a study fund, as is common practice for Israel-based employees of the Company.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

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2018 Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Approval Date	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Share Awards: Number of Shares or Share Units (#) (3)	All Other Option Awards; Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Share and Option Awards ($)

Kåre Schultz	2/6/2018	2/6/2018	Annual Incentive	500,000	2,800,000	4,000,000

	2/6/2018	2/9/2018	PSU				35,821	179,104	537,312				2,999,992

	2/6/2018	2/9/2018	RSU							80,601			1,499,985

	2/6/2018	2/9/2018	Options								205,482	18.61	1,500,019

Michael McClellan	2/6/2018	2/6/2018	Annual Incentive	175,000	700,000	1,400,000

	12/14/2017	2/9/2018	PSU				10,747	53,731	161,193				899,994

	12/14/2017	2/9/2018	RSU							48,361			899,998

	12/14/2017	2/9/2018	Options								123,288	18.61	900,003

Dr. Carlo de Notaristefani	2/6/2018	2/6/2018	Annual Incentive	209,100	836,400	1,672,800

	12/14/2017	2/9/2018	PSU				13,931	69,651	208,953				1,166,654

	12/14/2017	2/9/2018	RSU							62,690			1,166,661

	12/14/2017	2/9/2018	Options								159,819	18.61	1,166,679

	4/25/2018	5/11/2018	PSU				14,000	70,000	210,000				1,216,600

Dr. Hafrun Fridriksdottir	2/6/2018	2/6/2018	Annual Incentive	180,000	720,000	1,440,000

	12/14/2017	2/9/2018	PSU				10,747	53,731	161,193				899,994

	12/14/2017	2/9/2018	RSU							48,361			899,998

	12/14/2017	2/9/2018	Options								123,288	18.61	900,003

	4/25/2018	5/11/2018	PSU				6,000	30,000	90,000				521,400

Mark Sabag	2/6/2018	2/6/2018	Annual Incentive	151,437	605,749	1,211,498

	12/14/2017	2/9/2018	PSU				10,349	51,741	155,223				866,662

	12/14/2017	2/9/2018	RSU							46,569			866,649

	12/14/2017	2/9/2018	Options								118,724	18.61	866,685

	4/25/2018	5/11/2018	PSU				6,000	30,000	90,000				521,400

Annual Incentive Plan

(1)

The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for 2018 under the executive officer annual incentive plan. The amounts of the annual cash incentive opportunities depend on the eligible base salary of the NEO for the year. Annual cash incentive opportunities are subject to the achievement relative to three performance measures: Non-GAAP EPS, Free Cash Flow, and individual performance, weighted 50%, 25%, and 25% respectively. Each performance measure has specified threshold, target and maximum performance levels such that weighted performance below the threshold level results in no annual cash incentive payment, weighted performance at threshold level results in a payout of 25% of base salary, weighted performance at target level results in a payout of 140% of base salary for the CEO and 100% of base salary for the other NEOs, and weighted performance at or above the maximum level results in a payout of 200% of base salary. Linear interpolation will be used to determine the applicable payout amount between threshold and target and between target and maximum. In addition, the annual incentive plan design includes a super measure, pursuant to which achievement percentage of less than 85% of the target level of either of non-GAAP EPS or Free Cash Flow would result in no annual cash incentive payout.

Performance Share Units (PSUs)

(2)

Amounts disclosed in these columns reflect the potential threshold, target and maximum number of PSUs awarded in 2018 to each NEO. The PSUs have a three-year performance period and vest in full on the third anniversary of the date of grant. The PSUs vest subject to the achievement of two performance measures: Non-GAAP EPS and Free Cash Flow, each of which is weighted 50%. Each performance measure has specified threshold, target and maximum performance levels such that performance below the threshold level results in an earning percentage of 0%, performance at threshold level results in an earning percentage of 25%, performance at target level results in an earning percentage of 100%, and performance at or above the maximum level results in an earning percentage of 200%. Linear interpolation will be used to determine the applicable earning percentage. In order to determine the total payout for the PSUs, the Compensation Committee and the Board will calculate the average of the earning percentages for the two performance measures and will multiply it by an 80% to 150% modifier determined based on the percentile rank of the Company’s TSR performance for the three-year period ending in 2020 relative to its peer group. See “Compensation Discussion and Analysis—IV. Compensation Determination Process—Compensation Peer Group and Peer Selection Process” for a list of the peer group companies used for this purpose. The resulting percentage will be multiplied by the target number of PSUs to determine the final number of shares to be earned by each NEO in respect of the applicable performance period, except that the number of shares to be earned may not exceed 300% of the target number of PSUs. Valuations of PSUs disclosed in this table were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, and then applying a discount factor. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. The threshold amount in the table above assumes threshold performance for each performance metric and a TSR modifier of 80%. The maximum amount in the table above assumes maximum performance for each performance metric and a TSR modifier of 150%.

The Company granted Dr. de Notaristefani, Dr. Fridriksdottir, and Mr. Sabag a one-time grant of PSUs, with the same design and goals as the annual grant, which will vest in full on the third anniversary of the date of grant, in an effort to maintain management continuity, expertise and experience and in an effort to foster the long-term success of the Company.

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Restricted Share Units (RSUs)

(3)

Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2018. The RSUs granted as part of the executive officer annual equity grant vest in equal annual installments on the second, third and fourth anniversaries of the grant date. Valuations of RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends.

Stock Options

(4)

Amounts disclosed in this column reflect the number of stock options granted to our NEOs in 2018. The options granted as part of the executive officer annual equity grant vest in equal installments on the second, third and fourth anniversaries of the grant date. The options generally expire ten years from the date of grant, and have an exercise price of no less than 100% of the fair market value of a Teva share on the date of grant. The grant date fair values were calculated using the Black-Scholes value of each option on the grant date.

2018 Outstanding Equity Awards at Fiscal Year-End

			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#) (3)	Market Value of Shares or Units of Shares That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($) (6)	Vesting Schedule
Kåre Schultz	Options	11/3/2017		591,719	11.40	11/3/2027					33% in 2019, 2020 and 2021

		2/9/2018		205,482	18.61	2/9/2028					33% in 2020, 2021 and 2022

	RSUs	11/3/2017					190,839	2,942,737			33% in 2019, 2020 and 2021

		11/3/2017					349,163	5,384,093			33% in 2020, 2021 and 2022

		2/9/2018					80,601	1,242,867			33% in 2020, 2021 and 2022

	PSUs	11/3/2017							649,914	10,021,674	33% in 2020, 2021 and 2022, subject to performance

		11/3/2017							751,504	11,588,192	100% in 2022, subject to performance

		11/3/2017							212,314	3,273,882	100% in 2020, subject to performance

		2/9/2018							179,104	2,761,784	100% in 2021, subject to performance

Michael McClellan	Options	11/5/2015	10,443	3,484	60.92	11/5/2025					25% in 2016, 2017, 2018 and 2019

		3/17/2016	7,000	7,003	53.50	3/17/2026					25% in 2017, 2018, 2019 and 2020

		3/3/2017	5,626	16,879	34.70	3/3/2027					25% in 2018, 2019, 2020 and 2021

		9/18/2017		12,341	16.99	9/18/2027					100% in 2019

		2/9/2018		123,288	18.61	2/9/2028					33% in 2020, 2021 and 2022

	RSUs	11/5/2015					695	10,717			25% in 2016, 2017, 2018 and 2019

		3/17/2016					1,321	20,370			25% in 2017, 2018, 2019 and 2020

		3/3/2017					3,148	48,542			25% in 2018, 2019, 2020 and 2021

		9/18/2017					4,091	63,083			100% in 2019

		2/9/2018					48,361	745,727			33% in 2020, 2021 and 2022

	PSUs	2/9/2018							53,731	828,532	100% in 2021, subject to performance

Dr. Carlo de Notaristefani	Options	8/1/2012	150,003		40.87	8/1/2022					vested

		3/12/2014	98,581		48.76	3/12/2024					vested

		2/12/2015	59,584	29,792	57.35	2/12/2025					33% in 2017, 2018 and 2019

		2/12/2016	33,301	66,603	55.75	2/12/2026					33% in 2018, 2019 and 2020

		5/16/2016	2,782	5,564	50.43	5/16/2026					33% in 2018, 2019 and 2020

		2/14/2017		147,396	34.90	2/14/2027					33% in 2019, 2020 and 2021

		2/9/2018		159,819	18.61	2/9/2028					33% in 2020, 2021 and 2022

	RSUs	2/14/2017					27,840	429,293			33% in 2019, 2020 and 2021

		5/18/2017					30,875	476,093			100% in 2019

		2/9/2018					62,690	966,680			33% in 2020, 2021 and 2022

	PSUs	2/12/2016					14,432	222,541			100% in 2019

		5/16/2016					1,204	18,566			100% in 2019

		2/14/2017							30,941	477,110	100% in 2020, subject to performance

		2/9/2018							69,651	1,074,018	100% in 2021, subject to performance

		5/11/2018							70,000	1,079,400	100% in 2021, subject to performance

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			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#) (3)	Market Value of Shares or Units of Shares That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($) (6)	Vesting Schedule
Dr. Hafrun Fridriksdottir	Options	7/1/2014	15,206	7,603	48.69	7/1/2024					33% in 2017, 2018 and 2019

		8/2/2016	7,994	7,996	52.96	8/2/2026					25% in 2017, 2018, 2019 and 2020

		9/9/2016	2,776	2,777	50.21	9/9/2026					25% in 2017, 2018, 2019 and 2020

		11/30/2016	14,292	42,875	37.70	11/30/2026					25% in 2018, 75% in 2019

		2/14/2017		85,042	34.90	2/14/2027					33% in 2019, 2020 and 2021

		2/9/2018		123,288	18.61	2/9/2028					33% in 2020, 2021 and 2022

	RSUs	7/1/2014					4,640	71,549			33% in 2017, 2018 and 2019

		3/4/2015					1,165	17,964			33% in 2017, 2018 and 2019

		8/2/2016					1,495	23,053			25% in 2017, 2018, 2019 and 2020

		9/9/2016					531	8,188			25% in 2017, 2018, 2019 and 2020

		11/30/2016					8,133	125,411			25% in 2018, 75% in 2019

		2/14/2017					16,061	247,661			33% in 2019, 2020 and 2021

		2/9/2018					48,361	745,727			33% in 2020, 2021 and 2022

	PSUs	2/14/2017							17,850	275,247	100% in 2020, subject to performance

		2/9/2018							53,731	828,532	100% in 2021, subject to performance

		5/11/2018							30,000	462,600	100% in 2021, subject to performance

Mark Sabag	Options	11/7/2011	4001		41.72	11/7/2021					vested

		2/24/2012	3,201		44.59	2/24/2022					vested

		12/13/2012	4,501		38.84	12/13/2022					vested

		2/24/2013	4,502		38.08	2/24/2023					vested

		11/11/2013	100,002		37.26	11/11/2023					vested

		3/12/2014	73,933		48.76	3/12/2024					vested

		2/12/2015	44,690	22,345	57.35	2/12/2025					33% in 2017, 2018 and 2019

		2/12/2016	21,646	43,294	55.75	2/12/2026					33% in 2018, 2019 and 2020

		2/14/2017		90,710	34.90	2/14/2027					33% in 2019, 2020 and 2021

		2/9/2018		118,724	18.61	2/9/2028					33% in 2020, 2021 and 2022

	RSUs	2/14/2017					17,132	264,175			33% in 2019, 2020 and 2021

		2/9/2018					46,569	718,094			33% in 2020, 2021 and 2022

	PSUs	2/12/2016					9,381	144,655			100% in 2019

		2/14/2017							19,040	293,597	100% in 2020, subject to performance

		2/9/2018							51,741	797,846	100% in 2021, subject to performance

		5/11/2018							30,000	462,600	100% in 2021, subject to performance

(1)

Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time based vesting and have vested. The options generally expire ten years from the date of grant, and have an exercise price of no less than 100% of the fair market value of a Teva share on the date of grant. See “2018 Potential Payments Upon Termination or Change in Control” for information on the treatment of options upon retirement, death, disability, termination or change in control.

(2)	Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time based vesting that had not vested as of December 31, 2018.
(3)

Amounts disclosed in this column reflect the number of unvested RSUs granted that were subject to time based vesting and unvested PSUs granted for the 2016-2018 performance period. The number of PSUs reported in this column reflects the PSUs vested in February 2019 for the 2016-2018 performance period at their actual payout percentage. As of December 31, 2018, the relevant performance period had been completed and in February 2019 the Compensation Committee and Board determined the performance results and the awards fully vested thereafter. See “2018 Potential Payments Upon Termination or Change in Control” for information on the treatment of RSUs and PSUs upon retirement, death, disability, termination or change in control.

(4)

Amounts disclosed in this column reflect the market value of the RSUs and PSUs reported in the preceding column using the closing price of a Teva share as reported on the New York Stock Exchange on December 31, 2018, the last trading day of the year, multiplied by the number of shares underlying each award. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested RSUs and PSUs.

(5)

Amounts disclosed in this column reflect the number of unvested PSUs held by our NEOs, based on achievement of all applicable performance goals at target level for open performance cycles ending in 2019 and 2020. PSUs vest following completion of the year indicated and following the date on which the Compensation Committee and Board certify if the performance conditions have been achieved. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of each performance cycle and might be less or more than the number shown in this column. See footnote (2) to “2018 Grants of Plan-Based Awards” above for information regarding the nature of the performance measures incorporated in the 2018-2020 PSU grant. See “2018 Potential Payments Upon Termination or Change in Control” for information on the treatment of PSUs upon retirement, death, disability, termination or change in control.

(6)

Amounts disclosed in this column reflect the market value of the unvested PSUs held by our NEOs and reported in the preceding column using the closing price of a Teva share as reported on the New York Stock Exchange on December 31, 2018, the last trading day of the year, multiplied by the target number of shares underlying each award. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested PSUs.

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2018 Option Exercises and Stock Vested

The table below shows the number of shares each of our NEOs acquired and the values they realized upon the vesting of RSUs, during 2018. Values are shown before payment of any applicable withholding taxes or brokerage commissions. There were no stock options exercised by the NEOs in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Michael McClellan	2,404	47,979

Dr. Hafrun Fridriksdottir	12,960	236,929

(1)

Amounts disclosed in this column reflect the number of RSUs that vested during 2018. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested PSUs or RSUs.

(2)

Amounts disclosed in this column reflect the value realized upon vesting of the RSUs, as calculated based on the price of a Teva share on the vesting date, multiplied by the number of shares underlying each award.

2018 Pension Benefits

None of our NEOs participate in or have accrued benefits under qualified or non-qualified defined benefit plans sponsored by us.

2018 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY ($) (4)

Michael McClellan	Supplemental Deferred Compensation Plan	127,885	32,548	(29,087)	—	358,509
Dr. Carlo de Notaristefani	Supplemental Deferred Compensation Plan	186,582	—	(89,334)	—	1,755,320
	Defined Contribution Supplemental Executive Retirement Plan	—	125,460	(32,372)	—	675,208
Hafrun Fridriksdottir	Supplemental Deferred Compensation Plan	76,431	33,231	(12,273)	(8,155)	217,904

(1)	Amounts disclosed in this column reflect elective deferrals made by our NEOs and are included in the amounts reported as “Salary” in the Summary Compensation Table above.

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(2)	Amounts disclosed in this column are included within the amount reported in the “All Other Compensation” column of the Summary Compensation Table above.
(3)

Amounts disclosed in this column include earnings on the Supplemental Deferred Compensation Plan and the Defined Contribution Supplemental Executive Retirement Plan as well as changes in the values of the underlying accounts. None of the amounts disclosed in this column were reported in the Summary Compensation Table because the Company does not credit above-market or preferential earnings on deferred compensation.

(4)

Amounts disclosed in this column reflect the cumulative value of applicable NEO’s contributions and Company matching contributions, which have been included in the amounts reported as “Salary,” “Bonus,” and “All Other Compensation,” as appropriate, in the applicable Summary Compensation Tables, and investment earnings thereon.

Teva’s North American subsidiaries provide a tax qualified defined contribution 401(k) Retirement Savings Plan for the benefit of employees. Under this plan, contribution amounts have been determined based on specified percentages of pay. The Internal Revenue Code limits the benefits that may be contributed into the 401(k) plan. As a complement to this plan, the Company maintains two supplemental retirement plans to bridge the gap between legally mandated limits on qualified plan benefits and the retirement benefits offered at comparable public companies, and to provide participants with supplemental benefits. The two plans include the Supplemental Deferred Compensation Plan, and the Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”), which is available to grandfathered U.S. executive officers (no new U.S. executive officers are enrolled in this plan). While the Company has formally funded the 401(k) plan match contribution, the Supplemental Deferred Compensation Plan and the DC SERP are not formally funded.

Supplemental Deferred Compensation Plan

The Supplemental Deferred Compensation Plan is a nonqualified, unfunded deferred compensation plan under which certain eligible employees may defer up to 75% of base salary, annual bonuses and sales bonuses. The Company matches 100% of the first 6% of all eligible compensation deferred above the IRS qualified compensation limit, and makes restorative matching contributions to restore the Company match that were lost to the participant under the Retirement Savings Plan. Participants are vested in 100% of Company contributions once three years of service are completed. There are 27 investment options within the Supplemental Deferred Compensation Plan, and participants may change their investment allocations. Contributions plus earnings are paid out of the general assets of the Company. Participants that are age 55 with at least 15 years of service or age 65 with five years of service are retirement eligible, and may receive payment from the Plan in a lump sum or in annual installments for up to 20 years beginning on the first distribution date (January or July) that is at least 13 months after their retirement. Participants that terminate employment prior to retirement receive a lump sum beginning on the first distribution date that is at least six months after termination. Participants may change their distribution election at least 12 months prior to the originally scheduled payment date and as long as the change results in the payment date being delayed at least five years.

Defined Contribution Supplemental Executive Retirement Plan

The DC SERP is a nonqualified, unfunded plan in which certain executive officers may participate. Under this plan, the Company establishes an account on behalf of each participant and credits that account on the last day of the year with an amount equal to 15% of the participant’s base salary paid during the applicable calendar year as a future retirement benefit. If the participant has a separation from service after age 65 or dies or becomes disabled, the Company will credit the account with a pro-rata amount in respect of the portion of the year during which the participant qualified as a participant. The participant may direct percentages of the amounts credited to the participant’s account to be notionally invested in investment funds, and the account is credited with earnings that mirror the actual investment results of such investment funds. As of a valuation date, the notional realized and unrealized gains and losses and the notional income

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are allocated for the benefit of the participant’s account. Participants vest in their accounts upon either the earliest of five full years as a participant, attaining age 65 while employed by the Company, death, disability, or a change in control as defined under Code Section 409A. If a participant separates from service before they are 100% vested, they will forfeit the entire account balance. If a participant breaches any noncompete or nonsolicit or other similar restrictive covenants under the plan, is terminated for cause or fails to execute a release of claims against the Company upon a termination of employment, he or she will forfeit their account balance. A participant may receive the vested benefit in the account in a lump sum following the participant’s separation from service or, if the participant so elects, in installments. If a participant does not have 10 years of service and is 55 at the time of separation from service, payment will be in the form of a single lump sum. If a participant dies after separation from service and prior to benefits being paid, such benefits will continue to be paid in the same form as elected by the participant. If the participant dies or becomes disabled, the vested value of the account will be distributed in a single lump sum. If installment payments are elected, the installment amounts are determined as the remaining balance divided by the number of years over which the installments will be paid. Payments may be delayed due to certain tax rules or deferral elections made by the executive.

2018 Potential Payments Upon Termination or Change in Control

In connection with any termination of employment, including if there is a termination in connection with a change in control of the Company, our NEOs would be eligible to receive certain payments, benefits and treatment of the various forms of equity that such NEO holds (provided, in some cases, that certain conditions are met).

The amounts that the NEOs would receive are set forth below for the following types of termination of employment: termination for cause, death, disability, retirement, termination without cause, resignation for good reason, resignation without good reason and a change in control of the Company.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown. We have assumed that the termination of employment or change in control occurred on December 31, 2018, and that the value of a Teva share on that day was $15.42, the closing price on the NYSE on December 31, 2018, the last trading day of 2018.

Under these SEC rules, the potential payments upon termination do not include certain distributions or benefits which are not enhanced by a qualifying termination of employment or change in control. These payments and benefits are referred to as “vested benefits” and include:

∎	Amounts payable when employment terminates under programs generally applicable to the Company’s salaried employees;

∎	Vested benefits accrued under the 401(k) and pension plans; and

∎

Vested benefits under the Supplemental Deferred Compensation Plan and the Defined Contribution Supplemental Executive Retirement Plan provided to the NEOs on the same basis as all other employees eligible for such plans, as previously described in the section entitled “2018 Nonqualified Deferred Compensation.”

Kåre Schultz

Mr. Schultz’s employment terms generally require the Company and Mr. Schultz to provide three months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. Schultz’s services during such notice period or any part thereof, or accelerate the termination date upon mutual agreement, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Mr. Schultz’s employment terms provide that in connection with his termination of employment, Mr. Schultz will be entitled to receive payments associated with termination as required pursuant to applicable Israeli

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law and certain accrued obligations. Upon termination by the Company without cause or by Mr. Schultz with good reason, Mr. Schultz will generally be entitled to receive cash severance, together with severance amounts accumulated in his severance account, equal to the product of twelve times his monthly base salary (or the minimum amount required under applicable law, if greater). Mr. Schultz is also entitled to receive an amount equal to twenty-four times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for two years following termination and other restrictive covenants, and his compliance with such undertaking, which amount would be paid in connection with terminations other than in the event of his termination by the Company for cause or his death. In the event that his employment is terminated by the Company without cause or by Mr. Schultz with good reason within one year following certain mergers and as a result thereof, Mr. Schultz will be entitled to an additional lump sum cash payment equal to his current annual salary.

Upon his termination due to death, disability, termination without cause and resignation with good reason, Mr. Schultz will receive vesting of his sign-on RSU award on the date of termination, and continued vesting of his sign-on PSU awards (which will ultimately be settled based on actual performance through the end of the applicable three-year and five-year performance periods). In the event of a change in control before the terminations listed above, Mr. Schultz’s sign-on PSU awards will be treated as earned based on the price paid per share to shareholders (or if none, then based on the last per share trading price before the change in control). The awards may then either continue as time-vested awards over the remainder of the required vesting period or, if not assumed, settled upon the change in control. If the sign-on PSU awards are assumed and continue as time-vested awards, they will be immediately settled upon termination following the change in control due to death, disability, termination without cause and resignation with good reason.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, in the event that he breaches his restrictive covenants. In addition, in the event of continuous and willful breach of his restrictive covenants, the Company shall be entitled to a repayment of such termination payments, including forfeiture of any post-termination equity vesting.

Michael McClellan

Mr. McClellan’s employment terms generally require the Company and Mr. McClellan to provide three months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. McClellan’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Upon termination by the Company without cause or by Mr. McClellan for good reason, Mr. McClellan will generally be entitled to receive cash severance equal to the product of six times his monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Mr. McClellan is also entitled to receive an amount equal to twelve times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for one year following termination and other restrictive covenants. In the event that his employment is terminated without cause within one year following certain mergers and as a result thereof, Mr. McClellan will be entitled to an additional lump sum cash payment of $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Mr. McClellan shall promptly repay Teva any such payments or benefits provided, in the event that he breaches his restrictive covenants.

Dr. Carlo de Notaristefani

Dr. de Notaristefani’s employment terms generally require the Company and Dr. de Notaristefani to provide six months’ notice of termination of employment, other than in connection with a termination for

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cause, death or disability. We may waive Dr. de Notaristefani’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Upon termination by the Company without cause, by Dr. de Notaristefani for good reason, or by Dr. de Notaristefani without good reason on or after July 1, 2020, Dr. de Notaristefani will generally be entitled to receive cash severance equal to the product of twelve times his monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Dr. de Notaristefani is also entitled to receive an amount equal to twelve times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for one year following termination and other restrictive covenants. In the event that his employment is terminated without cause within one year following certain mergers and as a result thereof, Dr. de Notaristefani will be entitled to an additional lump sum cash payment of $1.5 million.

Dr. de Notaristefani is also entitled to continued vesting in full of equity-based awards following termination without cause and continued vesting in full of equity-based awards following resignation with or without good reason on or after July 1, 2020.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Dr. de Notaristefani shall promptly repay Teva any such payments or benefits provided, in the event that he breaches his restrictive covenants.

Dr. Hafrun Fridriksdottir

Dr. Fridriksdottir’s employment terms generally require the Company and Dr. Fridriksdottir to provide six months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Dr. Fridriksdottir’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay her the monthly base salary and all additional compensation and benefits in respect of such waived period.

Upon termination by the Company without cause or by Dr. Fridriksdottir for good reason, Dr. Fridriksdottir will generally be entitled to receive cash severance equal to the product of six times her monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Dr. Fridriksdottir is also entitled to receive an amount equal to twelve times her monthly base salary, in consideration for, and conditioned upon, her undertaking not to compete with Teva for one year following termination and other restrictive covenants. In the event that her employment is terminated without cause within one year following certain mergers and as a result thereof, Dr. Fridriksdottir will be entitled to an additional lump sum cash payment of $1.5 million.

Because Dr. Fridriksdottir meets the requirements for a qualifying retirement and termination under the Company’s policy pursuant to its 2015 Long-Term Equity-Based Incentive Plan, if she is terminated without cause and the current retirement policy is in effect, she will be entitled to continued vesting of her outstanding awards granted by the Company after the acquisition of Actavis Generics. In addition, if she is terminated without cause, resigns for good reason, or resigns without good reason, she will be entitled to continued exercisability of vested options until the earlier of the applicable expiration date or two years after termination for equity awards originally granted to her by Allergan plc and converted into Company equity awards at the time she joined the Company following Teva’s acquisition of Actavis Generics, due to the legacy Allergan qualifying retirement policy.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Dr. Fridriksdottir shall promptly repay Teva any such payments or benefits provided, in the event that she breaches her restrictive covenants.

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Mark Sabag

Mr. Sabag’s employment terms generally require the Company and Mr. Sabag to provide nine months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. Sabag’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Mr. Sabag’s employment terms provide that in connection with his termination of employment, Mr. Sabag will be entitled to receive payments associated with termination as required pursuant to applicable Israeli law. In the event of retirement to pension at the statutory age, termination due to death or disability, termination without cause, or resignation for good reason, Mr. Sabag will be entitled to a make-up payment equal to his then monthly base salary multiplied by the number of his years of service, that together with severance amounts accumulated in his pension insurance fund account cannot exceed twice his then monthly base salary multiplied by the number of his years of service. In the event of a resignation without good reason, the make-up payment will be equal to half his then monthly base salary multiplied by the number of his years of service, that together with severance amounts accumulated in his pension insurance fund account cannot exceed 1.5 times his then monthly base salary multiplied by the number of his years of service. Mr. Sabag is also entitled to receive an amount equal to twelve times his monthly base salary, in consideration for and conditioned upon his undertaking not to compete with Teva for one year following termination. This amount would not be paid upon termination upon death and the Company has the sole discretion to determine if it is paid upon termination for cause. In the event that his employment is terminated without cause within one year following certain mergers and as a result thereof, Mr. Sabag will be entitled to an additional lump sum payment of $1.5 million.

Mr. Sabag is also entitled to continued vesting of equity-based awards for twenty-four months following termination without cause. In addition, in the event that his employment is terminated without cause within one year following certain mergers and as a result thereof, Mr. Sabag will be entitled to accelerated vesting of unvested equity upon termination.

The non-compete payment is subject to compliance with the non-compete covenant. In the event of a material breach, payment will cease and the Company will be entitled to reclaim amounts already paid.

Potential Payments Upon Termination or Change In Control

The following tables summarize the payments the NEOs would receive upon termination and completion of the required notice period at December 31, 2018. The U.S. dollar amounts in the tables below were converted from Israeli shekels, where needed, using the December monthly average exchange rate of 3.75 Israeli shekels per U.S. dollar.

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Executive Compensation

Payments Resulting From Termination without Cause or Resignation with Good Reason

Category	Kåre Schultz	Michael McClellan	Dr. Carlo de Notaristefani	Dr. Hafrun Fridriksdottir	Mark Sabag

Severance payments (1)	1,814,640	350,000	836,400	360,000	864,731
Non-compete payments (2)	4,000,000	700,000	836,400	720,000	579,919
Accrued vacation	0	0	0	0	50,007
Health benefits continuation	0	39,335	28,891	12,029	0
Post-termination equity vesting (3)(4)	26,993,959	0	4,743,701	2,716,418	853,713
Total amount without merger	$32,808,599	$1,089,335	$6,445,392	$3,808,447	$2,348,370
Post-merger termination payment (5)	2,000,000	1,500,000	1,500,000	1,500,000	1,500,000
Additional post-merger equity acceleration (6)	0	0	0	0	1,827,255
Total amount with merger	$34,808,599	$2,589,335	$7,945,392	$5,308,447	$5,675,625
(1)

In addition to the amounts reported above, Mr. Schultz would receive $185,360, and Mr. Sabag would receive $328,398, which amounts are already held in severance accounts on their behalf. For Mr. Sabag, the severance amount in the table would also be payable upon retirement to pension at the statutory age, or termination due to death or disability. Upon resignation without good reason Mr. Sabag would be entitled to a severance payment amount of $298,282 in addition to the amount accumulated in his severance accounts.

(2)

For Mr. Schultz, the non-compete payment would be paid, assuming his compliance with the non-compete covenant, in connection with terminations other than his termination by the Company for cause or his death. For Mr. Sabag the non-compete payment is also paid upon retirement to pension at the statutory age, termination due to disability, or resignation without good reason, and the Company has the sole discretion to determine if it is paid upon termination for cause.

(3)

Amounts reported are based on the price of a Teva share on December 31, 2018, the last trading day of 2018 ($15.42) and, with respect to PSUs, target performance, except for 2016-2018 PSUs, for which actual performance was used.

(4)

For Mr. Schultz the equity vesting also applies in the event of death or disability. For Dr. de Notaristefani, Dr. Fridriksdottir and Mr. Sabag, the equity vesting does not apply to resignation with good reason.

(5)	Assumes merger, which is the only change in control trigger for additional cash payments, followed by a termination without cause, or by Mr. Schultz with good reason, on December 31, 2018.
(6)

Mr. Sabag’s employment agreement provides for equity acceleration upon a post-merger involuntary termination without cause, which is the only change in control trigger for this equity acceleration. Amounts reported are based on the end of year stock price ($15.42) and, with respect to PSUs, target performance. The amount reported would be in addition to the amount reported under post-termination equity vesting.

Accelerated/Continued Equity Vesting Upon Death or Disability

Under our 2015 Long-Term Equity-Based Incentive Plan, upon death or disability, performance awards, such as PSUs, will immediately vest and pay out based on the target level of performance as of the date of termination, RSUs will immediately be vested and settled and options will immediately vest and remain exercisable through the original expiration date. For treatment of Mr. Schultz’s sign-on equity awards upon death or disability, see the summary of his termination terms above.

Under our 2010 Long-Term Equity-Based Incentive Plan, upon death or disability, RSUs, restricted shares and options will continue to vest, as if no termination had occurred, and will remain exercisable through

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Executive Compensation

their original expiration date or settle in accordance with the schedule set forth in the applicable award agreement.

Category	Kåre Schultz	Michael McClellan	Dr. Carlo de Notaristefani	Dr. Hafrun Fridriksdottir	Mark Sabag

Value (1)	$39,593,940	$1,716,971	$4,743,701	$2,805,931	$2,680,967
(1)

Amounts reported are based on the price of a Teva share on December 31, 2018, the last trading day of 2018 ($15.42) and, with respect to PSUs, target performance, except for 2016-2018 PSUs, for which actual performance was used.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Rosemary A. Crane (chair), Gerald M. Lieberman and Nechemia (Chemi) J. Peres. During fiscal year 2018, no member of the Compensation Committee was an employee, officer or former officer of Teva or any of its subsidiaries. During fiscal year 2018, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. During fiscal year 2018, none of our executive officers served on the Board of Directors or compensation committee of any entity that had one or more of its executive officers serving on Teva’s Board of Directors or Compensation Committee.

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Proposal 2: Advisory Vote on Compensation of Named Executive Officers

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “say-on-pay” vote, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our shareholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Teva Pharmaceutical Industries Limited approve, on a non-binding advisory basis, the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our shareholders about our executive compensation philosophy, objectives and program. Our Board and the Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program. Following our 2019 Annual Meeting, the next advisory vote on named executive officer compensation is expected to occur at the 2020 annual meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

The Board of Directors recommends that shareholders vote FOR the approval, on a non-binding advisory basis, of the compensation of Teva’s named executive officers, as disclosed in this Proxy Statement.

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Proposal 3: Approval of Amended Compensation Policy

Pursuant to the Israeli Companies Law, Israeli publicly traded companies are required to adopt a compensation policy regarding the terms of office and employment of their office holders. The compensation policy must be reviewed from time to time by the compensation committee and board of directors to ensure its alignment with the company’s compensation philosophy and to consider its appropriateness. The compensation policy must further be approved once every three years by the board of directors, after considering the recommendations of the compensation committee, and then by a Disinterested Majority of shareholders. To the extent a compensation policy is not approved by the shareholders, following re-discussion of the matter, generally the compensation committee and board of directors may nonetheless approve the compensation policy based on detailed reasoning, provided such approval is in the company’s best interest. Revisions to the compensation policy require the same approval process, unless otherwise provided by applicable Israeli law. We note that this approval vote of the compensation policy is in addition to and not in lieu of the annual advisory “say-on-pay” vote that we are required to hold as a U.S. domestic issuer, which appears in Proposal 2.

Teva’s Compensation Policy was approved at our 2013 annual general meeting of shareholders and amendments thereto were approved by shareholders at our 2015 and 2016 annual general meetings of shareholders.

Teva became a U.S. domestic issuer as of January 1, 2018. Thus, we are subject to the rules applicable to U.S. domestic issuers and are required to include in this Proxy Statement certain disclosures that were not required to include when Teva was a foreign private issuer, such as our CD&A as provided above.

Unlike “say-on-pay,” which is a retrospective shareholder advisory vote based on actual executive compensation granted in the previous year, the Compensation Policy serves as a shareholder approved prospective framework for the Compensation Committee and the Board when making compensation decisions generally for the following three-year period, which sets caps and other limitations. The Compensation Committee and the Board generally cannot approve any compensation that does not fall within the framework of Teva’s Compensation Policy without seeking shareholder approval. Therefore, and in light of our previous experience, we believe that Teva’s Compensation Policy must maintain flexibility to address Teva’s various human capital needs, including special circumstances that may arise during the respective three-year period. The compensation elements, caps and other limitations set forth in the Compensation Policy do not create an obligation or a promise to actually grant such compensation. The actual executive compensation design and amounts granted to our NEOs in the previous year are reflected in the CD&A and presented for shareholders advisory vote under Proposal 2.

Following the recommendation of the Compensation Committee, the Board of Directors has approved, and recommends that shareholders approve, the amended Compensation Policy, substantially in the form attached to this Proxy Statement as Appendix A. The Compensation Policy submitted for shareholder approval under this Proposal 3 addresses the requirements under the Israeli Companies Law and shall be in effect in accordance with the Israeli Companies Law, as long as such requirements are applicable to Teva. The proposed changes to our Compensation Policy reflect our unique status, subjecting us to both Israeli compensation policy requirements and U.S. compensation disclosure and “say-on-pay” requirements. In addition, these changes are intended to reflect experience gained in the implementation of the Compensation Policy as previously approved by our shareholders and in consultation with the Compensation Committee’s independent compensation consultant, Semler Brossy, while also taking into account considerations required under Israeli law.

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Proposal 3: Approval of Amended Compensation Policy

The material changes proposed in the amended Compensation Policy are as follows:

∎	Pay mix. The amended Compensation Policy widens the ranges of the annual equity-based compensation component and annual cash bonus component included within Teva’s optimal pay mix.

∎

Annual cash bonus. The amended Compensation Policy increases the maximum target annual cash bonus that may be granted to the CEO to 150% of the CEO’s annual base salary, modifies the maximum annual cash bonus payout to 200% of executive officer’s target annual cash bonus, and removes certain elements to simplify and avoid duplication with U.S. requirements (see also under “—Removal of other items” below).

∎	Equity-based Compensation:

∎	The amended Compensation Policy limits the maximum number of shares that may be settled in respect of a performance-based equity award to 250% of the target number of shares granted.

∎

The amended Compensation Policy modifies the vesting terms of equity-based awards so that the minimum full vesting period of all equity-based awards will be three years from the date of grant, while partial vesting can occur before this date.

∎

The amended Compensation Policy increases the maximum monetary grant date target value of the annual equity-based compensation that may be awarded to the CEO to $11 million and for any other executive officer to $4.5 million. These maximum values approximate our peer group 75th percentile.

∎	The amended Compensation Policy adds the possibility to front-load up to two future annual equity-based awards.

∎	Other cash or equity-based awards. The amended Compensation Policy adds the possibility to grant a special recognition award in the form of equity.

∎	Termination arrangements:

∎

In addition to severance payments mandated by applicable law, the amended Compensation Policy modifies the approach to severance payments, which may, in whole or in part, be in consideration of a non-compete undertaking or other customary covenants, to provide for severance payments that may be equal to (i) up to two times the executive officer’s annual base salary or with respect to the CEO, three times the CEO’s annual base salary, upon termination (combining the caps for severance and non-compete in the current Compensation Policy), or (ii) any amount provided under an executive officer’s existing terms prior to the Annual Meeting.

∎

The amended Compensation Policy eliminates the possibility to grant a special one-time discretionary payment of up to two times the annual base salary for executive officers who served in their position for more than ten years in acknowledgement of their special contribution.

∎	Director compensation. The amended Compensation Policy eliminates director eligibility to receive perquisites in connection with their service.

∎

Removal of other items. We removed certain other items from the Compensation Policy to avoid repetition between the Compensation Policy and our CD&A and to provide additional flexibility to Teva. Examples of such items include:

∎	A detailed description of our compensation philosophy and objectives;

∎	Additional annual cash bonus parameters, such as weighting ranges for company, business unit, and individual performance and threshold performance requirements; and

∎	A description of our stock ownership guidelines and our no-hedging and no-pledging policies.

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Proposal 3: Approval of Amended Compensation Policy

The overview above is a summary of material revisions included in the proposed Compensation Policy and is qualified in its entirety by reference to the full text of the proposed Compensation Policy, which is attached hereto as Appendix A. Our current Compensation Policy, as adopted by our shareholders at our 2016 annual shareholders meeting, is available at www.tevapharm.com. Information on our website is not part of the proxy materials and is not incorporated into the proxy statement by reference.

The Board of Directors recommends that shareholders vote FOR the approval of the amended Compensation Policy for Executive Officers and Directors, substantially in the form attached to this Proxy Statement as Appendix A.

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Proposal 4: Approval of Director Compensation

Pursuant to the Israeli Companies Law, any arrangement between Teva and a director relating to his or her compensation as a director or other position with Teva generally must be consistent with the Compensation Policy and must be approved by the Compensation Committee, the Board of Directors and holders of a majority of Teva ordinary shares participating and voting at the Annual Meeting, in person or by proxy or through their representatives.

For a description of Teva’s current non-employee director compensation and non-executive Chairman of the Board compensation, see “Proposal 1—Non-Employee Director Compensation” above.

Consistent with Teva’s current Compensation Policy and the proposed amended Compensation Policy in Proposal 3, the Board of Directors, following the approval of the Compensation Committee, has approved, and recommends that shareholders approve, the below compensation to be granted to each of Teva’s non-employee directors (whether currently in office or appointed in the future, including directors appointed at the Annual Meeting) and to Teva’s non-executive Chairman of the Board (whether currently in office or appointed in the future), without the need for further action or approval, with effect, subject to the approval of shareholders, as of January 1, 2019 (except for equity-based compensation which will be effective as of the date of the Annual Meeting).

In establishing the proposed director compensation structure, the Compensation Committee and the Board of Directors considered Teva’s compensation philosophy and the provisions of the current and proposed Compensation Policy, including market trends and comparative analysis of peer group companies, and worked in consultation with Semler Brossy, the Compensation Committee’s independent compensation consultant.

The proposed compensation structure is designed to better align the interests of non-employee directors and the non-executive Chairman of the Board with the interests of Teva and its shareholders over the long-term and provide them with a competitive compensation package, including greater weight on equity-based awards.

(a) Approval of the compensation to be provided to Teva’s non-employee directors:

The proposed compensation for non-employee directors consists of the following:

(i)

Board membership fee. Non-employee directors will be entitled to receive an annual cash fee of $130,000 by virtue of their membership on the Board of Directors, paid in U.S. dollars or in any other currency according to the applicable exchange rate published 15 days prior to payment. In the event that a non-employee director serves as a member of the Board during only part of a year, the non-employee director will receive a pro rata portion of the annual board membership fee.

(ii)

Committee membership fee. Non-employee directors serving on committees of the Board of Directors, will be entitled to receive annual cash payments by virtue of their service on any committee of the Board, in accordance with the amounts set forth below, paid in U.S. dollars or in any other currency according to the applicable exchange rate published 15 days prior to payment:

a.	$20,000 per annum to serve as a member of the Audit Committee; and $40,000 per annum to serve as chairperson of the Audit Committee;

b.	$15,000 per annum to serve as a member of the Compensation Committee; and $30,000 per annum to serve as chairperson of the Compensation Committee;

c.	$20,000 per annum to serve as a member on a special or ad-hoc committee of the Board; and $30,000 to serve as chairperson of such special or ad-hoc committee; and

d.	$10,000 per annum to serve as a member of any other standing Board committee that is not listed in sub-sections (a)-(b); and $20,000 per annum to serve as chairperson on such committee.

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Proposal 4: Approval of Director Compensation

In the event of service on a standing committee of the Board during only part of a year, the non-employee director will receive a pro rata portion of the committee service fees set forth above.

(iii)

Equity-based compensation. Each non-employee director who is in office immediately following any annual general meeting of shareholders of Teva (in this Proposal, an “Eligible Director”) will be granted an annual equity-based award in the form of RSUs which will be granted on the date of such annual general meeting of shareholders, or if such date falls within a blackout period or within the one week period immediately following the end of a blackout period, on the date that is one week following the end of such blackout period (the “Date of Grant”), as set forth below:

a.

Each year, on the Date of Grant, (i) each Eligible Director will receive such number of RSUs with an approximate aggregate fair market value of $160,000 as of the Date of Grant, calculated by dividing the above fair market value of such grant, as applicable, by the closing price per share of Teva’s ADSs on the NYSE on the Date of Grant (or by the closing price per share of Teva’s ordinary shares or ADSs on any other principal United States national securities exchange on which the ADSs or ordinary shares are listed and traded on the relevant Date of Grant), rounded to the nearest whole share (each such grant, an “Award”).

b.

Awards will be granted under Teva’s long-term equity-based incentive plan(s), as in effect from time to time. Awards will be subject to any stock ownership guidelines that Teva may adopt from time to time with respect to its directors.

c.	Each Award will vest in full on the first anniversary of the Date of Grant.

d.

Upon termination of an Eligible Director’s service as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested Award held by such Eligible Director will immediately become vested.

e.

A pro rata amount of such Award will be granted to any new Eligible Director appointed between Teva’s annual general meetings of shareholders. Such Award will be granted on the day following such appointment, or if such date falls within a blackout period or within the one week period immediately following the end of a blackout period, on the date that is one week following the end of such blackout period, and such date shall be deemed for the purpose of such grant the “Date of Grant.” The pro rata amount will be equal to the difference between (i) $160,000 and (ii) the product of (x) $160,000 divided by 12 and (y) the number of months (including partial months) in the period between the last annual general meeting of shareholders and the date of such appointment. Any prorated grant will also be subject to the terms set forth in this Proposal 4 (mutatis mutandis).

f.

In the event that an Eligible Director becomes an executive officer or employee of Teva and thus ceases to be an Eligible Director, Awards granted to such director will continue to vest subject to the same terms and conditions as originally granted. In the event that such director ceases to be a director of Teva thereafter, the provisions of subsection (d) above will apply.

g.

Awards granted to Eligible Directors will reduce the number of ordinary shares available for grant under the applicable Teva long-term equity-based incentive plan(s) by the ratio of the fair market value of an option to purchase ordinary shares (based on the Black-Scholes options pricing model), to the fair market value of such RSUs (based on the market value of the underlying shares less an estimate of dividends that will not accrue to the RSU holders prior to vesting), as of the Date of Grant.

VAT, if applicable, will be added to all compensation components mentioned in this Proposal 4.

In addition, Teva will reimburse or cover its non-employee directors for expenses (including travel expenses) incurred in connection with attending meetings of the Board of Directors and its committees or in performing other services for Teva in their capacity as non-employee directors in accordance with Teva’s Compensation Policy and Israeli law.

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Proposal 4: Approval of Director Compensation

The Board of Directors recommends that shareholders vote FOR the compensation to be provided to Teva’s non-employee directors as described herein.

(b) Approval of the compensation to be provided to Teva’s non-executive Chairman of the Board:

The proposed compensation for Teva’s non-executive Chairman of the Board consists of the following:

(i)

Chairman fee. An annual cash fee of $255,000 for service as Chairman, paid in U.S. dollars or in any other currency according to the applicable exchange rate published 15 days prior to payment. In the event that the non-executive Chairman of the Board serves in this capacity during only part of a year, a pro rata portion of this annual cash fee shall be paid;

(ii)

Chairman equity-based compensation. The non-executive Chairman of the Board of Teva will be granted an annual equity-based award in the form RSUs with an approximate aggregate fair market value of $285,000 as of the Date of Grant. The equity-based compensation of the non-executive Chairman of the Board shall be calculated under, and will be subject to the terms set forth in this Proposal 4 in sub-sections (a)(iii)(a)-(g) above (mutatis mutandis); and

(iii)	office and secretarial services at Teva’s offices, payment or reimbursement of reasonable expenses incurred in the course of his or her service to Teva, including travel and related expenses.

VAT will be added to the above compensation in accordance with applicable law.

The non-executive Chairman of the Board will not be entitled to any board or committee membership compensation other than as described in this Proposal 4(b).

The Board of Directors recommends that shareholders vote FOR the compensation to be provided to Teva’s non-executive Chairman of the Board as described herein.

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Proposal 5: Appointment of Independent Registered Public Accounting Firm

The Audit Committee recommends that, as required under Israeli law, shareholders appoint Kesselman & Kesselman, an independent registered public accounting firm in Israel and a member of PricewaterhouseCoopers International Limited (“PwC”), as Teva’s independent registered public accounting firm until Teva’s 2020 annual meeting of shareholders. PwC has been our independent registered public accounting firm since at least 1976.

Pursuant to Teva’s Articles of Association, the Board of Directors is authorized to determine the remuneration of Teva’s independent registered public accounting firm.

Representatives of PwC are expected to be present at the Annual Meeting and will also be available to respond to questions from shareholders. They also will have the opportunity to make a statement if they desire to do so.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Teva’s audited consolidated financial statements as of and for the year ended December 31, 2018.

The Audit Committee has also discussed with Kesselman & Kesselman the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Kesselman & Kesselman required by the applicable requirements of the PCAOB regarding Kesselman & Kesselman’s communication with the Audit Committee concerning independence and has discussed with Kesselman & Kesselman their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Teva’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Audit Committee of the Board of Directors

Gerald M. Lieberman, Chair

Amir Elstein

Murray A. Goldberg

Roberto A. Mignone

Policy on Pre-Approval of Audit and Non-Audit Services of Independent Auditors

Teva’s Audit Committee is responsible for overseeing the work of its independent auditors. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by PwC and other members of PricewaterhouseCoopers International Limited. These services may include audit services, audit-related services, tax services and other services, as further described below. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Other services are approved by the Audit Committee on an individual basis. Once services have been pre-approved, PwC and management then report to the Audit Committee on a periodic basis regarding the extent of services actually provided in accordance with the applicable pre-approval, and regarding the fees for the services performed. Such fees for 2018 and 2017 were pre-approved by the Audit Committee in accordance with these procedures.

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Proposal 5: Appointment of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

Teva paid the following fees for professional services rendered by PwC and other members of PricewaterhouseCoopers International Limited, for the years ended December 31, 2018 and 2017:

	2018	2017
	(U.S. $ in thousands)

Audit fees	$15,570	$16,800
Audit-related fees	535	482
Tax fees	2,450	4,025
All other fees	265	325
Total	$18,620	$21,332

The audit fees for the years ended December 31, 2018 and 2017 were for professional services rendered for the integrated audit of Teva’s annual consolidated financial statements and its internal control over financial reporting as of December 31, 2018 and 2017, review of consolidated quarterly financial statements, statutory audits of Teva and its subsidiaries, issuance of comfort letters, consents and assistance with review of documents filed with the SEC, as well as the audit of carve out financial statements prepared in connection with certain divestment activities.

The audit-related fees for the years ended December 31, 2018 and 2017 were for the following services: due diligence related to mergers and acquisitions, accounting consultations and employee benefit plan audits, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2018 and 2017 were for the following services: services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and tax advice, including assistance with tax audits and appeals, advice related to mergers and acquisitions, tax services for employee benefit plans and assistance with respect to requests for rulings from tax authorities.

All other fees for the years ended December 31, 2018 and 2017 were mainly for the pre-implementation review of an ERP system, providing general advice related to new processes, as well as for license fees for the use of accounting research tools and training regarding general financial reporting developments.

The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PwC’s independence.

The Board of Directors recommends that shareholders vote FOR the approval of the appointment of Kesselman & Kesselman, a member of PwC, as Teva’s independent registered public accounting firm until Teva’s 2020 annual meeting of shareholders.

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Presentation of 2018 Financial Statements

The Board of Directors has approved, and is presenting to shareholders for receipt and consideration at the Annual Meeting, Teva’s annual consolidated financial statements for the year ended December 31, 2018, which are included in Teva’s annual report on Form 10-K for the year ended December 31, 2018, available on Teva’s website at www.tevapharm.com.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that all reports for our executive officers, directors and owners of more than 10% of our ordinary shares that were required to be filed under Section 16 of the Exchange Act during 2018 were timely filed, except for the following: (i) the Form 3 to report the equity ownership of Dan Suesskind reported his ownership inaccurately and was amended to correct the error; (ii) one Form 4 reporting the disposition of shares by Mark Sabag was inadvertently filed late due to administrative error; and (iii) one Form 4 to report a grant of equity awards to Deborah A. Griffin was inadvertently filed late due to administrative error.

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Security Ownership

The following table describes, as of March 31, 2019, the beneficial ownership of Teva ordinary shares (and ADSs representing ordinary shares) by:

∎	each person we believe beneficially holds more than 5% of the outstanding ordinary shares based solely on our review of SEC filings;

∎	each of our named executive officers;

∎	each of our directors and director nominees; and

∎	all of our directors and executive officers as a group.

Beneficial Owner	Ordinary Shares Beneficially Owned ***		Percent of Ordinary Shares Outstanding ****
Beneficial Owners of More than 5% of Our Ordinary Shares

Capital Research Global Investors (1)	121,954,283		11.17%

Franklin Resources, Inc. (2)	64,128,532		5.87%

EuroPacific Growth Fund (3)	52,750,159		4.83%

Named Executive Officers and Directors:*

Dr. Sol J. Barer	4,942		*	*

Kåre Schultz	—		*	*

Rosemary A. Crane	10,792		*	*

Amir Elstein	1,998,648		*	*

Murray A. Goldberg	—		*	*

Jean-Michel Halfon	4,942		*	*

Gerald M. Lieberman	10,342		*	*

Roberto A. Mignone	1,500,000	(4)	*	*

Dr. Perry D. Nisen	—		*	*

Nechemia (Chemi) J. Peres	—		*	*

Prof. Ronit Satchi-Fainaro	—		*	*

Michael McClellan	44,955		*	*

Dr. Carlo de Notaristefani	509,945		*	*

Dr. Hafrun Fridriksdottir	90,750		*	*

Mark Sabag	387,311		*	*

All directors and executive officers as a group (21 persons)	5,367,819		*	*
*	The address of each named executive officer and director is c/o Teva Pharmaceutical Industries Limited, 5 Basel Street, Petach Tikva, Israel.
**	Represents less than 1%.
***	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act pursuant to which a person or group of persons is deemed to have “beneficial

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Security Ownership

ownership” of any ordinary shares with respect to which such person has (or has the right to acquire within 60 days) sole or shared voting power or investment power.
****	Percentage of beneficial ownership is based on 1,091,598,003 ordinary shares outstanding at March 31, 2019.
(1)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2019, by Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), which is deemed to be the beneficial owner of 121,954,283 ordinary shares. Capital Research Global Investors listed its address as 333 South Hope Street, Los Angeles, CA 90071.

(2)

Based solely on a Schedule 13G/A filed with the SEC on January 28, 2019, by Franklin Resources, Inc. (“FRI”), Charles B. Johnson and Rupert H. Johnson, Jr. (together, the “Franklin Reporting Persons”). The Franklin Reporting Persons beneficially own 64,128,532 ordinary shares. The 64,128,532 ordinary shares are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. The Franklin Reporting Persons listed their address as One Franklin Parkway San Mateo, CA 94403—1906.

(3)

Based solely on a Schedule 13G filed with the SEC on February 14, 2019, by EuroPacific Growth Fund, which is advised by CRMC and is deemed to be the beneficial owner of 52,750,159 shares ordinary shares. EuroPacific Growth Fund Global Investors listed its address as 333 South Hope Street, Los Angeles, CA 90071.

(4)

Held of record by Swiftcurrent Partners, L.P. and Swiftcurrent Offshore Master, Ltd. Bridger Management, LLC is the investment adviser to these funds and Mr. Mignone is the manager of Bridger Management, LLC. Mr. Mignone disclaims beneficial ownership of the 1,500,000 ordinary shares held of record by these funds, except to the extent of his indirect pecuniary interest therein.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 31, 2018, certain information related to our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
2015 Long-Term Equity-Based Incentive Plan	33,050,232	$32.19	76,605,456	(1)
2010 Long-Term Equity-Based Incentive Plan	19,624,295	$48.95	—	(2)
2008 Employee Stock Purchase Plan For U.S. Employees	—	—	4,323,703	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	52,674,527	$38.62	80,929,159	(1)
(1)	Includes awards that were cancelled or forfeited under the 2010 Long-Term Equity-Based Incentive Plan.
(2)	This plan expired and no future grants are available thereunder.
(3)	A total of 8,500,000 shares have been authorized for purchase at a discount under the plan.

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Related Party Transactions

Certain Relationships and Related Party Transactions

Since January 1, 2018, we had no related party transactions to report.

Approval of Related Party Transactions

The Israeli Companies Law requires that an “office holder” (as defined in the Israeli Companies Law) of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Israeli Companies Law, any transaction with an office holder or in which the office holder has a personal interest (other than with respect to such office holder’s Terms of Office and Employment, see “Executive Compensation—Compensation Discussion and Analysis—Compensation-Related Requirements of the Israeli Companies Law”) must be brought before the Audit Committee, in order to determine whether such transaction is an “extraordinary transaction” (defined as a transaction not in the ordinary course of business, not on market terms or likely to have a material impact on the company’s profitability, assets or liabilities).

Pursuant to the Israeli Companies Law, the Articles of Association and Teva written policy, in the event that the Audit Committee determines that the transaction is not an extraordinary transaction, the transaction will require only Audit Committee approval; if, however, it is determined to be an extraordinary transaction, Board approval is also required and, in some circumstances, shareholder approval may also be required. Such a transaction may only be approved if it is determined to be in the best interests of Teva.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under Israeli law, extraordinary transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, and any engagement with a controlling shareholder, or a controlling shareholder’s relative, with respect to the provision of services to the company or their Terms of Office and Employment as an office holder or their employment, if they are not an office holder, generally require the approval of the Audit Committee (or with respect to Terms of Office and Employment, the Compensation Committee), the Board of Directors and the shareholders. If required, shareholder approval must include (i) at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that (ii) the total shareholdings of the disinterested shareholders who vote against the transaction do not represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years.

A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages.

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Shareholder Proposals for the 2019 Annual Meeting and the 2020 Annual Meeting

Under Israeli law, one or more shareholders holding 1% or more of the voting rights of Teva may propose to include any matter appropriate for deliberation at a shareholders meeting to be included on the agenda of a shareholders meeting (including proposing the nomination of a candidate to the Board of Directors which will be brought for consideration by Teva’s Corporate Governance and Nominating Committee) by submitting such proposal within seven days of publication of Teva’s notice with respect to its general meeting of shareholders, or, if Teva publishes a preliminary notice at least twenty-one days prior to a publication of the notice of the meeting, stating its intention to convene such meeting and the agenda thereof, within fourteen days of such preliminary notice. Accordingly, any such shareholder holding 1% or more of the voting rights of Teva may request to include a proposal on the agenda of this Meeting by submitting such proposal in writing to Teva no later than April 23, 2019, at its executive offices at 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, Attn: Dov Bergwerk, Company Secretary. Under Teva’s Articles of Association, one or more shareholders holding 1% or more of the voting rights in Teva (or a shareholder interested in proposing the nomination of certain candidate(s) for election as director(s) for consideration by the Corporate Governance and Nominating Committee) may propose to include a matter on the agenda of the 2020 annual meeting of shareholders by submitting the proposal in writing to Teva at its executive offices at 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, Attn: Dov Bergwerk, Company Secretary, no later than 14 days after the date of first publication by Teva of its 2019 consolidated financial statements.

Any such shareholder proposal must comply with the requirements of applicable law and Teva’s Articles of Association. The requirements under Teva’s Articles of Association include providing information such as: (i) the number of ordinary shares held by the proposing shareholder, directly or indirectly, and, if any such ordinary shares are held indirectly, an explanation of how they are held and by whom; (ii) the shareholder’s purpose in making the request; (iii) any agreements, arrangements, understandings or relationships between the shareholder and any other person with respect to any securities of Teva or the subject matter of the request; and (iv) if the shareholder wishes to include a statement in support of his or her proposal in Teva’s proxy statement, if provided or published, a copy of such statement. If the proposal is to nominate a candidate for election to the Board of Directors, the proposing shareholder must also provide (a) a declaration signed by the nominee and any other information required under the Israeli Companies Law, (b) additional information in respect of the nominee as would be required in response to the applicable disclosure requirements in Israel or abroad, including the information responsive to Items 401, 403 and 404 of Regulation S-K under the U.S. Securities Act of 1933, as amended, to the extent applicable, (c) a representation made by the nominee of whether the nominee meets the objective criteria for an independent director of a company such as Teva under any applicable law, regulation or stock exchange rules, in Israel or abroad, and if not, then an explanation of why not, and (d) details of all relationships and understandings between the proposing shareholder and the nominee.

Under Rule 14a-8 of the Exchange Act, a shareholder proposal to be included in the proxy statement and proxy card for the 2020 annual general meeting of shareholders pursuant to Rule 14a-8 must be received at our principal office on or before December 20, 2019 and must comply with Rule 14a-8.

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Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the U.S. Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by Teva under those statutes, the information included under the caption “Compensation Committee Report” and those portions of the information included under the caption “Audit Committee Report” required by the SEC’s rules to be included therein shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Teva under those statutes, except to the extent we specifically incorporate these items by reference.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. Teva will promptly deliver a separate copy of the proxy statement, as well as its annual report, to you if you write to or call Teva at the following address or phone numbers: Teva Pharmaceutical Industries Ltd., 5 Basel Street, Petach Tikva, Israel, phone: +972 (3) 926-7516, Attn: Investor Relations or in the United States at +1 (215) 591-8912. If you want to receive copies of Teva’s proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone numbers.

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104     Teva Pharmaceutical Industries Ltd.  2019 Proxy Statement

Appendix A

Revised [•], 2019

Teva Pharmaceutical Industries Ltd.

Compensation Policy for Executive Officers and Directors

This document sets forth the compensation policy (the “Policy”) for executive officers and directors of Teva Pharmaceutical Industries Ltd. (“Teva” or the “Company”).

For purposes of this policy, “executive officers” shall mean “office holders” as such term is defined in the Israeli Companies Law, 5759-1999 (the “Israeli Companies Law”), including Teva’s Chief Executive Officer (the “CEO”) but excluding Teva’s directors, unless otherwise expressly indicated. This policy is subject to applicable law and is not intended, and should not be interpreted, to limit or derogate from applicable law to the extent not permitted.

Teva’s Human Resources and Compensation Committee (the “Committee”) and its Board of Directors (the “Board”) will periodically review this policy to ensure that its provisions and implementation are aligned with Teva’s compensation philosophy and applicable legal and regulatory requirements. This policy (as may be amended from time to time) shall apply to any compensation arrangement of an executive officer or director that is approved following its adoption.

The purpose of this policy is to address the requirements under the Israeli Companies Law and shall be in effect in accordance with the Israeli Companies Law and as long as such requirements are applicable to the Company.

This policy is not intended and should not be interpreted as providing for the grant or creating an obligation on the part of the Company to grant any compensation to all or any particular executive officer or director. Accordingly, the upper limits described herein are maximum parameters and not an entitlement or right for all or any particular executive officer or director.

Executive Officer Compensation

Objectives: To remain competitive in the global market for executive officers, Teva must attract and retain highly talented professionals with the necessary skills and capabilities to promote creativity and manage global operations while embodying the Company’s values. Due to Teva’s unique position as an Israeli company with an extensive global footprint, it aims to adopt a compensation program that matches those of similar global companies, while complying with applicable local laws.

Compensation Elements: Teva’s executive officers’ compensation packages are generally composed of the following elements:

∎	Base salary

∎	Cash bonuses

∎	Equity-based compensation

∎	Benefits and perquisites

∎	Termination arrangements

Pay Mix: Teva’s target range for the pay mix between the annual base salary, annual cash bonus and annual equity-based compensation granted to its executive officers is set forth below:

Target Range:

The target ranges express the optimal pay mix in the event that all performance measures are achieved at target levels as approved by the Committee and, if required by applicable law, the Board, and assume that all compensation elements described in the chart above are granted with respect to a full calendar year. Performance in any given calendar year that is lower than target levels or exceeds target levels may result in a payout in different percentages than those described above.

Base Salary: Base salaries provide stable compensation to executive officers, allow Teva to attract and retain qualified global executive talent and maintain a stable management team. Base salaries vary among executive officers, and will be individually determined according to each executive officer’s areas of responsibility, role and experience based on a variety of considerations, which may include, inter alia, professional background (education, skills, expertise, professional experience and achievements and previous compensation arrangements, as relevant), external competitiveness, job criticality and internal fairness.

Cash Bonuses: Generally, the cash bonus component aims to ensure that Teva’s executive officers are incentivized to reach Teva’s annual goals. Cash bonuses are designed to provide a significant pay-for-performance element of Teva’s executive compensation package. Cash bonuses may include annual and other cash awards.

∎

Annual cash bonus measurement criteria: The payout amount of annual cash bonuses with respect to any calendar year will be subject to achievement of quantitative and qualitative performance criteria and target levels as shall generally be determined by the Committee and, if required by applicable law, the Board.

The performance criteria may include measures which are based on: (i) actual financial and operational results, such as net revenues, sales, profit, cash flow, product quality, stock price, total shareholder return (“TSR”) and other strategic business criteria; and/or (ii) evaluation of the executive officer’s individual performance based on quantitative and/or qualitative performance measures, such as forming and implementing the Company’s strategy, leadership, professional achievements and team collaboration, or other Committee and, if applicable, Board, evaluation of such executive officer’s performance.

∎

Target annual cash bonus: The target annual cash bonus, which is the annual cash bonus amount that an executive officer will be entitled to receive upon achievement of 100% of his or her performance measures, will be up to 100% of the executive officer’s annual base salary. The target annual cash bonus for the CEO will be up to 150% of the CEO’s annual base salary.

∎	Maximum annual cash bonus payout: The maximum annual cash bonus payout will not exceed 200% of such executive officer’s target annual cash bonus.

Equity-based Compensation: Equity-based compensation is intended to incentivize and reward for future long-term performance, as reflected by the market price of Teva’s ordinary shares or American Depositary Shares and/or other performance criteria, and is used to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders. Equity-based compensation is also intended to attract, motivate and retain executive officers for the long term by (i) providing them with a meaningful interest in Teva’s share performance; (ii) linking equity-based compensation to potential and sustained performance; and (iii) spreading benefits over a longer performance cycle through the vesting period mechanism. Equity-based compensation may include annual and other equity awards.

∎

Time-based equity awards: Time-based equity awards may include a time-vesting period with no additional performance conditions. Time-based equity awards will have an overall vesting term of several years, structured in order to retain executive officers and maintain their commitment to increasing Company and shareholder value. These types of awards may include stock options, restricted stock, restricted stock units and/or other share-based awards.

∎

Performance-based equity awards: The amount and/or vesting of performance-based equity awards will be subject to achievement of performance criteria and target levels as shall be determined by the Committee and, if required under applicable law, the Board. Performance measurement criteria or targets will reflect, or will be steps toward the achievement of, key long-term goals that Teva seeks to achieve. Following the performance measurement period, additional vesting requirements may apply. The performance criteria will be based on measures, including, but not limited to, financial and/or operational measures, which may be determined as an absolute parameter (e.g., earnings per share, TSR, stock price and strategic goals) and/or a parameter that is relative to a peer group or index or other comparator group (e.g., ratio of Teva’s TSR to the peer group TSR). Performance-based equity awards may include performance stock units, shares and/or other share-based awards. The maximum number of shares settled for a performance-based equity award shall not exceed 250% of the target number of shares granted.

∎	Vesting of equity-based awards: The minimum full vesting period of all equity-based awards will be three years from the date of grant. Partial vesting can occur before this date.

∎

Maximum value of annual awards at grant date: The maximum monetary grant date fair value of the annual equity-based compensation granted to the CEO shall not exceed $11 million at target and to any other executive officer $4.5 million at target, provided, however, that the Committee and the Board shall have the authority to front-load up to two future annual awards and in such case the target pay mix shall be calculated to reflect such frontloading over the applicable years.

The Company may allow settlement in cash of equity-based compensation granted in accordance with the Company’s long-term equity-based incentive plan. In addition, from time to time, the Committee and the Board may consider determining a cap for the benefit deriving from the exercise of equity-based compensation.

Other Cash or Equity-based Awards: In special circumstances, the Company may determine that an executive officer is entitled to a cash and/or equity-based award in recognition of a significant achievement or for completion of an assignment. Such awards provide Teva the flexibility to adapt to unexpected or unaccounted for events or occurrences. The total value of such other awards granted in cash and/or in equity (at target based on grant date fair value) to an executive officer for any given calendar year will not exceed 50% of such executive officer’s annual base salary on the date granted. The payment of such cash amount and/or the vesting or settlement of such equity grant, as relevant, may be subject to the fulfilment of additional terms and conditions or based on a Committee and, if applicable, Board, evaluation, and the cash amount may be paid in several installments, as may be determined by the Committee and the Board.

Benefits and Perquisites: Benefit plans and perquisites have two main objectives: (i) compliance with legal requirements to provide certain benefits that are mandatory under applicable law (e.g., paid time off and pension plans) and (ii) attracting, motivating and retaining highly talented professionals from various locations and enabling relocation. Benefits and perquisites may vary depending on geographic location and other circumstances.

∎

Types of benefits and perquisites: Benefits and perquisites may include, in addition to benefits that are mandated by applicable law and/or generally provided to other employees (including related costs and expenses): car, transportation, travel, relocation (including family-related expenses, such as tuition and commuting), life and medical insurance and benefits (including for one’s family), accommodations (including fees associated with accommodation), telecommunication devices, media and computer equipment and expenses, and legal fee reimbursement.

One-time Grants: In circumstances deemed appropriate by the Company, executive officers may be awarded a one-time fixed cash or equity-based amount upon recruitment, promotion or due to special retention needs.

Termination Arrangements: Depending on the circumstances, Teva may provide certain post-service or post-employment benefits, compensation or protection to its executive officers, in addition to those mandated by applicable law, to help attract and retain highly talented professionals globally for leadership positions, and express recognition of such executive officers’ contributions to Teva during their tenure with the Company. Termination of service or employment arrangements will be determined considering the following factors, as relevant: circumstances of such termination (whether upon retirement, resignation, termination by the Company or otherwise), term of service or employment of the executive officer, his/her compensation package during such period, market practice in the relevant geographic location, Teva’s performance during such period and the executive officer’s contribution to Teva achieving its goals and maximizing its profits.

∎

Post-service or post-employment benefits, compensation or protection: Executive officers’ post-service or post-employment benefits, compensation or protection may include none, one or more of the arrangements described below, which are intended to encompass potential termination arrangements in a wide range of circumstances, including local market practice.

∎

Advance notice: Advance notice of termination for a certain period of time, not to exceed nine months, during which an executive officer will be entitled to receive regular compensation and benefits and will be required to continue to perform his or her duties, unless otherwise determined by the Company.

∎

Severance payment: A severance payment of (i) up to two times the executive officer’s annual base salary or with respect to the CEO, three times the CEO’s annual base salary, upon termination, or (ii) any amount provided under an executive officer’s terms prior to the Company’s 2019 annual general meeting of shareholders. This payment or any part thereof may also be subject to and/or in consideration for the executive officer’s undertaking not to compete with Teva or other customary covenants.

∎

Change in control: Upon termination of service or employment by the Company or, in certain circumstances by the executive officer, during the one year period following a change in control event as defined in Teva’s 2015 Long-Term Equity-Based Incentive Plan or any subsequent shareholder approved plan, an additional cash award of up to $1.5 million or with respect to the CEO, one times the CEO’s annual base salary upon termination. Such “double-trigger” arrangements may be granted in addition to any other post-service or employment arrangement, including equity benefits.

∎	Medical benefits: Continuation of medical and life insurance benefits for an executive officer and family for a period of up to 18 months following termination of service or employment.

∎

Acceleration, continued vesting and exercisability of equity-based compensation: The acceleration or continued vesting of equity-based compensation awards, as well as the post-termination exercise period for vested stock options, following termination of service or employment.

Internal fairness: The Company will review relevant internal ratios between executive officer compensation and the compensation of other employees, specifically the average and median values of other employee compensation, and its potential effect on the Company’s labor relations in connection with the review and approval of compensation to executive officers.

Other variable compensation parameters: The Committee and the Board have the right to reduce any executive officer’s variable compensation due to special circumstances as determined by the Committee and the Board. In addition, unless a larger proportion is permissible under applicable law and subject to the discretion of the Committee and the Board, no more than 20% of an executive officer’s total variable compensation at target shall be discretionary and/or subject to discretionary criteria.

Non-material changes to executive officers’ terms: Unless otherwise determined by the Committee and the Board, the CEO will be authorized to approve changes to terms for any other executive officer, provided that the value of such changes with respect to any calendar year does not exceed the value of such executive officer’s one month base salary.

Clawback: Teva’s executive officers are required to return any compensation paid to them on the basis of results included in financial statements that turned out to be erroneous and were subsequently restated, during the three year period following filing thereof. In such case, compensation amounts will be returned net of taxes that were withheld thereon, unless the executive officer has reclaimed or is able to reclaim such tax payments from the relevant tax authorities (in which case the executive officer will also be obligated to return such tax amounts).

In addition, in the event that it is discovered that an executive officer engaged in conduct that resulted in a material inaccuracy in Teva’s financial statements or caused severe financial or reputational damage to Teva, or in the event that it is discovered that an executive officer breached confidentiality and/or non-compete obligations to Teva (as determined by the Company), the Company shall have broad remedial and disciplinary authority. Such disciplinary action or remedy would vary depending on the facts and circumstances, and may include, without limitation, (i) termination of employment, (ii) initiating an action for breach of fiduciary duty, and (iii) seeking reimbursement of performance-based or incentive compensation paid or awarded to the executive officer, including by means of an offset to, or cancellation of, outstanding grants or opportunities.

The Company will determine applicable terms to enforce repayment of clawback amounts and may modify this clawback policy in accordance with applicable law and regulations.

Non-Employee Director Compensation

Objectives: Teva aims to attract and retain highly talented directors with outstanding educational background, qualifications, skills, expertise, professional experience and achievements, by providing a fair and competitive compensation program. This policy governs compensation to non-employee directors; any management or other employee directors will not receive separate compensation for their service as a director of the Company.

When considering director compensation, the Committee and the Board will review those matters mandated by Israeli law, and may review benchmarking data with respect to compensation of a peer group defined by Teva. The Committee and the Board may also consider directors’ previous and existing compensation arrangements, as well as changes in the scope of their duties or responsibilities.

Director compensation shall be subject to shareholder approval to the extent required under applicable law.

Elements: Director compensation may be comprised of one or more of the following elements:

∎	Board membership fee. Directors will generally be entitled to receive an annual cash payment by virtue of their membership on the Board;

∎

Committee membership fees. Directors will generally be entitled to receive an annual cash payment by virtue of their membership on one or more committees of the Board, which payments may vary by committee;

∎	Board/committee chairperson fees. The chair of the Board and/or the various committees of the Board may also receive additional annual cash payments for their extra service in such capacities;

∎

Annual equity-based compensation. Directors may also receive equity-based awards, which are intended to align directors’ interests with those of the Company and its shareholders over the long term. Such awards will generally be granted on an annual basis with a fixed grant date fair value and a time-based vesting or holding period of no less than one year from the date of grant which may be accelerated upon termination of service, all as approved by the Company’s shareholders from time to time; and

∎

Special contribution award/Additional fee. Any director who takes on increased duties on behalf of the Company as determined by the Board may receive additional cash payments and/or equity-based awards, in recognition of their increased duties.

The above compensation is designed to compensate directors for their services to the Company, without payment of additional per-meeting fees. Applicable value-added tax will be added to such compensation in accordance with applicable law.

Teva will reimburse or cover its directors for expenses (including travel and related expenses) incurred in connection with Board and committee meetings or performing their services for Teva in their capacity as directors, in accordance with Company policy.

Insurance, Indemnification and Release

Teva will release its directors and executive officers from liability and provide them with indemnification to the fullest extent permitted by law and its Articles of Association, and will provide them with indemnification and release agreements for this purpose. In addition, Teva’s directors and executive officers will be covered by directors’ and officers’ liability insurance policies.

Until otherwise determined, the release from liability and indemnification as approved by the shareholders of the Company at the Company’s 2012 annual general meeting shall apply to all current and future directors and executive officers. Such directors and executive officers shall be provided with indemnification and release agreements substantially in the form approved at the 2012 annual general meeting.

The Committee and the Board shall review Teva’s indemnification and release agreements and its directors’ and officers’ liability insurance policies from time to time, in order to ascertain whether they provide appropriate coverage. However, the Committee and the Board will not be obligated to recommend amendments to Teva’s Articles of Association or to its indemnification and release agreements, nor shall they be required to recommend procurement of additional insurance for directors and executive officers.

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TEVA PHARMACEUTICAL INDUSTRIES LIMITED (“TEVA”)

2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2019

PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TEVA

Teva’s Board of Directors recommends that you vote FOR all proposals. If you execute and return this proxy card without indicating any directions with respect to any matter, this proxy card will be voted FOR all proposals.

Information in respect of the undersigned:

Shareholder name:
Number of identity card or passport (country):
Corporation number:
Place of incorporation:
Number of Teva ordinary shares being voted:

The undersigned hereby constitutes and appoints each of Messrs. DOV BERGWERK and NETANEL DEROVAN, acting individually, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote with respect to the number of shares set forth above, standing in the name of the undersigned at the close of trading on the Record Date, at the 2019 Annual General Meeting of Shareholders, and at any and all adjournments thereof, with all the power that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as instructed on the reverse side.

In order to be counted, a duly executed proxy must be received by Teva by 9:00 a.m., Israel time, on June 7, 2019 (if not revoked prior to such time), unless determined otherwise by the chairman of the meeting, by submitting this proxy card to Teva’s executive offices at 5 Basel Street, Petach Tikva, 4951033 Israel to the attention of the Corporate Secretary.

In order to be counted, in addition to this proxy card: (i) shareholders registered in Teva’s shareholder register (Registered Holders) must also provide Teva with a copy of such Registered Holder’s identity card, passport or certificate of incorporation, as the case may be; and (ii) a shareholder registered pursuant to Section 177(1) of the Israeli Companies Law, 5759-1999, through a nominee company (Non-Registered Holders) must also provide Teva with an ownership certificate confirming such Non-Registered Holder’s ownership of Teva’s ordinary shares on the Record Date, which certificate must be approved by a member of the Tel Aviv Stock Exchange, as required by the Israeli Companies Regulations (Proof of Share Ownership for Voting at a General Meeting), 5760-2000. Non-Registered Holders may alternatively submit their votes through the electronic voting system of the Israeli Securities Authority at https//:votes.isa.gov.il.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. Any and all proxies heretofore given are hereby revoked.

(Continued and to be signed on the reverse side)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY

Matter on the Agenda:		Please vote by marking “X” in the correct box
		For	Against	Abstain
1.	ELECTION OF DIRECTORS:
(a) Amir Elstein
(b) Roberto A. Mignone
(c) Dr. Perry D. Nisen
2.	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION FOR TEVA’S NAMED EXECUTIVE OFFICERS
3.	TO APPROVE AN AMENDED COMPENSATION POLICY WITH RESPECT TO THE TERMS OF OFFICE AND EMPLOYMENT OF TEVA’S EXECUTIVE OFFICERS AND DIRECTORS
		Yes		No

Regarding Proposal 3, please indicate whether or not you are a “controlling shareholder” of Teva and whether or not you have a personal benefit or other interest in this Proposal 3.

IMPORTANT NOTE: If you do not complete this section, or if you indicate that you are a controlling shareholder or that you have a personal benefit or other interest in this Proposal 3, your vote on Proposal 3 will not be counted for purposes of the Disinterested Majority.

See the Proxy Statement for more information, including the definitions of these terms under the Israeli Companies Law.

Teva is not currently aware of any “controlling shareholder,” as defined under the Israeli Companies Law, and believes that the vast majority of its shareholders should not have a personal benefit or other interest in Proposal 3.

		For	Against	Abstain
4.	DIRECTOR COMPENSATION:
(a) TO APPROVE THE COMPENSATION TO BE PROVIDED TO TEVA’S NON-EMPLOYEE DIRECTORS
(b) TO APPROVE THE COMPENSATION TO BE PROVIDED TO TEVA’S NON-EXECUTIVE CHAIRMAN OF THE BOARD
5.	TO APPOINT KESSELMAN & KESSELMAN, A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LTD., AS TEVA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL TEVA’S 2020 ANNUAL MEETING OF SHAREHOLDERS

Signature	Date